UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Medtronic plc
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2022 Proxy Statement and Notice of Annual Meeting of Shareholders

PROXY
STATEMENT
and Notice of 2023 Annual General Meeting of Shareholders

Thursday, Oct. 19, 2023 - 8:00 a.m. local time - Dublin, Ireland

Notice of Annual General Meeting
Thursday, October 19, 2023

8:00 a.m. local time
Shelbourne Hotel, 27 St. Stephen’s Green, Dublin, Ireland

MEETING AGENDA
1.Electing, by separate resolutions, the eleven director nominees named in the proxy statement to hold office until the 2024 Annual General Meeting of Medtronic plc (the “Company”);
2.Ratifying, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2024 and authorizing, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration;
3.Approving, on an advisory basis, the Company’s executive compensation;
4.Approving the Company’s 2024 Employee Stock Purchase Plan;
5.Renewing the Board of Directors’ authority to issue shares under Irish law;
6.Renewing the Board of Directors’ authority to opt out of pre-emption rights under Irish law;
7.Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares;
8.Receiving and considering the Company’s Irish Statutory Financial Statements for the fiscal year ended April 28, 2023 and the reports of the directors and auditors thereon, and reviewing the affairs of the Company; and
9.Transacting any other business that may properly come before the meeting and any adjournments or postponements thereof..
Proposals 1, 2, 3, 4, 5 and 7 above are ordinary resolutions requiring a simple majority of the votes cast at the meeting to be approved. Proposal 6 is a special resolution requiring at least 75% of the votes cast at the meeting to be approved. All proposals are more fully described in this proxy statement. There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 28, 2023, or the directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.
RECORD DATE
Shareholders of record at the close of business on August 25, 2023, will be entitled to vote at the meeting.
ONLINE PROXY DELIVERY AND VOTING
As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders, and our Irish statutory financial statements available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual General Meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice will be mailed to shareholders on or about September 7, 2023 and will provide instructions on how you may access and review the proxy materials on the Internet and how to vote.

ADMISSION TO THE ANNUAL GENERAL MEETING
If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and either request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or Notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

August 11, 2023
By Order of the Board of Directors,

/s/ Ivan Fong
Ivan Fong
Executive Vice President, General Counsel and Secretary
Medtronic plc

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on October 19, 2023: This proxy statement, the Company’s 2023 Annual Report to Shareholders and our Irish Statutory Financial Statements for the year ended April 28, 2023, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.
If possible, please vote your shares over the internet using the instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and vote using the toll-free telephone number on the proxy card or by marking, signing, dating and mailing your proxy form in the postage-paid envelope that will be provided. Voting by any of these methods will not limit your right to vote during the Annual General Meeting. All proxies will be forwarded to the Company’s registered office electronically.

Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the Annual General Meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1, 3 and 4 are considered non-routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Table of Contents

PROXY SUMMARY	1	REPORT OF THE AUDIT COMMITTEE	73

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	11	AUDIT AND NON-AUDIT FEES	74

PROPOSAL 1 Election of Directors	12	PROPOSAL 2 Non-Binding Ratification of Appointment of Independent Auditor and Binding Authorization of the Board of Directors, Acting Through the Audit Committee, to Set Auditor Remuneration	75
Directors and Nominees	13

CORPORATE GOVERNANCE	19
Corporate Governance Principles	19
Board Performance Evaluations	19	PROPOSAL 3 Advisory Resolution to Approve Named Executive Officer Compensation (“Say-On-Pay”)	77
Lead Independent Director and Chairman; Executive Sessions	19
Board Role in Risk Oversight	20
Compensation Risk Assessment	21
Committees of the Board and Meetings	21	PROPOSAL 4 Approving the Company’s 2024 Employee Stock Purchase Plan	79
Director Independence	26
Related Party Transactions and Other Matters	27
Complaint Procedure; Communications with Directors	27	PROPOSAL 5 Renewal of the Board’s Authority to Issue Shares Under Irish Law	83
Codes of Conduct	28
Director Compensation	28

SHARE OWNERSHIP INFORMATION	31	PROPOSAL 6 Renewal of the Board Authority to Opt Out of Statutory Pre-Emption Rights Under Irish Law	84
Significant Shareholders	31
Beneficial Ownership of Management	31
Delinquent Section 16(a) Reports	32
		PROPOSAL 7 Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Medtronic Ordinary Shares	86
COMPENSATION DISCUSSION AND ANALYSIS	33
Executive Summary	34
Process	38
Fiscal Year 2023 Compensation Program Designs	41	QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	88
Fiscal Year 2023 Compensation Decisions	42
Executive Compensation Governance Practices and Policies	48	Voting by Proxy	88
Other Benefits and Perquisites	50	How Proxies will be Voted	88
		Voting at the Meeting	88
COMPENSATION COMMITTEE REPORT	52	Admission to the Meeting	89

EXECUTIVE COMPENSATION	53	OTHER INFORMATION	90
2023 Summary Compensation Table	53	Expenses of Solicitation	90
2023 Grants of Plan-Based Awards	56	Shareholder Proposals and Director Nominations	90
2023 Awards at Fiscal Year End	58	Delivery of Documents to Shareholders Sharing an Address	90
2023 Option Exercises and Stock Vested	62	Other	91
2023 Pension Benefits	62
2023 Nonqualified Deferred Compensation	64	APPENDIX A Financial and Non-GAAP Reconciliations	A-1
Potential Payments Upon Termination or Change of Control	66
Equity Compensation Plan Information	68
2023 CEO Pay Ratio	69	APPENDIX B Employee Stock Purchase Plan	B-1
2023 Pay Versus Performance	69

Proxy Summary
This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2023 Annual General Meeting of Shareholders

Date and Time:	Thursday, October 19, 2023 at 8:00 a.m. Local Time

Place:	Shelbourne Hotel 27 St. Stephen’s Green Dublin, Ireland

Commence Mail Date:	September 7, 2023

Record Date:	August 25, 2023

Advance Voting Methods and Deadlines

Method	Instruction	Deadline

Internet	Go to http://www.proxyvote.com and follow the instructions (have your proxy card or internet notice in hand when you access the website)
Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:
Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on October 16, 2023
Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on October 18, 2023

Telephone	Dial 1-800-690-6903 and follow the instructions (have your proxy card or internet notice in hand when you call)
Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on October 16, 2023
Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on October 18, 2023

Mail
If you received paper copies of our proxy materials, mark your selections on the enclosed proxy card
•Date and sign your name exactly as it appears on proxy card
•Promptly mail the proxy card in the enclosed postage-paid envelope

Return promptly to ensure it is received before the date of the Annual General Meeting
Shares held through the Medtronic Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan – 11:59 p.m., Eastern Standard Time, on October 16, 2023
Registered Shareholders or Beneficial Owners – 11:59 p.m., Eastern Standard Time, on October 18, 2023

MEDTRONIC  I  2023 Proxy Statement   1

Questions and Answers About Attending Our Annual General Meeting and Voting

The Company encourages you to review the questions and answers about the Annual General Meeting and voting beginning on page 88 to learn more about the rules and procedures surrounding the proxy and Annual General Meeting process, as well as the business to be conducted at the Annual General Meeting. If you plan to attend the Annual General Meeting in person, please direct your attention to the information following “Admission to the Meeting” on page 89.

IF YOU WISH TO ATTEND THE ANNUAL GENERAL MEETING, YOU MUST EITHER REQUEST AN ADMISSION TICKET IN ADVANCE OR BRING PROOF OF OWNERSHIP OF ORDINARY SHARES TO THE MEETING.
YOUR VOTE IS IMPORTANT! PLEASE CAST YOUR VOTE AND PLAY A PART IN THE FUTURE OF MEDTRONIC.

Voting Matters and Board Recommendations

Proposal		Board Recommendation	For More Information

Proposal 1 —	To elect, by separate resolutions, the eleven director nominees named in the proxy statement to hold office until the 2024 Annual General Meeting of the Company	“FOR” all nominees	Page 12
Proposal 2 —	To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2024 and to authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration	“FOR”	Page 75
Proposal 3 —	To approve in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote)	“FOR”	Page 77
Proposal 4 —	To approve the Medtronic plc 2024 Employee Stock Purchase Plan	“FOR”	Page 79
Proposal 5 —	To renew the Board’s authority to issue shares	“FOR”	Page 83
Proposal 6 —	To renew the Board’s authority to opt out of pre-emption rights	“FOR”	Page 84
Proposal 7 —	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares	“FOR”	Page 86

MEDTRONIC  I  2023 Proxy Statement   2

Director Nominees

You are being asked to vote, by separate resolutions, on the election of the following eleven Directors. Each Director nominee is elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 13.

					Committee Memberships						Other Current Public Boards (1)
Name	Age (1)	Director Since	Principal Position	Indep.	AC	CC	FFRC	NCGC	QC	STC

Craig Arnold(2)	63	2015	Chairman and Chief Executive Officer of Eaton Corporation	Y				C		M	1
Scott C. Donnelly	61	2013	Chairman, President and Chief Executive Officer of Textron, Inc.	Y	M			M		M	1
Lidia L. Fonseca	54	2022	Executive Vice President, Chief Digital and Technology Officer, Pfizer, Inc.	Y		M				M	1
Andrea J. Goldsmith, Ph.D.	58	2019	Dean of the School of Engineering and Applied Science at Princeton University	Y					M	C	2
Randall J. Hogan, III	67	2015	Retired Chairman of nVent Electric plc	Y	M		C				1
Gregory P. Lewis	52	2023(3)	Senior Vice President and Chief Financial Officer, Honeywell International Inc.	Y	M		M				—
Kevin E. Lofton	68	2020	Retired Chief Executive Officer of CommonSpirit Health	Y			M		C		1
Geoffrey S. Martha	53	2019	Chief Executive Officer of Medtronic plc	N							—
Elizabeth G. Nabel, M.D.	71	2014	Medical Advisor (Part-Time), Opko Health, Inc. Executive Vice President, Strategy (Part-Time), ModeX Therapeutics	Y		C			M		3
Denise M. O’Leary	65	2000	Private Venture Capital Investor	Y	C		M	M			1
Kendall J. Powell	69	2007	Retired Chairman and Chief Executive Officer of General Mills, Inc.	Y		M	M		M		—
(1)As of July 1, 2023.
(2)Lead Independent Director.
(3)Effective June 26, 2023.

AC:	Audit Committee	NCGC:	Nominating and Corporate Governance Committee	C:	Chair
CC:	Compensation Committee	QC:	Quality Committee	M:	Member
FFRC:	Finance and Financial Risk Committee	STC:	Science and Technology Committee

MEDTRONIC  I  2023 Proxy Statement   3

Corporate Governance Highlights

Strong Lead Independent Director See page 19	Annual Board and Committee Evaluation Processes See page 19	Robust Risk Management Program See page 20

Stock Ownership Guidelines for Named Executive Officers and Directors See pages 30 and 48	Annual Board of Director Elections and Majority Voting for Directors See page 2	Regular Executive Sessions of Independent Directors See page 19

ESG Oversight Responsibility See page 10	Sustainability and ESG Highlights See page 9	Corporate Governance Principles See page 19

High Ethical Standards Established in Written Policies and Actions (Includes Principles of Corporate Governance, Codes of Conduct, U.S. Patient Privacy Principles, Political Contribution Policy, Social Media, Human Rights, Artificial Intelligence and Policies Regarding Environmental, Health and Safety and the Use of Animals)
See page 28 and our investor relations website

MEDTRONIC  I  2023 Proxy Statement   4

2023 Nominee Director Board Composition

Independent Lead Director	Average Tenure 7.8 years	Director Average Age 62
Mandatory Retirement at Age 72
Gender and Racial Diversity
36% Female Representation	27% Racial Diversity

2023 Nominee Director Board Skills

Skills/Experience	Arnold	Donnelly	Fonseca	Goldsmith	Hogan	Lewis	Lofton	Martha	Nabel	O’Leary	Powell
Executive Leadership	✓	✓		✓	✓		✓	✓	✓		✓
Finance/Accounting/Strategic Transactions	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓
Health Care Industry	✓	✓	✓				✓	✓	✓	✓
Technology and Innovation		✓	✓	✓	✓	✓			✓	✓
Legal/Regulatory/Risk Management Governance							✓		✓
Global Operations	✓	✓	✓		✓	✓		✓			✓
Cybersecurity/IT			✓	✓		✓
Consumer Marketing/Brand Management	✓		✓		✓						✓

Skills Matrix - Definitions

Executive Leadership – Current or former CEO, COO or equivalent
Finance/Accounting/Strategic Transactions – Current or former CFO or chief accounting officer; Audit Committee Financial Expert; other finance or accounting expertise and experience; M&A or equivalent
Healthcare Industry – Experience in the healthcare industry, including as a physician/clinician
Technology and Innovation – Current or former chief R&D officer or equivalent; CEO or COO of a large, complex technology company; experience as a senior-level scientist or technology leader
MEDTRONIC  I  2023 Proxy Statement   5

Legal/Regulatory/Risk Management/Government – Current or former chief legal, regulatory or risk officer or equivalent; prior service as a high-level government official or regulator
Global Operations – Management of or responsibility for large, complex global operations
Cybersecurity/IT – Expertise and experience in cybersecurity or information technology; CIO, CISO or equivalent
Consumer/Marketing/Brand Management – Expertise and experience in consumer marketing or brand management

Director Selection Process

As part of its ongoing board refreshment process, the Nominating and Corporate Governance Committee has primary responsibility for identifying and evaluating candidates for appointment to the Company’s Board of Directors. Qualified individuals are also identified through independent third party search firms, independent recommendations, and from outreach through non-traditional channels to ensure a broad and diverse pool of candidates. Candidates engage in a rigorous review and interview process with the Company’s Nominating and Corporate Governance Committee, as well as with other members of the Board of Directors, including the Lead Independent Director. Candidates are assessed on such items as diversity of background including relevant skills, industry and other experience, and personal attributes, and an in-depth due diligence process is also conducted to ensure independence and integrity. At the conclusion of assessment and due diligence processes, the Nominating and Corporate Governance Committee presents qualified candidates to the full Board of Directors for review and approval. The Board of Directors has adopted a formal Board Diversity Policy to publicly codify the importance of and commitment to diverse representation on the Board of Directors.

Shareholder Outreach on Governance

The Company recognizes the value of shareholder engagement and takes a proactive approach to shareholder outreach on governance matters. Every year, the company has dialogue with many of its institutional investors, and specifically seeks input on governance, executive compensation, and strategic issues, as well as understanding their concerns and addressing their questions. The Company brings feedback from its shareholders to the Board; such feedback is instrumental to the Board’s decision-making process.

ENGAGEMENT CYCLE

Fiscal Year 2023 Performance Highlights

Medtronic is a leading global healthcare technology company, boldly attacking the most challenging health problems facing humanity and united by its Mission to alleviate pain, restore health, and extend life for millions of people around the world.

The Company’s fiscal year 2023 (“FY23”) financial performance was affected by significant supply chain issues and slower-than-expected recovery in procedure volumes, mainly in the first half of the year, and the unfavorable impact of volume-based procurement in China. The supply chain impact was most acute in Q1, particularly in the Surgical Innovations business, where raw material shortages limited product supply. Certain procedure volumes including elective percutaneous coronary interventions, gastrointestinal, transcatheter aortic valve replacement (TAVR), spinal cord stimulation, and some less emergent surgical procedures were slower to recover, primarily in developed markets as a result of continued healthcare system staffing challenges.

Organic revenue growth accelerated through the year as acute supply chain issues resolved in Q2 and Q3, and procedure volumes recovered. Despite operating environment challenges, Medtronic experienced strong growth in several product lines, including TAVR, Pacing, Core Spine in the U.S., and Diabetes in international markets. Consistent supply, procedure recovery, and innovative product introductions contributed to broad based strength as the Company exited FY23.

MEDTRONIC  I  2023 Proxy Statement   6

FY23 revenue of $31.2 billion decreased 1.4% as reported and increased 2.1% on an organic basis. FY23 GAAP diluted earnings per share (EPS) of $2.82 decreased 24%, while non-GAAP diluted EPS of $5.29 decreased 5%, primarily due to the impact of foreign exchange and inflationary impacts on raw materials and direct labor. Cash flow from operations was $6.0 billion. FY23 free cash flow was $4.6 billion. Free cash flow conversion from non-GAAP earnings was 65%, below the Company’s goal of achieving 80% or greater conversion from non-GAAP net earnings, primarily impacted by lower earnings and supply chain disruptions.
While navigating the challenging macro-economic environment, Medtronic continued to advance its long-term strategies of innovation-driven growth, operational excellence, and disciplined capital allocation and portfolio management, and had numerous highlights in FY23, including:
•Comprehensive Transformation – continued to execute comprehensive transformation to reduce complexity, enhance capabilities, drive efficiency, and improve portfolio management and capital allocation, all with the goal of positioning Medtronic for delivering durable growth;
•Scientific Evidence and Product Pipeline – advanced the innovation pipeline with over 210 active clinical trials conducted in FY23, as well as approximately 125 product approvals across the United States, European Union, Japan, and China;
•Future Innovation Investment – R&D spend of $2.7 billion to fuel innovative product pipeline, with disproportionate investment in the highest growth opportunities, including Structural Heart, Neurovascular, Diabetes, Cardiac Ablation Solutions, and Surgical Robotics;
•Environmental, Social, and Governance – included for second consecutive year in the Dow Jones Sustainability World Index (DJSI World) as one of the world’s leading companies for sustainability; named one of the 2023 World’s Most Ethical Companies by Ethisphere; signed commitment to the Science Based Targets Initiative (SBTi) as part of the Company’s journey toward decarbonization;
•Healthcare Access – Medtronic LABS has screened over 1.4 million people, with 100,000 lives improved, over 6,000 healthcare workers trained, and 37,000 patients actively managed;
•Health Equity – announced expansion of partnership with Amazon Web Services and the American Society for Gastrointestinal Endoscopy (ASGE) to deliver better colon screening in communities with low screening rates using Medtronic GI Genius intelligent endoscopy modules, with 133 systems placed at 62 facilities;
•Net Zero Carbon Emissions – progressed on ambition of achieving net zero carbon emissions within the Company’s operations and across its value chain (scopes 1, 2, & 3) by FY45, building upon its existing goal of reaching carbon neutrality by FY30;
•Inclusion, Diversity, and Equity (ID&E) – ranked #2 on DiversityInc’s 2023 Top 50 Companies for Diversity, up 8 spots from last year;
•Portfolio Management – announced the separation of the Patient Monitoring and Respiratory Interventions businesses in October 2022 and expect to complete 18 to 24 months from the announcement date; completed the divestiture of Renal Care Solutions to Mozarc Medical; completed the acquisition of Intersect ENT and Affera;
•Shareholder Returns – returned $4.0 billion to its shareholders, or 86% of free cash flow, through its growing dividend and net share repurchase.
To conclude with the Company’s most important statistic, Medtronic served over 74 million patients globally in FY23. More than two patients are benefiting from Medtronic therapies and services every second. This is a direct result of the dedication and passion of its global team of 95,000+ employees, collaborating with the Company’s partners in healthcare, to fulfill the Medtronic Mission.

Executive Compensation Philosophy

The Company’s compensation programs align the interests of all its executives, including named executive officers (“NEOs”), with those of the stakeholders, particularly shareholders. The Company’s programs are market-competitive to ensure it attracts, retains and engages highly talented executives with compensation packages established pursuant to the following principles:
•Market-Competitive. We benchmark and assess our program annually to ensure market-competitive target total direct compensation consisting of base salary, target annual cash incentive and long-term incentives. The benchmarking process ensures that each element of target total direct compensation is within a market competitive range relative to our 27-company Comparison Group.
•Pay for Performance. We emphasize pay for performance by making at least 75% of target total direct compensation payable to each NEO contingent on the attainment of annual and long-term Company performance goals. The commitment to pay for performance provides actual compensation outcomes with varying levels of competitiveness based on our absolute and relative performance results.
•Shareholder Value Alignment. We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and our Board-approved long-term strategic plan.
MEDTRONIC  I  2023 Proxy Statement   7

•ESG Metrics. Both Quality and Inclusion, Diversity, and Equity (ID&E) are components of our scorecard that directly impact payouts of our annual incentive plan. The quality goals can only reduce a payout, while the ID&E goals can increase or reduce a payout. Quality and ID&E also directly align to the Medtronic Mission, “To strive without reserve for the greatest possible reliability and quality in our products.”
Executive Compensation Program Design

Our executive compensation program design supports our philosophy by emphasizing incentives, specifically long-term incentives. As the graphs bellow highlight, a significant majority (85% - 92%) of target total direct compensation is variable via incentives.

MEDTRONIC  I  2023 Proxy Statement   8

Sustainability and ESG Highlights

Medtronic’s approach to sustainability and environmental, social and governance (“ESG”) is grounded in its Mission, which articulates the Company’s purpose and acknowledges its responsibility to contribute to human welfare; deliver the highest-quality products, therapies and services to patients; make a fair profit; recognize the personal worth of employees; and maintain good citizenship as a company.
The Company’s Mission has been its corporate sustainability roadmap for more than 60 years, and its relevance is magnified in today’s global business environment which calls upon companies to contribute in meaningful ways to sustainable development.
The Company’s priority ESG issues – which were identified by internal and external stakeholders and are distinctly aligned with the Mission – allow Medtronic to achieve sustainable growth while also contributing to the United Nations Sustainable Development Goals (“U.N. SDG”).

	MISSION	PRIORITY ESG ISSUES	U.N. SDG ALIGNMENT

Tenet 1	Contribute to human welfare… alleviate pain, restore health, extend life	•Innovation & Access •Integrated Care

Tenet 2	Direct growth in areas of biomedical engineering build on these areas through education and knowledge assimilation	•Innovation & Access •Integrated Care

Tenet 3	Strive without reserve for the greatest possible reliability and quality in our products…be recognized as a company of dedication, honesty, integrity, and service	•Product Quality & Safety •Technology & Device Safety •Data Privacy & Security •Ethics in Sales & Marketing •Corruption & Bribery •Transparency

Tenet 4	Make a fair profit…to meet our obligations, sustain our growth, and reach our goals	•Affordability & Fair Pricing •Climate Risk & Resilience •Responsible Supply Management •Product Stewardship

Tenet 5	Recognize the personal worth of all employees… advancement opportunity	•Inclusion & Diversity •Talent

Tenet 6	Maintain good citizenship as a company	As a good corporate citizen we use all of our resources, including philanthropy and community investment, to address our material ESG issues.

MEDTRONIC  I  2023 Proxy Statement   9

While Medtronic is committed to advancing performance related to all of the Company’s priority ESG issues, it elevates three that provide its greatest opportunity for global impact.

INNOVATION & ACCESS	PRODUCT QUALITY & SAFETY	INCLUSION & DIVERSITY

Increasing the availability of treatments to address significant disease burden, including those currently unmet, through therapy innovation, new application of existing technologies, and/or scientific cooperation and partnership, as well as accessibility to them through capacity building, infrastructure improvement, regulatory approval, and remote diagnosis or treatment.	Managing product quality as it relates to all key stakeholders – patients, physicians, hospital administrators and Medtronic businesses – through industry-leading design, reliability, manufacturability; supplier quality; global compliance and corrective action; and investments in personnel, training, IT tools and automation.	Advancing fair treatment and adequate representation of ethnicities and gender at all levels of our workforce through equal professional opportunities and pay and proactive inclusion of groups facing barriers. This includes cultivating strong employee engagement through global diversity networks and local employee-led affinity groups designed to help employees both professionally and personally.

Because climate risk and resilience are of growing concern to our stakeholders, Medtronic announced an ambition to be carbon neutral in the company’s owned and operated facilities (Scope 1 and 2) by FY30 and net zero across our value chain (Scope 3) by FY45, and we have posted a high-level decarbonization roadmap on Medtronic.com. To achieve these ambitions, in March 2023 Medtronic publicly committed to set emissions reduction targets grounded in climate science through the Science Based Targets initiative (SBTi). In addition, we continue to integrate climate risk assessment into business continuity and enterprise risk management processes.

ESG Governance and Management

Recognizing the significant impact that ESG issues have on the company’s ability to achieve sustainable growth, the Nominating and Corporate Governance Committee of the Company’s Board of Directors has responsibility to oversee the Company’s ESG performance, including the impacts of its operations on society and the environment.
An executive-level Sustainability Steering Committee, sponsored by the Chief Financial Officer, oversees the Company’s sustainability strategy, performance and disclosure related to the Company’s priority ESG issues.
The Company’s Sustainability Program Office identifies and drives performance on activities related to our material ESG issues, including emerging risks and opportunities, and escalates them to the Sustainability Steering Committee as appropriate. The program office also sets performance and disclosure expectations and engages stakeholders on relevant topics.
Performance and Disclosure

Medtronic has set public targets to reduce the environmental impacts of company operations since 2007 and released its third set of long-term targets through 2025 in the company’s 2020 Integrated Performance Report. The Global Human Rights, Responsible Supply Management and Product Stewardship programs continue to mature, as the company embeds management of these issues to achieve compliance with emerging regulations and customer and stakeholder expectations. Medtronic releases an Integrated Performance Report annually, which follows the guidance of the Global Reporting Initiative, Sustainability Accounting Standards Board and Task Force on Climate-related Financial Disclosures frameworks. This report outlines the Company’s sustainability management approach and performance related to its priority ESG issues, including key metrics and targets. Medtronic’s CEO also was among 60-plus executive officers who publicly adopted the World Economic Forum Stakeholder Capitalism Metrics which were identified by the International Business Council. The Company began identifying these metrics in its 2021 Integrated Performance Report. Medtronic also releases an annual Inclusion, Diversity and Equity Report that publicly shares the company’s efforts to create an inclusive work environment, remove bias, and amplify its impact in local communities.
MEDTRONIC  I  2023 Proxy Statement   10

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and Company performance objectives and targets, statements relating to the benefits of Medtronic’s acquisitions, product launches and business strategies, and Medtronic’s intent to return capital to shareholders through dividends and share repurchases. These and other forward-looking statements are based on the Company’s beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. Medtronic disclaims any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.
MEDTRONIC  I  2023 Proxy Statement 11

Proposal 1 – Election Of Directors

Directors and Nominees

The Company’s Board of Directors currently has twelve members, all of whom will serve until the 2023 Annual General Meeting, and each of whom has been nominated by the Board of Directors for reelection at the 2023 Annual General Meeting other than Richard H. Anderson. All eleven nominees for election at the 2023 Annual General Meeting are currently serving Medtronic directors who were elected by shareholders at the 2022 Annual General Meeting, other than Gregory P. Lewis, who, as previously announced, was appointed by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee, with an effective date of June 26, 2023. Proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement.
To be elected as a director, each nominee must be appointed by an ordinary resolution and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. If a nominee becomes unable or declines to serve, the individuals acting as proxies will have the authority to vote for any substitute who may be nominated in accordance with Medtronic’s Articles of Association. The Company has no reason to believe this will occur.
The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Company Secretary in writing at Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, D02 XH02, Ireland. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.
If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or to expand the size of the Board, it considers candidates from a variety of sources, including third-party search firms that assist with identifying, evaluating and conducting due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to review biographical information and background material relating to candidates, and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Governance Principles. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with Medtronic’s interests. Consistent with the formal Board Diversity Policy adopted by the Board in 2021, the Nominating and Corporate Governance Committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. When evaluating candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience, and community involvement, and input from other members of the Board.
After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to individuals who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other evaluations as it deems appropriate.
Shareholders who intend to participate in the Annual General Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider the candidacy) must comply with the procedures in Medtronic’s Articles of Association. Shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the procedures in Medtronic’s Articles of Association and Rule 14a-19 under the Exchange Act. For more information on these procedures, see the discussion under “Other Information — Shareholder Proposals and Director Nominations” on page 90 of this proxy statement.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.
MEDTRONIC  I  2023 Proxy Statement 12

NOMINEES FOR DIRECTOR FOR ONE-YEAR TERMS ENDING IN 2024:

Craig Arnold
Chairman and Chief Executive Officer Eaton Corporation

Age: 63

Director since: 2015; Lead Independent Director since: 2022

Committees:
Nominating and Corporate Governance (Chair), and Science and Technology

Experience:
Mr. Arnold has been Chairman and Chief Executive Officer of Eaton Corporation, a multinational power management company, since June 2016. From September 2015 to May 2016, Mr. Arnold served as President and Chief Operating Officer of Eaton Corporation. Prior to that, Mr. Arnold served as the Vice Chairman and Chief Operating Officer, Industrial Sector, of Eaton Corporation. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and Group Executive of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Mr. Arnold was appointed to the Board of Directors of Eaton Corporation in 2015. Mr. Arnold is a former director of Covidien plc.

Director Qualifications:
Mr. Arnold brings years of demonstrated executive leadership, senior management, and global operations experience including supply chain, manufacturing operations, sales and marketing and technology innovation. His position as Chief Executive Officer of the Eaton Corporation gives Mr. Arnold critical insights into the operational requirements of a large, multinational company including customers, end markets and talent development. In addition, as a CEO of a global company and through his experience previously serving on the Audit Committee of another public company, Mr. Arnold gained valuable knowledge and understanding of accounting principles and financial reporting rules and regulations, evaluating financial results, and generally overseeing the financial reporting process of a large public corporation.

Other Public Company Directorships:
Eaton Corporation

Scott C. Donnelly
Chairman, President and Chief Executive Officer Textron, Inc.

Age: 61

Director since: 2013

Committees:
Audit, Nominating and Corporate Governance, and Science and Technology

Experience:
Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, and became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Director Qualifications:
Mr. Donnelly’s qualifications to serve on the Board include more than two decades of business experience in innovation, manufacturing, operations, sales and marketing, portfolio management, talent development, and business processes. Mr. Donnelly also serves on the board of directors of another public company. In addition, Mr. Donnelly’s extensive executive decision-making experience, corporate governance work and diverse perspectives, add value and expertise to our board.

Other Public Company Directorships:
Textron, Inc.

MEDTRONIC  I  2023 Proxy Statement 13

Lidia L. Fonseca
Executive Vice President, Chief Digital and Technology Officer Pfizer, Inc.

Age: 54

Director since: 2022

Committees:
Compensation, and Science and Technology

Experience:
Lidia Fonseca is the Executive Vice President, Chief Digital and Technology Officer at Pfizer, Inc. where she is responsible for enterprise-wide digital, data and technology strategy, products and solutions, as well as the Learning and Development and Business Process Excellence functions, a position she has held since January 2019. Prior to her current role, Ms. Fonseca was the Senior Vice President and Chief Information Officer (CIO) at Quest Diagnostics from April 2014 to December 2018. Previously, Ms. Fonseca served as the Senior Vice President and CIO at Labcorp from 2008 to 2013. She was named to the list of 50 Most Powerful Latinas in 2020 and 2021 by the Association of Latino Professionals for America, was named a 2020 Healthcare Influencer and 2019 Healthcare Transformer by Medical, Marketing & Media, and she received the 2017 Forbes CIO Innovation Award.

Director Qualifications:
Ms. Fonseca’s qualifications to serve on the Board include her extensive industry experience leading and overseeing digital transformation initiatives, data deployment strategies, technology innovation and technology systems infrastructure at a number of different companies. Ms. Fonseca brings expertise in improving operational processes through automation and robotics, as well as identifying means to use advanced data analytics to deliver insights supporting better decision making. In addition, Ms. Fonseca’s direct to consumer-focused experience and perspective makes her a valuable member of our Board.

Other Public Company Directorships:
Tegna, Inc.

Andrea J. Goldsmith, Ph. D.
Dean of the School of Engineering and Applied Science Princeton University

Age: 58

Director since: 2019

Committees:
Quality, and Science and Technology (Chair)

Experience:
Dr. Goldsmith serves as the Dean of the School of Engineering and Applied Sciences at Princeton University. Prior to becoming Dean at Princeton, Dr. Goldsmith served as the Stephen Harris Professor in the School of Engineering at Stanford University from 2012-2020 and served as a professor, associate professor or assistant professor of Electrical Engineering at Stanford University since January 1999. Dr. Goldsmith also founded and served as Chief Technology Officer of Plume WiFi (formerly, Accerlera, Inc.) from August 2010 to August 2014 and Quantenna Communications, Inc. (formerly, mySource Communications, Inc.) from 2005 to 2009. In addition, Dr. Goldsmith is a member of the President’s Council of Advisers on Science and Technology and currently serves on the Technical Advisory Board of Cohere Technologies. Dr. Goldsmith is a frequent lecturer and writer regarding wireless technologies.

Director Qualifications:
Dr. Goldsmith’s qualifications to serve on the Board include her nationally recognized status in science and engineering, as a member of the National Academy of Engineering and the American Academy of Arts and Sciences and as a Fellow of the Institute of Electrical and Electronics Engineers. Dr. Goldsmith also serves on the board of directors of other public companies. Dr. Goldsmith’s academic research focuses on the design, analysis, and fundamental performance limits of wireless systems and networks, and her insights and perspectives on the intersection between fundamental science and technology developments and commercial innovation make her a valuable member of the Board.

Other Public Company Directorships:
Crown Castle International Corp., Intel Corporation

MEDTRONIC  I  2023 Proxy Statement 14

Randall J. Hogan, III
Former Chairman nVent Electric plc

Age: 67

Director since: 2015

Committees:
Audit, and Finance and Financial Risk (Chair)

Experience:
Mr. Hogan was the Chairman of nVent Electric plc, a manufacturing company for electrical connection and protection products, from May 2018 to May 2023. From January 2001 until May 2018, Mr. Hogan served as Chief Executive Officer of Pentair plc, an industrial manufacturing company, and was appointed Chairman in May 2002. From December 1999 to December 2000, he was President and Chief Operating Officer of Pentair, and prior to that he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he was President of the Carrier Transicold Division of United Technologies Corporation. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan is a past Chair of the board of the Federal Reserve Bank of Minneapolis. Mr. Hogan is a former director of Covidien plc. and Pentair plc.

Director Qualifications:
Having served as Chairman of nVent Electric plc and in the roles of Chairman, Chief Executive Officer, President and Chief Operating Officer of Pentair, Mr. Hogan offers a wealth of management experience and business acumen. Running a public company gave Mr. Hogan front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. Mr. Hogan’s service on the Board of Directors and Governance Committee of Unisys as well as on the Board of the Federal Reserve Bank of Minneapolis and service as former Chair of the Audit Committee of Covidien plc further augments his range of knowledge, providing experience on which he can draw while serving as a member of the Board and Audit Committee.

Other Public Company Directorships:
nVent Electric plc

Gregory P. Lewis
Senior Vice President and Chief Financial Officer Honeywell International Inc.

Age: 52

Director since: 2023

Committees:
Audit, and Finance and Financial Risk

Experience:
Mr. Lewis is the Senior Vice President and Chief Financial Officer of Honeywell International Inc., a position he has held since August 2018. Mr. Lewis joined Honeywell in 2006 as Chief Financial Officer of the former Performance Products business unit, a specialty chemicals and materials enterprise with a rapidly growing global footprint. Prior to his current role, Mr. Lewis was Vice President of Corporate Finance, where he led Treasury, Tax, Audit, Business Analysis and Planning, Investor Relations, M&A, Real Estate, Pension, Finance Operations and Enterprise Information Management (EIM). Formerly, he was Vice President, EIM; Vice President, Chief Financial Officer of the Automation and Control Solutions business group; Chief Financial Officer of Honeywell Process Solutions; and Vice President, Business Analysis and Planning.

Director Qualifications:
Mr. Lewis’s qualifications to serve on the Board include his more than 15 years of business, operational, financial management, and executive management experience. Mr. Lewis’s extensive experience at another global Fortune 500 company allows him to contribute valuable executive leadership, strategic portfolio management, risk management and financial operations insight to Medtronic. Mr. Lewis’s roles overseeing tax, treasury, audit, and other finance operations functions of a large multinational corporation make him a valuable member of the Board, the Finance and Financial Risk Committee, and the Audit Committee.

Other Public Company Directorships:
None

MEDTRONIC  I  2023 Proxy Statement 15

Kevin E. Lofton
Retired Chief Executive Officer CommonSpirit Health

Age: 68

Director since: 2020

Committees:
Finance and Financial Risk, and Quality (Chair)

Experience:
Mr. Lofton served as the Chief Executive Officer of CommonSpirit Health from February 2019, following the merger between Catholic Health Initiatives and Dignity Health, until his retirement in June 2020. Mr. Lofton previously served as the Chief Executive Officer of Catholic Health Initiatives from 2003 to 2019, and also held various executive management roles with Catholic Health Initiatives beginning in 1998. Mr. Lofton has also served as the Executive Director and Chief Executive Officer from 1993 to 1998 at UAB Hospital and from 1990 to 1993 at Howard University Hospital, as well as the Executive Vice President and Chief Operation Officer of University Medical Center – Florida from 1986 to 1990. In addition, Mr. Lofton served as the 2007 Chairman of the Board of the American Hospital Association, the largest health system trade association in the United States.

Director Qualifications:
Mr. Lofton’s qualifications to serve on the Board include over 40 years of executive experience in the healthcare industry as a senior level executive in hospital administration, most recently as Chief Executive Officer of CommonSpirit Health and Catholic Health Initiatives since 2003. Mr. Lofton’s long and broad experience leading healthcare provider organizations and his ability to successfully navigate evolving commercial, regulatory and public policy changes over time provide the Board with valuable perspective and insights. In addition, his extensive experience as a CEO along with his general business management expertise make Mr. Lofton a strong member of the Board.

Other Public Company Directorships:
Gilead Sciences, Inc.

Geoffrey S. Martha
Chairman of the Board and Chief Executive Officer, Medtronic plc

Age: 53

Director since: 2019

Committees:
None

Experience:
Mr. Martha is the Chairman of the Board of Directors and Chief Executive Officer of Medtronic. Mr. Martha assumed the role of CEO in April 2020 and became Chairman of the Board in December 2020. Prior to his role as Chairman and CEO, he served as President of Medtronic from November 2019 through April 2020 and joined the Board of Directors in November 2019. Previously, Mr. Martha served as Executive Vice President and President, Restorative Therapies Group, a role he held since August 2015. Mr. Martha previously served as Senior Vice President of Strategy and Business Development of Medtronic plc beginning in January 2015 and of Medtronic, Inc. beginning in August 2011. Prior to that, he served as Managing Director of Business Development at GE Healthcare from April 2007 to July 2011; General Manager for GE Capital Technology Finance Services from November 2003 to March 2007; Senior Vice President, Business Development for GE Capital Vendor Financial Services from February 2002 to October 2003; General Manager for GE Capital Colonial Pacific Leasing from February 2001 to January 2002; and Vice President, Business Development for Potomac Federal, the GE Capital federal financing investment bank from May 1998 to January 2001.

Director Qualifications:
Mr. Martha’s qualifications to serve on the Board include more than 20 years in business management, with over 15 years in the health care industry. Mr. Martha’s strong business experience leading the Company as Chief Executive Officer, as well as his history of success in development, implementation and execution of corporate strategy and executive management, make Mr. Martha a qualified and valuable member of the Board.

Other Public Company Directorships:
None

MEDTRONIC  I  2023 Proxy Statement 16

Elizabeth G. Nabel, M.D.
Medical Advisor (Part-Time), Opko Health, Inc. Executive Vice President, Strategy (Part-Time), ModeX Therapeutics

Age: 71

Director since: 2014

Committees:
Compensation (Chair), and Quality

Experience:
Dr. Nabel is the part-time Medical Advisor of Opko Health, Inc. since June 2023, and the part-time Executive Vice President, Strategy of ModeX Therapeutics, a company focused on immunotherapies for cancer and infectious disease, a position she began in March 2021. From 2010 to February 2021, Dr. Nabel served as the President of Brigham Health, a system including hospitals and physician organizations operating inpatient and outpatient facilities, clinics, primary care health centers, and diagnostic and treatment technologies, research laboratories, and postgraduate medical and scientific education and training programs. Dr. Nabel was also a Professor of Medicine at Harvard Medical School from 2010 to February 2021. Prior to that, Dr. Nabel held a variety of roles, including Director of the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training, and education programs to promote the prevention and treatment of heart, lung, and blood diseases, from 1999 to 2009. Dr. Nabel is an elected member of the National Academy of Medicine of the National Academy of Sciences. In addition, Dr. Nabel served on the Board of Directors of Moderna, Inc. from 2015 to July 2020, and re-joined the Moderna Board in March 2021. Dr. Nabel also serves on the Board of Directors of Lyell Immunopharma, Inc., Accolade, Inc. and the Lasker Foundation.

Director Qualifications:
Dr. Nabel’s qualifications to serve on the Board include extensive experience in the health care field, including senior positions with a number of research universities and organizations. Dr. Nabel has a deep understanding of medical sciences and healthcare innovation, as well as the physicians and other health care providers who are central to the use and development of the Company’s products. In addition, Dr. Nabel has extensive experience in operating, managing and overseeing a large, complex hospital system and physician organization, which bring value to our Board.

Other Public Company Directorships:
Moderna, Inc., Lyell Immunopharma, Inc., Accolade, Inc.

Denise M. O’Leary
Private Venture Capital Investor

Age: 65

Director since: 2000

Committees:
Audit (Chair), Finance and Financial Risk, and Nominating and Corporate Governance

Experience:
Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center. Ms. O’Leary is a former director of US Airways Group, Inc. and Calpine Corporation. In addition, Ms. O’Leary is a member of the Board of Trustees of the University of Denver, where she served as Chair from July 2018 until June 2022.

Director Qualifications:
Ms. O’Leary’s qualifications to serve on the Board include her extensive experience with companies, including technology companies, at a variety of stages and her success in analyzing the business strategy, operational plans and structure, and financial deal models of these companies. She also serves on the board of directors of another public company. Her financial expertise, experience in the oversight of risk management, and thorough knowledge and understanding of capital markets provide valuable insight with regard to corporate governance and financial matters.

Other Public Company Directorships:
American Airlines Group, Inc.

MEDTRONIC  I  2023 Proxy Statement 17

Kendall J. Powell
Retired Chairman and Chief Executive Officer General Mills, Inc.

Age: 69

Director since: 2007

Committees:
Compensation, Finance and Financial Risk, and Quality

Experience:
Mr. Powell was Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, from 2008 until December 2017 and was Chief Executive Officer of General Mills, Inc. from 2007 until June 2017. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006. He was Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979. Mr. Powell is a former director of General Mills, Inc. Mr. Powell is also the past Chair of the University of Minnesota Board of Regents.

Director Qualifications:
As a retired Chairman and former CEO of a Fortune 500 company, Mr. Powell brings more than three decades of business, operational and management experience in the U.S. and internationally. Mr. Powell has also served on the board of directors of another public company. His extensive marketing, direct-to-consumer expertise, executive decision-making and corporate governance experience make Mr. Powell a valuable director.

Other Public Company Directorships:
None

MEDTRONIC  I  2023 Proxy Statement 18

Corporate Governance
Corporate Governance Principles

The Board of Directors has adopted Principles of Corporate Governance (the “Governance Principles”). The Governance Principles describe Medtronic’s corporate governance practices, policies, and framework. Among other things, the Governance Principles include the provisions below.

•A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Geoffrey S. Martha is an employee and is not independent.
•Medtronic maintains Audit, Compensation, Finance and Financial Risk, Nominating and Corporate Governance, Quality, and Science and Technology Committees, each of which consist entirely of independent directors.
In 2021 the Board of Directors adopted a formal Board Diversity Policy to publicly codify the importance of and commitment to diverse representation on the Board of Directors. The Company’s Governance Principles, the charters of the Audit, Compensation, Finance and Financial Risk, Nominating and Corporate Governance, Quality, and Science and Technology Committees, our codes of conduct and our Board Diversity Policy are published on the Company’s website at www.medtronic.com/us-en/about/corporate-governance/overview.html. These materials are available in print to any shareholder upon request. From time to time, the Board reviews and updates these documents as it deems necessary and appropriate to keep abreast of governance regulations.
Board Performance Evaluations

Pursuant to the Company’s Governance Principles, the Board of Directors, all Committees, and each individual Director undergo an annual performance self-evaluation process. The evaluation process encourages candid feedback from each Director to foster transparency and help ensure the effectiveness, leadership and cooperation of members of the Board and each Committee.
Surveys are administered by the Corporate Secretary’s office to each director regarding the Board and the Committee(s) on which the director served during the fiscal year, followed by Lead Independent Director review to identify any potential areas of concern. In addition, the Lead Independent Director meets individually with each Director to solicit feedback. Results are presented and discussed with each Committee and the full Board.
Surveys and evaluations assess the following, among other factors:
•Efficiency and effectiveness
•Communication and open discussion
•Opportunities for improvement
•Satisfaction with performance of third-party consultants
•Board and Committee structure and operating mechanisms
•Cooperation and access between Board and Company management
Medtronic believes that the self-evaluation and feedback are important tools for improvement and the continued effectiveness of the Board and Committees, and as a result, the Company.
Lead Independent Director and Chairman; Executive Sessions

The Company’s Board of Directors selects the Company’s Chairman of the Board in the manner it determines to be in the best interests of the Company. Geoffrey S. Martha is Chairman of the Board and Chief Executive Officer. The Board believes it is appropriate for Mr. Martha to serve as Chairman of the Board due to his extensive knowledge of, and experience in, the global health care industry generally and in the medical device industry specifically. This knowledge and experience is critical in identifying strategic priorities and providing unified leadership in the execution of strategy. The Company believes that Mr. Martha’s experience and knowledge as the Chief Executive Officer of the Company, combined with his role as Chairman of the Board, is an asset to Medtronic and promotes efficient board functioning, with independent board leadership provided by the Lead Independent Director.
Under Medtronic’s Principles of Corporate Governance, the independent directors annually elect a Lead Independent Director to ensure the integrity of independent board leadership is maintained and to oversee the periodic refreshment of Board leadership
MEDTRONIC  I  2023 Proxy Statement 19

roles. The Company’s current Lead Independent Director is Craig Arnold, who succeeded Scott C. Donnelly as Lead Independent Director in March 2022.
As Lead Independent Director, Mr. Arnold’s duties include:
•presiding as chair of regularly scheduled meetings of the independent directors, and presiding as chair of Board meetings at which the Chairman of the Board is not in attendance;
•reviewing and approving the agenda for each meeting of the Board of Directors and each of its committees;
•leading Board discussion;
•overseeing the directors’ annual evaluation of the Board and each of its committees and advising the Chairman of the Board on the conduct of Board meetings;
•facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two;
•overseeing the process for identifying and evaluating Board nominees, as the chair of the Nominating and Corporate Governance Committee;
•leading the process for assessing appropriate committee leadership and membership on a periodic basis;
•recommending, as appropriate, changes to governance policies and practices;
•reviewing all committee materials; and
•acting as the focal point on the Board for suggestions from non-management directors, especially on sensitive issues.
In keeping with Medtronic’s commitment to corporate governance best practices, Mr. Arnold also takes the lead in both the Board’s ongoing, thoughtful evaluation of Medtronic’s governance structure and constructive shareholder engagement on emerging governance issues. Medtronic’s accountability to its shareholders is clearly indicated by its openness to their engagement, including through its proxy access policy and strong Lead Independent Director. In this role, Mr. Arnold ensures that he is available, if appropriately requested by shareholders, for consultation and direct communication.
In fiscal year 2023 the Board held five regular meetings and two special meetings. At each regular Board and committee meeting, the independent directors meet in executive session with no Company management present.
Board Role in Risk Oversight

The Company’s Board of Directors, in exercising its overall responsibility to oversee the management of the business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition-related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board is also deeply engaged in the Company’s Enterprise Risk Management (“ERM”) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks that program has identified. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:
•Audit Committee: Assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees the internal controls and compliance activities. The Audit Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and certain contingent liabilities and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.
•Finance and Financial Risk Committee: Assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its significant financial risks and certain contingent liabilities.
•Compensation Committee: Assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.
•Nominating and Corporate Governance Committee: Assists the Board of Directors in its oversight of risk relating to the Company’s actions and governance policies in furtherance of its corporate social responsibility, including considering the sustainability and impact of the Company’s business operations on employees, citizens, communities and the environment.
•Quality Committee: Assists the Board of Directors in its oversight of risk relating to product quality and safety.
•Science and Technology Committee: Assists the Board of Directors in its oversight of risk relating to product technology and technological innovation.
MEDTRONIC  I  2023 Proxy Statement 20

Compensation Risk Assessment

The Company conducted a risk assessment of its compensation policies and practices during fiscal year 2023 and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The framework for the assessment was developed using materials from the Compensation Committee’s independent consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”). The Company evaluated its compensation plans and practices against the established framework and noted the following:
•Base salaries at Medtronic are generally competitive in the median range of the executive compensation peer companies, not subject to any performance risk and act as a meaningful component of total compensation for most Medtronic employees.
•Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance and between cash and equity compensation. In addition, the Company’s practice of establishing long-term incentive performance targets at the beginning of each of its overlapping three-year performance periods increases the incentives for sustained value creation.
•Short-term and long-term incentive plans cap payouts to mitigate excessive risk in any one specific performance period.
•Short-term incentive performance goals are recalibrated annually, based upon Medtronic’s annual operating plan approved by the Board, and are different from the long-term performance measures.
•Executives and directors are subject to stock ownership and retention guidelines that require directors to maintain ownership of Medtronic stock equal to five times their annual retainer, Medtronic’s CEO to maintain ownership of Medtronic stock equal to six times his annual salary, and other NEOs to maintain Medtronic stock equal to three times their annual salary. Until the ownership guideline is met, the CEO and directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards, and other NEOs must retain 50% of such shares.
•Improper payments or gains from incentives and equity compensation are subject to clawback.
Committees of the Board and Meetings

The Company’s standing Board committees consist solely of independent directors, as defined in the New York Stock Exchange (“NYSE”) Corporate Governance Standards. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2023. In addition, it has been the longstanding practice of Medtronic for all directors to attend the Annual General Meeting of Shareholders. All directors serving at that time attended the last Annual General Meeting.
MEDTRONIC  I  2023 Proxy Statement 21

The following table summarizes (i) the membership of the Board as of the end of fiscal year 2023, (ii) the members of each of the Board’s standing committees as of the end of fiscal year 2023, and (iii) the number of times each standing committee met during fiscal year 2023.
AS OF APRIL 28, 2023(1)

	Board	Audit	Compensation	Finance and Financial Risk	Nominating and Corporate Governance	Quality	Science and Technology

Richard H. Anderson(2)	✓	✓	✓	✓
Craig Arnold	✓						✓
Scott C. Donnelly	✓	✓			✓		✓
Lidia L. Fonseca	✓		✓				✓
Andrea J. Goldsmith, Ph.D.	✓					✓
Randall J. Hogan, III	✓	✓
Kevin E. Lofton	✓			✓
Geoffrey S. Martha
Elizabeth G. Nabel, M.D.	✓					✓
Denise M. O’Leary	✓			✓	✓
Kendall J. Powell	✓		✓	✓		✓
Number of fiscal year 2023 meetings	7(3)	10	6	4	4	5	4
✓ Member
    Chair
(1) Mr. Lewis joined the Board effective June 26, 2023, and is a member of the Audit Committee and the Finance and Financial Risk Committee.
(2) Mr. Anderson was not nominated for reelection at the 2023 Annual General Meeting
(3) The Board held five regular meetings and two special meetings in fiscal year 2023.
The principal functions of the six standing committees — the Audit Committee, the Compensation Committee, the Finance and Financial Risk Committee, the Nominating and Corporate Governance Committee, the Quality Committee, and the Science and Technology Committee — are described below.

Audit Committee(1)

Denise O’Leary (Chair) Richard H. Anderson Scott C. Donnelly Randall J. Hogan III Gregory P. Lewis (effective June 26, 2023)	Number of meetings during Fiscal Year 2023 10
Responsibilities:
•Overseeing the integrity of Medtronic’s financial reporting
•Overseeing the independence, qualifications and performance of Medtronic’s external independent registered public accounting firm and the performance of Medtronic’s internal auditors
•Overseeing Medtronic’s compliance with applicable legal and regulatory requirements
•Reviewing with the General Counsel and independent registered public accounting firm: legal matters that may have a material impact on the financial statements; any fraud involving management or other employees who have a significant role in Medtronic’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Medtronic’s financial statements and accounting or compliance policies
•Reviewing annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommending to the Board whether the financial statements should be included in Medtronic’s Annual Report on Form 10-K
•Reviewing and discussing with management and Medtronic’s independent registered public accounting firm quarterly financial statements and earnings releases
MEDTRONIC  I  2023 Proxy Statement 22

•Reviewing major issues and changes to Medtronic’s accounting and auditing principles and practices, including analyses of the effects of non-GAAP financial measures, regulatory and accounting initiatives and off-balance sheet structures on Medtronic’s financial statements
•Discussing policies with respect to risk assessment and risk management, including risks affecting Medtronic’s financial statements, operations, business continuity, and reputation and the reliability and security of the Company’s information technology and security systems, and the steps management has undertaken to monitor and control such exposures
•Undertaking the appointment, compensation (subject to the requirements of Irish corporate law), retention and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee
•Pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for the engagement of the independent registered public accounting firm to provide auditing and permitted non-audit services
•Reviewing, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review and any recent investigations by regulatory or professional agencies, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and Medtronic
•Reviewing the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considering whether there should be rotation of the lead partner or the independent auditor itself
•Establishing clear policies for hiring current and former employees of the independent registered public accounting firm
•Preparing the Report of the Audit Committee as required by the rules and regulations of the Exchange Act
•Meeting with the independent registered public accounting firm prior to the audit to review the scope and planning of the audit
•Reviewing the results of the annual audit examination
•Reviewing with the independent registered public accounting firm its evaluation of Medtronic’s identification of, accounting for, and disclosure of related party transactions
•Advising the Board with regard to Medtronic’s policies and procedures regarding compliance with laws and regulations
•Considering, at least annually, the independence of the independent registered public accounting firm
•Reviewing the adequacy and effectiveness of Medtronic’s internal control over financial reporting, including information technology and security systems related to internal controls, and disclosure controls and procedures
•Reviewing with the independent registered public accounting firm and the Vice President, Corporate Audit the performance of Medtronic’s internal audit function and the results of any significant internal audits
•Reviewing candidates for the positions of Chief Financial Officer and Controller of Medtronic and providing oversight with respect to the appointment, performance assessment and replacement of the Vice President, Corporate Audit
•Receiving reports from management regarding, and review compliance processes relating to Medtronic’s Code of Conduct and related policies
•Receiving reports from the Chief Ethics and Compliance Officer regarding the performance of the global compliance program
•Establishing procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters
•Meeting privately in separate executive sessions periodically with management, internal auditors and the independent registered public accounting firm
•Meeting privately in executive session with the Chief Ethics and Compliance Officer, and approving any decisions with regard to hiring, terminating, disciplining, or compensating the Chief Ethics and Compliance Officer
(1)    The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Board also determined that all members have acquired the attributes necessary to qualify them as “audit committee financial experts” as defined by applicable SEC rules.
Audit Committee Pre-Approval Policies
Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. The Company’s Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Company obtains the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and do not permit any delegation of the Audit Committee’s responsibilities to management. The Audit
MEDTRONIC  I  2023 Proxy Statement 23

Committee may delegate pre-approval authority to one or more of its members, but such member(s) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee(1)(2)

Elizabeth Nabel, M.D. (Chair) Richard H. Anderson Kendall J. Powell Lidia L. Fonseca	Number of meetings during Fiscal Year 2023 6
Responsibilities:
•Periodically reviewing executive compensation philosophy and significant other compensation programs
•Providing oversight and recommending Company-wide incentive compensation and equity-based compensation programs
•Annually reviewing Senior Management compensation programs (which we define as any person who meets the definition of “officer” under Section 16 of the Securities Exchange Act of 1934, as amended)
•Annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chairman & Chief Executive Officer and all other Senior Management
•Annually determining and approving the total compensation of the Chairman & Chief Executive Officer, based on its own evaluation of performance in light of the goals and objectives
•Annually approving the total compensation of all other Senior Management
•Reviewing and approving stock and other long-term incentive awards
•Monitoring compliance by the Chairman & Chief Executive Officer and Senior Management with the Company’s stock ownership guidelines
•Annually reviewing Medtronic’s qualified benefit plans and nonqualified benefit plans
•Periodically reviewing severance arrangements for Senior Management and recommending changes to the Board as needed
•Reviewing and discussing with management the Compensation Discussion and Analysis required by the rules of the SEC and recommending to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement
•Assisting the Board in reviewing results of any shareholder advisory votes on executive compensation, responding to other shareholder communications that relate to the compensation of executive officers, and reviewing and recommending to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes
•Preparing the Committee’s report to be included in Medtronic’s annual proxy statement
•Assessing the Company’s risk relating to its compensation policies and practices
•The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee also may delegate certain of its responsibilities to one or more designated executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 33 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

(1)    The Board has determined that all members of the Compensation Committee satisfy the applicable compensation committee requirements of the NYSE and the SEC.
(2)    No member of the Compensation Committee during fiscal year 2023 was an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2023 served on the Compensation Committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board. During fiscal year 2023, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Global Senior Product Manager as further described in this proxy statement under Corporate Governance – Related Party Transactions and Other Matters beginning on page 27. Mr. Powell had no involvement in the hiring of this role and has had no involvement in Ms. Powell’s performance assessments or compensation decisions.
Finance and Financial Risk Committee

Randall J. Hogan III (Chair) Richard H. Anderson Gregory P. Lewis (effective June 26, 2023) Kevin E. Lofton Denise M. O’Leary Kendall J. Powell	Number of meetings during Fiscal Year 2023 4

Responsibilities:
•Reviewing and approving management’s recommendations to the Board for significant capital expenditures
•Reviewing, recommending for approval to the Board and monitoring significant strategic transactions
MEDTRONIC  I  2023 Proxy Statement 24

•Reviewing and overseeing management’s plans and objectives for the capitalization of the Company
•Reviewing and approving management’s recommendations to the Board with respect to new offerings of debt and equity securities, stock splits, credit agreements, and Medtronic’s investment policies
•Reviewing and approving management’s recommendations to the Board regarding dividends
•Reviewing and approving management’s recommendations to the Board regarding authorization for repurchases of Medtronic’s stock
•Reviewing and approving management’s recommendations for the Corporate Cash Investment Policy
•Reviewing management’s decisions regarding certain financial aspects of the Company’s employee benefit plans
•Reviewing and overseeing the Company’s tax strategies
•Reviewing with management the Company’s strategies for management of significant financial risks and certain contingent liabilities
•Reviewing with management the financial aspects of the Company’s insurance and self-insurance programs
•Reviewing the annual business plans from the perspective of cash flow, capital spending and financing requirements
•Reviewing and recommending to the Board for approval authorization limits for the Chief Executive Officer to approve expenditures
Nominating and Corporate Governance Committee

Craig Arnold (Chair) Scott C. Donnelly Denise M. O’Leary	Number of meetings during Fiscal Year 2023 4
Responsibilities:
•Formulating the Company’s policies and procedures for identifying a diverse pool of qualified director candidates and for evaluating and recommending candidates to the Board for nomination for election as directors
•Implementing the Committee’s policies to identify, evaluate and recommend to the Board individuals for the Board to nominate for election as directors
•Reviewing and making recommendations to the Board regarding whether members of the Board should stand for re-election
•Considering matters relating to the retirement of a director, including term or age limits
•Considering any resignation offered by a director
•Developing an annual evaluation process for the Board and its committees
•Recommending to the Board directors to serve as members of each committee and recommending any changes to the Board or standing committees that the Committee believes desirable
•Monitoring emerging corporate governance trends and overseeing and evaluating the Company’s corporate governance policies and programs to align with market best practices
•Reviewing the Company’s Principles of Corporate Governance at least annually and recommending changes to the Board to align with market best practices
•Reviewing shareholder proposals and recommending to the Board proposed Company responses to such proposals
•Reviewing, in accordance with the Company’s Related Party Transaction Policies and Procedures, transactions and relationships with related parties that are required to be approved or ratified thereunder
•Reviewing the Company’s Related Party Transactions Policies and Procedures on a periodic basis and recommending changes to the Board
•Reviewing the independence standards under the NYSE Corporate Governance Standards and providing at least annually to the Board the Committee’s assessment of which directors should be deemed independent directors
•Reviewing at least annually the requirements of a “financial expert” under the applicable rules of the SEC and NYSE and determining which directors are “financial experts”
•Overseeing and reviewing on a periodic basis the continuing education program for directors and the orientation program for new directors
•Providing advice to the Board regarding director compensation and benefits
•Reviewing the Company’s stock ownership guidelines for directors, monitoring compliance with such guidelines, and recommending changes to the Board
MEDTRONIC  I  2023 Proxy Statement 25

•Reviewing Medtronic’s corporate political contributions
•Reviewing the Company’s actions and governance policies in furtherance of its corporate social responsibility, including considering the sustainability and impact of the Company’s business operations on employees, citizens, communities and the environment
Quality Committee

Kevin E. Lofton (Chair) Andrea J. Goldsmith, Ph.D. Elizabeth Nabel, M.D. Kendall J. Powell	Number of meetings during Fiscal Year 2023 5
Responsibilities:
•Overseeing assessment and making recommendations to the Board regarding the Company’s overall quality strategies and systems to monitor and control product quality and safety, the Company’s response to quality and quality systems assessments conducted by the Company and external regulators, the Company’s response to material quality issues and field actions, and the Company’s product technology and cybersecurity strategies, systems, and controls to ensure reliability and prevent unauthorized access.
•Overseeing risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of such studies
•Staying informed of major regulatory changes both domestically and internationally to ensure the Company is poised to meet new standards
Science and Technology Committee

Andrea J. Goldsmith, Ph.D. (Chair) Craig Arnold Scott C. Donnelly Lidia L. Fonseca	Number of meetings during Fiscal Year 2023 4
Responsibilities:
•Overseeing assessment and making recommendations to the Board regarding the Company’s product, service, and technology portfolio and its effect on the Company’s growth and performance, emerging science and technology trends that will affect the Company, the Company’s approach to identifying and developing new markets, and the Company’s intellectual property portfolio
•Monitoring the overall direction, effectiveness, and competitiveness of the Company’s research and development programs and pipeline
•Evaluating the technological aspects of potential acquisitions as requested by the Board
•Reviewing and assessing the Company’s competitive standing from a technological point of view
•Providing updates to the Quality Committee, as requested, regarding recent technological developments relevant to the quality and safety of the Company’s products and services and the methods by which such developments could be implemented
Director Independence

Under the NYSE Corporate Governance Standards, to be considered independent the Board must affirmatively determine that the director has no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors (all of the non-management directors) are independent under the NYSE Corporate Governance Standards: Messrs. Anderson, Arnold, Donnelly, Hogan, Lewis, Lofton and Powell, Drs. Goldsmith and Nabel, and Mses. O’Leary and Fonseca. In making this determination, the Board considered any current or proposed relationships that could interfere with a director’s ability to exercise independent judgment, including those identified in the NYSE standards on independence. These standards identify certain types of relationships that do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who have had such relationships include being a current employee, or having an immediate family member who is an executive officer, of an entity that has made or is expected to make immaterial payments to, or that has received or is expected to receive immaterial payments from, Medtronic for property or services, and each such relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship (Messrs. Arnold and Lewis, and Ms. Fonseca). All of the relationships of the types referenced above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms, and no director participated in negotiations regarding, nor approved, any such purchases or sales. Aggregate payments to or transactions with the relevant organizations did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues for any of that organization’s last three fiscal years. The Board reviewed the transactions with each of these organizations and determined that the directors had no role with respect to the Company’s decision to make any of the purchases or sales or to engage in the relationship, and that the nature and amount of
MEDTRONIC  I  2023 Proxy Statement 26

payments involved in the transactions would not influence the relevant director’s objectivity in the boardroom or have a meaningful impact on such director’s ability to satisfy fiduciary obligations on behalf of Medtronic’s shareholders.
In the course of fulfilling its duties, the Board of Directors also considered situations in which the director had a further removed relationship with the relevant third party, such as being a director or trustee (rather than an employee or executive officer), of an organization that engages in a business relationship with Medtronic or receives discretionary charitable contributions from Medtronic or its affiliates. The Board determined that no such further removed relationships impact the independence of its directors.
Related Party Transactions and Other Matters

The Board of Directors of Medtronic has adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between Medtronic or any of its subsidiaries and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will consider, among other factors it deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and any other information regarding the interested transaction or the related party that would be material to investors in light of the circumstances. An interested transaction may be approved only if it is determined in good faith that, under all of the circumstances, the interested transaction is in the best interests of Medtronic and its shareholders. In addition, the Nominating and Corporate Governance Committee has reviewed certain categories of interested transactions and deemed them to be pre-approved or ratified. Finally, the policies provide that no director shall participate in any discussion or vote regarding an interested transaction for which he or she is a related party, except that the director shall provide all relevant information concerning the interested transaction to the Nominating and Corporate Governance Committee.
Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:
•the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;
•Medtronic or a subsidiary is a participant; and
•any related party has or will have a direct or indirect interest (other than solely as a result of being a director and/or a less than ten percent beneficial owner of another entity).
An “interested transaction” includes a material amendment or modification to an existing interested transaction.
A “related party” is defined as any:
•person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement) an executive officer, director or nominee for election as a director of Medtronic (even if they do not presently serve in that role);
•greater than five percent beneficial owner of Medtronic’s ordinary shares; or
•immediate family member of any of the foregoing, as such terms are interpreted under Item 404 of Regulation S-K.
During fiscal year 2023, Sarah Powell, a daughter of director Kendall J. Powell, was employed by Medtronic as a Global Senior Product Manager. The aggregate value of the compensation paid to Ms. Powell during fiscal year 2023 was approximately $185,990, which included salary, bonus and equity compensation. In addition, Ms. Powell received the standard benefits provided to other non-executive Medtronic employees for her services during fiscal year 2023. Ms. Powell is not an executive officer of, and does not have a key strategic role within, Medtronic.
Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. A 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters.
The Company’s Lead Independent Director may be contacted via e-mail at leaddirector@medtronic.com. Interested parties may also communicate with the independent directors via e-mail at independentdirectors@medtronic.com. Communications received from interested parties may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.
MEDTRONIC  I  2023 Proxy Statement 27

Codes of Conduct

All Medtronic employees, including its Chief Executive Officer and other senior executives, are required to comply with a Code of Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of ethical behavior. The Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic through management or legal counsel or by using Medtronic’s confidential compliance line. In addition, the Code of Ethics for Senior Financial Officers provides specific policies applicable to the Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by the Chief Executive Officer.
These policies relate to internal controls, the public disclosures of Medtronic violations of the securities or other laws, rules or regulations, and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations, and promotion of ethical behavior.
The Company’s codes of conduct are published on our website, at www.medtronic.com/us-en/about/corporate-governance/overview/principles-ethics.html, and are available in print to any shareholder who requests them. The Company intends to disclose future amendments to, or waivers for directors and executive officers of, the codes of conduct on its website promptly following the date of such amendment or waiver.
Director Compensation

The Nominating and Corporate Governance Committee periodically reviews our non-employee director compensation program and makes recommendations for adjustments, as appropriate, to the Board. In fiscal year 2023, no changes were recommended or made to the director compensation program.
The principal features of the compensation received by the Company’s non-employee directors for fiscal year 2023 are described below.
Non-employee Directors are eligible for the following compensation:
•Annual Cash Retainer – Non-employee directors are entitled to receive an annual cash retainer for their service on the Board. Committee chairs and the Lead Independent Director are entitled to a supplemental annual cash stipend, and non-chair Audit Committee members are entitled to an additional cash stipend. Directors who are also Medtronic employees receive no fees for their services as directors. The Company’s objective in using annual cash retainers and stipends is to recognize the stewardship role of non-employee directors with respect to the Company’s success and the increasing demands and responsibilities of our non-employee directors. The annual cash retainer and stipend fees are paid according to the following schedule:

Director Compensation

Annual Cash Retainer	$175,000
Committee Chair Stipends:
Audit	$25,000
Compensation	$20,000
Nominating and Corporate Governance	$20,000
Finance and Financial Risk	$20,000
Quality	$20,000
Science and Technology	$20,000
Lead Independent Director Stipend	$40,000
Member Audit Committee	$15,000

•Annual Stock Awards – Each non-employee director receives an annual restricted stock unit award equal in value to $175,000 (rounded up to the nearest whole share), which vests as described in the Stock Awards section below. The Company uses full-value awards and a fixed dollar value for setting equity levels to compensate its non-employee directors in a manner that is consistent with majority practice and that is competitive with the Company’s peers. The Company believes that the annual equity grant to its non-employee directors, in combination with its stock ownership guidelines (described in the Stock Holdings section below), further aligns the interests of its non-employee directors with the interests of the Company’s shareholders.
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The Director Compensation table reflects all compensation awarded to, earned by, or paid to the Company’s non-employee directors for fiscal year 2023 service as a director. No additional compensation was provided to Mr. Martha for his service as a director on the Board.

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards	Total

Richard H. Anderson (1)	$190,000	$175,012	$365,012
Craig Arnold	$235,000	$175,012	$410,012
Scott C. Donnelly	$190,000	$175,012	$365,012
Lidia L. Fonseca (2)	$147,110	$147,264	$294,374
Andrea J. Goldsmith, Ph.D.	$195,000	$175,012	$370,012
Randall J. Hogan, III	$210,000	$175,012	$385,012
Kevin E. Lofton	$195,000	$175,012	$370,012
Elizabeth G. Nabel, M.D.	$195,000	$175,012	$370,012
Denise M. O’Leary	$200,000	$175,012	$375,012
Kendall J. Powell	$175,000	$175,012	$350,012

(1) Mr. Anderson was not nominated for reelection at the 2023 Annual General Meeting.

(2) Ms. Fonseca joined the Board of Directors June 27, 2022, and therefore her fiscal year 2023 fees paid in cash and restricted stock until award were pro-rated to cover the actual number of days served as a director during fiscal year 2023.

Fees Earned or Paid in Cash

The fees earned or paid in the cash column represent the amount of the annual retainer and annual cash stipend for Board and committee service. The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant year. The table on page 22 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows the committees on which the individual directors serve.

Stock Awards

Amounts reported in the stock awards column represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of our annual grant of restricted stock units. Directors are annually granted restricted stock units on the first day of the fiscal year in an amount equal to $175,000 divided by the fair market value of a Medtronic ordinary share on the date of grant, rounded up to the nearest whole share. Grants are made on a pro rata basis for participants who are directors for less than the entire preceding fiscal year and are reduced by 25% for any directors who failed to attend at least 75% of the applicable meetings during such fiscal year. The restricted stock units vest on the one-year anniversary of the grant date. Dividends paid on Medtronic ordinary shares are credited to a director’s restricted stock unit account in the form of additional units, subject to the same vesting and forfeiture conditions as the director’s underlying restricted stock unit award.
MEDTRONIC  I  2023 Proxy Statement 29

Restricted and Deferred Stock Unit Holdings

Non-employee directors held the following outstanding restricted stock units and deferred stock units as of April 28, 2023:

Non-Employee Director	Restricted Stock Units	Deferred Stock Units (1)

Richard H. Anderson (2)	1,754	31,853
Craig Arnold	1,754	—
Scott C. Donnelly	1,754	2,389
Lidia L. Fonesca	—	—
Andrea J. Goldsmith, Ph.D.	1,754	—
Randall J. Hogan, III	1,754	—
Kevin E. Lofton	1,754	—
Elizabeth G. Nabel, M.D.	1,754	—
Denise M. O’Leary	1,754	34,316
Kendall J. Powell	1,754	23,578
(1)Prior to the Covidien acquisition in January 2015, directors were granted deferred stock units rather than restricted stock units. The balance in a director’s deferred stock unit account will be distributed to the director in the form of Medtronic ordinary shares upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.
(2)Mr. Anderson was not nominated for reelection at the 2023 Annual General Meeting.

Director Stock Ownership and Retention Guidelines

To align directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic plc Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer. Until the ownership guideline is met, the directors must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards. Once the guideline is met, the directors must retain 75% of after-tax shares for one year following grant of equity compensation awards. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after grant or when the ownership guidelines are met. In the case of retirement or termination, shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of May 1, 2023, all directors were in compliance with the stock ownership and retention policy; however, due to their tenures as directors, Dr. Goldsmith, Messrs. Lewis and Lofton, and Ms. Fonseca are expected to make progress toward the required ownership guidelines over time.
Deferrals

Prior to the Covidien acquisition in January 2015, directors were able to defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program. This was a nonqualified plan designed to allow participants to defer a portion of their pre-tax compensation, and to earn returns or incur losses on those deferred amounts based upon allocation of their balances to one or more investment alternatives, which were the same investment alternatives that Medtronic offers its employees through its 401(k) Plan. Director contributions in the deferred compensation program were discontinued effective as of the close of the Covidien acquisition in January 2015.
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Share Ownership Information
Significant Shareholders

The following table shows information concerning each person who is known by the Company to beneficially own more than 5% of the Company’s ordinary shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class

The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(1)	125,126,702	N/A	9.41
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(2)	122,349,678	N/A	9.20
(1)The information for security ownership of this beneficial owner is based on a Schedule 13-G/A filed by The Vanguard Group on February 9, 2023. On February 9, 2023, Vanguard, together with its affiliates, held indirect voting power over ordinary shares.
(2)The information for security ownership of this beneficial owner is based on a Schedule 13-G/A filed by BlackRock, Inc. on February 15, 2023. On February 15, 2023, BlackRock, Inc., together with its affiliates, held indirect voting power over ordinary shares.
Beneficial Ownership of Directors and Management

The following table shows information as of August 7, 2023, concerning beneficial ownership of Medtronic’s ordinary shares by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Ordinary Shares (1)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days

Richard H. Anderson (2)	118,987	34,049
Craig Arnold	36,252	1,945
Scott C. Donnelly	17,520	4,353
Lidia L. Fonseca	1,637	1,637
Andrea J. Goldsmith, Ph.D.	6,284	1,945
Randall J. Hogan, III	43,064	1,945
Gregory P. Lewis	—	—
Kevin E. Lofton	4,207	1,945
Geoffrey S. Martha	795,287	739,763
Elizabeth G. Nabel, M.D.	13,651	1,945
Denise M. O’Leary	46,455	8,862
Karen L. Parkhill	505,212	438,522
Kendall J. Powell	43,196	25,709
Sean M. Salmon	461,115	437,399
Rob ten Hoedt	540,122	508,646
Robert J. White	623,187	597,614
Directors and executive officers as a group (20 persons) (3)	4,134,225	3,638,747
(1)Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares within 60 days of August 7, 2023. Amounts do not include stock options, restricted stock units and performance share units granted but not yet vested nor exercisable within 60 days of August 7, 2023.
(2)Mr. Anderson was not nominated for reelection at the 2023 Annual General Meeting.
(3)As of August 7, 2023, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately 0.3% of the shares outstanding.
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Delinquent Section 16(a) Report

Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2023, no director, officer, or other person subject to Section 16(a) of the Exchange Act (“Section 16”) with respect to Medtronic failed to file on a timely basis any report required by Section 16, except that the Company on behalf of Mr. Salmon filed a Form 4 one day late to report the exercise and sale of a stock option in December 2022.
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Compensation Discussion and Analysis

The following executive compensation discussion and analysis describes the principles underlying our executive compensation policies and decisions as well as the material elements of compensation for our named executive officers. Medtronic’s named executive officers for fiscal year 2023 were:

•Geoffrey S. Martha, Chairman and Chief Executive Officer
•Karen L. Parkhill, Executive Vice President and Chief Financial Officer
•Sean M. Salmon, Executive Vice President, President Cardiovascular Portfolio
•Rob ten Hoedt, Executive Vice President, President Global Regions
•Robert J. White, Executive Vice President, President Medical Surgical Portfolio

MEDTRONIC  I  2023 Proxy Statement 33

Executive Summary

EXECUTIVE COMPENSATION PHILOSOPHY
The Company’s compensation programs align the interests of all our executives, including NEOs, with those of all stakeholders, particularly shareholders. Medtronic’s programs are market-competitive to ensure we attract, retain, and engage highly talented executives with compensation packages established pursuant to the following principles:

Market-Competitive
We benchmark and assess our program annually to ensure market-competitive target total direct compensation consisting of base salary, target annual cash incentive and long-term incentives. The benchmarking process ensures that each element of target total direct compensation is within a market competitive range relative to our 27-company Comparison Group.
Pay for Performance
We emphasize pay for performance by making at least 75% of target total direct compensation payable to each NEO contingent on the attainment of annual and long-term Company performance goals. The commitment to pay for performance provides actual compensation outcomes with varying levels of competitiveness that align with our absolute and relative performance results.

Shareholder Value Alignment
We align incentive programs with shareholder value creation by using annual and three-year performance measures that drive shareholder value. Incentive goals come directly from our Board-approved annual operating plan and our Board-approved long-term strategic plan.
Focus on Quality and Inclusion, Diversity, and Equity
Both Quality and Inclusion, Diversity, and Equity (ID&E) are components of our scorecard that directly impact payouts of our annual incentive plan. The quality goals can only reduce a payout, while the ID&E goals can increase or reduce a payout. Quality and ID&E also align to the Medtronic Mission.

PAY FOR PERFORMANCE
Fiscal Year 2023 Financial Performance Summary
Medtronic financial results fell below its targets in FY23, and as described later, there was a direct impact on incentive payouts. The Company’s revenue performance was affected in the first half of the fiscal year by slower-than-expected recovery in both procedure volumes in certain markets and in the Company’s supply chain. In addition, revenue growth was impacted by volume-based procurement tenders in China. These headwinds, combined with the impact of higher-than-expected inflationary pressures in raw materials, direct labor, freight, and utilities, translated into earnings and free cash flow that were also below target for the fiscal year. On its non-financial metrics, Medtronic exceeded its ID&E metrics and met or exceeded nearly all of its Quality metrics in FY23.
Medtronic stock price was $104.36 at the start of FY23 and closed the fiscal year at $90.95. Including the benefit of dividends, the total return of Medtronic stock over FY23 was -10%, compared to -1% total return of the S&P 500 and 2% of the Dow Jones U.S. Select Medical Equipment Index. Over a 3-year and 5-year period, the total return of Medtronic stock is 0.2% and 26.2%, respectively. As noted below, stock price performance meaningfully impacted the actual compensation relative to the target compensation established at the beginning of the year.

Financial results started to improve in the second half of the fiscal year, as organic revenue growth accelerated driven by procedure volume recovery, supply improvements, and innovative product introductions. The Company also reduced costs to partially offset earnings headwinds while continuing to invest heavily in Research & Development to drive future growth. In addition, Medtronic continued to execute on its transformation plans to reduce complexity, enhance capabilities, drive efficiency, and improve portfolio management and capital allocation. The Company exited FY23 with momentum, and the transformation activities are expected to lead to more durable, long-term financial results.

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Incentive Performance Measures and Results

Short- and Long-Term Incentive Payouts

These results are linked directly to short- and long-term incentives resulting in a 0% payout of the annual incentive, a 32.7% payout to our Performance Share Units. NEO actual total direct compensation was approximately 60%-65% of the target opportunity.

MEDTRONIC  I  2023 Proxy Statement 35

Fiscal Year 23 Overview Target vs. Year End Realizable Pay ($M)
Salary
MIP
PSU
RSU
Annual Stock Options
$16.63
$3.98
$2.65
$6.63
$2.03
$1.35
$10.41
$2.59
$6.47
$1.35
$6.91
$1.50
$1.00
$2.50
$1.00
$0.91
$4.33
$0.98
$2.44
$0.91
$5.73
$1.20
$0.80
$2.00
$0.87
$0.87
$3.60
$0.78
$1.95
$0.87
$5.59
$1.20
$0.80
$2.00
$0.79
$0.79
$3.53
$0.78
$1.95
$0.79
$5.19
$1.02
$0.68
$1.70
$0.88
$0.91
$3.23
$0.66
$1.66
$0.91
Target
Actual
CEO
Target
Actual
CFO
Target
Actual
EVP/President Cardiovascular
Target
Actual
EVP/President Medical Surgical
Target
Actual
EVP/President Global Regions

•The value shown for target equity compensation (PSU, RSU, Stock Options) reflects the aggregate grant date fair value of each NEO’s equity awards granted in fiscal year 2023, determined in accordance with FASB ASC Topic 718; Compensation – Stock Compensation (consistent with the Summary Compensation Table)
•The value for MIP (annual incentive plan - paid in cash) represents the payout target for achieving 100% of target detailed later in the Fiscal Year 2023 Annual Medtronic Incentive Plan Payout Results section.
•Actual compensation reflects the 0% FY23 MIP payout, the market value of stock options and time-based RSUs and performance share units based on the year end (April 28, 2023) stock price of $90.95
As the graphic above illustrates, our pay for performance alignment meets our compensation philosophy. Specifically, the FY23 financial performance was below our target expectations. As a result, our payouts were below the target compensation established at the beginning of the fiscal year. For example, the CEO’s FY23 MIP payout was $0M versus a target of $2.03M (0% of target). Our long-term incentive vehicles are completely denominated in equity and the realizable pay fluctuates with both our financial performance and stock price. For example, the stock option grant is underwater ($93.08 grant price compared to $90.95 fiscal year end price). The committee believes that the design and implementation of our executive compensation program drives pay for performance aligned with shareholder value creation.
As further evidence of our pay for performance orientation, realizable compensation for our Chairman & CEO is reasonably positioned relative to our Comparison Group in the context of relative performance. Specifically, three-year realizable compensation is positioned at the 18th percentile of the Comparison Group, and three-year performance is positioned at the 15, 11 and 26 percentiles for total shareholder return, revenue growth, and EPS growth, respectively.
The following chart presents a comparison of Medtronic’s CEO’s “realizable compensation” and Company performance for the last three completed fiscal years relative to the Comparison Group. As mentioned in the compensation philosophy section highlighted earlier, this displays that we provide competitive compensation that is heavily performance-based and ultimately shareholder aligned.
MEDTRONIC  I  2023 Proxy Statement 36

3-Year Realizable Pay Value vs Performance - CEO
Realizable Pay Percentile Rank (Dollar Value Basis)
100P
90P
80P
70P
60P
50P
40P
30P
20P
10P
0P
MDT
0P
10P
20P
30P
40P
50P
60P
70P
80P
90P
100P
TSR/Revenue Growth/EPS Growth Composite Score

Notes:
Realizable compensation represents the sum of actual base salaries paid, actual annual incentives earned, the market value of stock options, market value of restricted stock and projected value of long-term performance awards as of April 28, 2023.

Total shareholder return consists of three-year stock price appreciation and dividend reinvestment.

All financial performance amounts for Medtronic and the comparison companies are based on GAAP as reported amounts as of the last completed fiscal year-end.

CONSIDERATION OF “SAY-ON-PAY” VOTING RESULTS AND OTHER SHAREHOLDER FEEDBACK

At our 2022 annual general meeting, shareholders again showed strong support for our executive compensation programs with 93.3% of the votes cast approving our executive compensation.
The Compensation Committee reviewed shareholder and other stakeholder feedback, along with the results of the shareholder “say-on-pay” vote in making compensation decisions during fiscal year 2023. Efforts to gather stakeholder feedback included periodic outreach to our largest shareholders. Based on this feedback and the 93.3% say-on-pay approval by shareholders in fiscal year 2022, the Compensation Committee concluded that shareholders generally support Medtronic’s compensation philosophy. The Compensation Committee will continue to gather and consider shareholder feedback in future compensation decisions.
MEDTRONIC  I  2023 Proxy Statement 37

Process

ROLE AND RESPONSIBILITIES
Compensation Committee
The Compensation Committee establishes our compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Compensation Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation Committee, its members and its duties as identified in its charter, please refer to the section entitled “Committees of the Board and Meetings — Compensation Committee” beginning on page 24 of this proxy statement.
Independent Compensation Consultant
The Compensation Committee has engaged Semler Brossy, an independent outside compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates the Compensation Committee on compensation trends and regulatory developments, and counsels the Compensation Committee on program designs and specific compensation decisions related to our CEO and other executives. The work listed above and review of Board of Director compensation is the only work completed by the Independent Consultant for Medtronic and the services of that firm are at the discretion and direction of the Compensation Committee.

Consistent with the NYSE listing standards, the Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from Semler Brossy addressing its independence and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to us by Semler Brossy, (ii) fees paid by us as a percentage of Semler Brossy’s total revenue, (iii) policies or procedures of Semler Brossy that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team and a member of the Compensation Committee, (v) any Company stock owned by the senior advisor or any member of that individual’s immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Semler Brossy and its senior advisor involved in the engagement did not raise any conflict of interest.
Chief Executive Officer
In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our CEO and the Independent Consultant. The Compensation Committee conducts executive sessions without the CEO present. The CEO does not make recommendations to the Compensation Committee about his own compensation.
MEDTRONIC  I  2023 Proxy Statement 38

GOVERNANCE
The Committee leverages best-in-class governance practices to design and administer Medtronic’s executive compensation programs. In particular, the table below notes the market-leading governance features that are incorporated into our programs:

Summary of Key Compensation Practices
What We Do	✓	Pay and shareholder performance alignment
	✓	Responsible use of shares under our long-term incentive program
	✓	Multiple performance metrics under our short-and long-term performance-based plans discourage short-term risk-taking at the expense of long-term results
	✓	Targets for performance metrics aligned to financial goals communicated to shareholders
	✓	Payout caps on MIP and LTIP to mitigate unnecessary risk-taking
	✓	Limited perquisites
	✓	Double-trigger change of control vesting of compensation and benefits, including equity
	✓	Comprehensive clawback policy that applies to annual incentive, long-term incentives and equity compensation
	✓	Competitive stock ownership guidelines and holding periods on portions of after-tax shares until guidelines are met
	✓	Engagement of an independent compensation consultant
What We Do Not Do	☒	No defined benefit supplemental executive retirement plans or special healthcare coverage for NEOs
	☒	No “single-trigger” vesting of equity awards in event of a change of control
	☒	No dividends or dividend equivalents on unearned equity compensation
	☒	No excessive severance benefits
	☒	No hedging and pledging of Company stock permitted for executives
	☒	No “golden parachute” excise tax gross ups
	☒	No backdating or repricing of stock option awards
	☒	No multi-year compensation guarantees

USE OF MARKET COMPETITIVE COMPENSATION DATA
The Compensation Committee considers relevant market pay practices when establishing executive compensation program and pay levels, including base salary and annual and long-term incentives. To facilitate our ability to benchmark competitive compensation levels and practices, the Compensation Committee established a Comparison Group. The Compensation Committee selected the companies that constitute the Comparison Group after discussion with its Independent Consultant. The Comparison Group is selected using Compensation Committee approved criteria designed to identify companies with whom we are most likely to compete for talent. The criteria the Committee considers include items such as:
•Size (measured by revenue, market capitalization, enterprise value and other measures)
•Complexity and global footprint
•Companies that represent Medical Device, Life Sciences, Technology and Industrials
The Compensation Committee uses data from the Comparison Group to establish a competitive market range within which pay is positioned to reflect experience and performance. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance. In addition to the competitive market information, the Compensation Committee also reviews information about performance, potential, expertise, and experience for each NEO.
MEDTRONIC  I  2023 Proxy Statement 39

The following table summarizes the selection criteria used by the Compensation Committee to select the Comparison Group.

Selection Criteria
Start with Standard & Poor’s 100 largest U.S. companies and the S&P 500 Healthcare Equipment and Technology Indices

Limit to Several Relevant Global Industry Classification Standard Sectors

1. Health Care
2. Consumer Staples
3. Industrials
4. Information Technology

Consider the following criteria for selecting companies

1. Overall company size
2. Health care company
3. Data science and artificial intelligence
4. Global operations
5. Manufacturer
6. Government contractor
7. Geographic competitor
8. Proxy advisory peer companies

The Independent Consultant recommended no changes to the Comparison Group for fiscal year 2023. Summarized below is a comparison of the Company to the Comparison Group in various measures of financial and market size as of April 28, 2023.
Comparison Group Size Comparisons

Comparison Company Size Comparison
Net Revenue
31P
Op. Income
29P
Total Assets
59P
Total Equity
81P
Market Cap (04/28/2023)
33P
MDT Composite Percentile Rank
46P
Financial data sourced from S&P Capital IQ

27-Company Comparison Group
3M	Honeywell
Abbott Laboratories	IBM
AbbVie	Intel
Amgen	Johnson & Johnson
Baxter	Lockheed Martin
Becton, Dickinson, & Co.	Merck & Co.
Biogen	PepsiCo
Boeing Company	Pfizer
Boston Scientific	Qualcomm
Bristol Myers Squibb	Raytheon Technologies
Cisco Systems	Stryker
Danaher	Thermo Fisher
Eli Lilly & Co.	United Health Group
Gilead Sciences

Fiscal Year 2024 Compensation Comparator Group Changes
In fiscal year 2023, the Committee, in consultation with the Independent Consultant approved modifications to the Comparison Group for fiscal year 2024. These changes ensure the Comparison Group remains reasonable and appropriate for go-forward benchmarking of market practices. Below is a summary of the approved changes.

Remove	Add
Boeing	GE Healthcare Technologies
Lockheed Martin
Raytheon
PepsiCo

MEDTRONIC  I  2023 Proxy Statement 40

Fiscal Year 2023 Compensation Program Design

 The overall design of our FY23 executive annual total rewards program is illustrated below:

	Component	Basic Design	Purpose
Fixed	Base Salary	•Fixed and recurring element of compensation ◦Calibrated with the Comparison Group market range	•Compensates for carrying out basic duties of the job •Recognizes individual experiences, skills, and sustained performance
	Benefits	•Market-competitive benefits and perquisites including health, retirement, allowances and other life events	•Provides same benefits available to Medtronic employees; nonqualified deferred compensation plan provides the same tax planning benefit to executives after adjusting for statutory limitations
Variable at Risk	Annual Incentive Plan
•Performance-based cash compensation opportunity using both financial and nonfinancial metrics
◦Financial metrics are revenue growth, non-GAAP diluted EPS, free cash flow, and market share
◦Nonfinancial measures are Quality and ID&E
•Encourage sustained performance improvements in key financial areas that drive total shareholder return and key nonfinancial areas that drive our strategy
PSU
•Performance-based equity compensation using both internal financial goals and relative total shareholder return
◦Revenue Growth 3-year simple average
◦Relative TSR versus the Comparison Group over a 3-year period (Relative TSR)
•ROIC modifier (downward only)
•Represents a significant portion of long-term incentives based on meeting key strategic financial goals that are aligned with shareholder experiences •Promotes long-term stock ownership in Medtronic
	Stock Options	•Vest 25% per year starting on the 1st anniversary of grant date	•Aligns pay with performance by linking value to stock price appreciation and shareholder value creation
	RSU	•Vest 100% on the 3rd anniversary of grant date	•Promotes long-term stock ownership in Medtronic •Encourages retention

The mix of total direct compensation for our NEOs is weighted 92% to 85% at risk with 80% to 70% allocated to long-term incentives, as illustrated below.

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Fiscal Year 2023 Compensation Decisions

FISCAL YEAR 2023 ANNUAL BASE SALARIES FOR NAMED EXECUTIVE OFFICERS
One of the principles of our compensation philosophy as outlined on page 34 is to provide a competitive base salary relative to our Comparison Group. As the Compensation Committee evaluates base salary decisions, it considers several factors such as desired competitiveness, performance, expertise, experience, and internal equity. At the beginning of each fiscal year, the Independent Consultant presents to the Compensation Committee an analysis that identifies the market base salary ranges for the CEO and each NEO. Using this market data the Compensation Committee approves base salary changes for NEOs and recommends to the Board of Directors base salary changes for the CEO.
The table below shows the fiscal year 2023 base salaries for the CEO and each NEO.

Name	FY22 Salary (000s)	FY23 Salary (000s)	Merit % Increase

Geoffrey S. Martha	$1,350	$1,350	—%
Karen L. Parkhill	$902	$911	1%
Sean M. Salmon	$867	$867	—%
Rob ten Hoedt (1)	$881	$907	3%
Robert J. White	$795	$795	—%
(1)Mr.ten Hoedt’s base salary amounts reported were paid in Swiss francs and the value reflected was translated to U.S. dollars using the Corporate FX rate for April 29, 2023 of 1 Swiss Franc = 1.088 U.S. Dollars
FISCAL YEAR 2023 ANNUAL MEDTRONIC INCENTIVE PLAN
The Medtronic Incentive Plan provides an opportunity to earn an annual cash payout for performance relative to pre-established financial and nonfinancial objectives. The Compensation Committee sets individual target awards for each NEO, expressed as a percentage of base salary, based on several factors such as desired competitiveness, performance, expertise, experience, and internal equity. The following table highlights the target MIP percentage for each NEO, there were no changes to the MIP target percent of salary in FY23:

Name	FY22 MIP Target	FY23 MIP Target	% Increase/ (Decrease)

Geoffrey S. Martha	150%	150%	—%
Karen L. Parkhill	110%	110%	—%
Sean M. Salmon	100%	100%	—%
Rob ten Hoedt	100%	100%	—%
Robert J. White	100%	100%	—%

MEDTRONIC  I  2023 Proxy Statement 42

Fiscal Year 2023 Annual Medtronic Incentive Plan Payout Results
The Committee uses the Board-approved annual operating plan to support tough but fair financial performance expectations and nonfinancial objectives key to our sustained long-term success. The design of this program reflects the input of shareholders over a multi-year period, and is structured as follows:
Fiscal Year 2023 MIP Design

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Medtronic Performance
The Committee was intentional with this design to focus on financial measures that shape shareholder value creation, and further strategic imperatives to fuel sustained performance over the long-term. The table below outlines the specific Medtronic performance measures, the respective weighting, the performance ranges, and the rationale for including them in the MIP. As the table below highlights, the MIP payouts for FY23 were 0% due to the minimum EPS performance not being met.

Measure	Rationale	Weight	Performance Minimum	Performance Target	Performance Maximum	Actual Result	Weighted Payout

Revenue Growth Over Prior Year (Constant Currency) (1)	Top line growth continues to be a key driver of shareholder value.	25%	2.34%	7.73%	13.21%	2.25%	—%
Diluted EPS Growth (Non-GAAP) (2)	Earnings both from operating efficiency and financial management is a key driver of returns to shareholders.	25%	$5.55	$5.90	$6.49	$5.17	—%
Free Cash Flow (Non-GAAP) (2)(3)	Free cash flow is a key driver of shareholder returns and captures items not included in GAAP net income such as litigation, tax payments and benefits not associated with balance sheet transactions – the Free Cash Flow may be adjusted to avoid payment timing-based windfalls for large items.	25%	$5,049	$6,311	$7,573	$4,275	—%
Market Share (Y/Y Share Performance)	Increases in market share is a driver of revenue and income across our portfolios and regions.	25%	(1.5%) – (0.49%)	(0.50%) - 0.5%	0.5%+	(-0.4)	25.00%
Total Payout as a % of Target							—%
(1)Revenue Growth for MIP purposes is based on annual operating plan FX rates not actual FX.
(2)Non-GAAP diluted EPS and Free Cash Flow are considered non-GAAP financial measures under applicable SEC rules and regulations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in Appendix A of this proxy statement.
(3)$ in millions.
The non-GAAP diluted EPS measure was also designated to be the plan threshold performance measure that had to be achieved in order for any payout to be made under the plan. If the minimum performance goal for the non-GAAP diluted EPS measure was not satisfied, then the plan provided no payout regardless of the results of the other performance measures, which was the case in FY23.
For purposes of the annual incentive calculation, “diluted EPS” refers to non-GAAP diluted EPS. A reconciliation of the GAAP to non-GAAP diluted EPS is included in Appendix A to this proxy statement. Organic revenue growth represents FY23 revenue in comparison to FY22 revenue at constant currencies. Free cash flow is defined as cash provided by operating activities, less additions to property, plant and equipment as shown on the Statement of Cash Flows. The Compensation Committee has pre-established adjustments for non-GAAP diluted EPS and free cash flow as allowed under Medtronic’s Annual Incentive Plan. Market Share is based on calendar year revenue reporting to reflect performance in the same time periods as our competitors.
Team Performance Scorecard
In addition to financial performance, Medtronic also assessed nonfinancial performance focused on ID&E and Quality. We firmly believe that an inclusive, diverse and equitable culture will support sustained long-term value creation. We made considerable progress in diversity focused on an increase in female managers and above and ethnically diverse managers and above. Medtronic
MEDTRONIC  I  2023 Proxy Statement 44

exceeded the progress goal toward our stated FY26 representation for women (globally) and ethnic diversity (U.S.) in management level positions and achieved all the major components of our ID&E strategy. If the EPS threshold performance were achieved and there was a FY23 MIP payout, the overall modifier for ID&E would have been 110%.
Complimenting our ID&E category was Quality emphasizing both compliance and quality. The quality performance component consists of metrics and receipt of a warning letter (material and immaterial) will trigger the quality modifier. Quality performance will be assessed at the end of the performance period using a combination of quantitative and qualitative assessment. Medtronic achieved nearly all Quality goals in FY23 and would have resulted in a 96.7% modifier. Combining the Quality and IDE performance would have yielded a modifier of 103% of target. The table below illustrates the non-financial performance:

ID&E		FY23 Target	Category Weight	Result	Payout Range

Women Mangers + (Total Medtronic)		42.5%	50%	42.9%	95%-105%
Ethnically Diverse Managers + (US only)		27.0%	50%	27.6%	106%-120%
ID&E Modifier Result					110.0%

Quality	Category	FY23 Target	Category Weight	Result	Payout

Compliance	Findings/Inspections (FDA 483)	<= 1.5	33.3%	1.0	33.3%
	Findings/Inspections (FDA 483/MDSAP)	<= 0.3		0.1
Quality	FCA Execution Timelines	>= 95%	33.3%	95.0%	33.3%
	Complaint Timeliness Execution	>= 70%	33.3%	65.0%	30.0%
Total Quality Component Actual Performance					96.7%
Total Quality Component Adjusted (Warning Letter)					N/A

TEAM SCORECARD RESULT					103.0%
Individual Performance Scorecard
As noted above the FY23 MIP payout is 0%, resulting in no individual MIP modifications.
FISCAL YEAR 2024 ANNUAL MEDTRONIC INCENTIVE PLAN DESIGN CHANGE
In fiscal year 2023, the Committee, in consultation with management and the Independent Consultant modified the annual incentive plan for senior executives including NEOs. Beginning in fiscal year 2024, the MIP will no longer have an EPS funding gate; each element of the Medtronic Scorecard will be assessed independently. Further, the MIP will remove market share at the Medtronic Scorecard level. Therefore, the Medtronic Scorecard will be an equally weighted measurement of revenue growth, diluted EPS and free cash flow. There are no other changes to the overall framework as the team scorecard will continue to measure ID&E and Quality and the individual scorecard will continue to be aligned to individual performance.

FISCAL YEAR 2023 LONG-TERM INCENTIVE PLAN (LTIP)

The Medtronic long-term incentive program explicitly links a significant portion of our NEO’s compensation to long-term stock price performance and uses financial goals that are aligned to shareholder value creation. The Compensation Committee sets individual target awards for each NEO based on several factors such as desired competitiveness, performance, expertise, experience, and internal equity. The following table highlights the FY23 target long-term incentive value for each NEO as compared to FY22:

Name	FY22 LTIP Target (000s)	FY23 LTIP Target (000s)	% Increase (1)

Geoffrey S. Martha	$12,500	$13,250	6.0%
Karen L. Parkhill	$4,700	$5,000	6.4%
Sean M. Salmon	$3,600	$4,000	11.1%
Rob ten Hoedt	$3,400	$3,400	—%
Robert J. White	$4,000	$4,000	—%
(1)Medtronic increased individual target awards for its NEOs to maintain alignment with our compensation positioning philosophy, which is to position pay at the median of our proxy peer group factoring in expertise and performance.

MEDTRONIC  I  2023 Proxy Statement 45

As noted in our compensation philosophy, the long-term incentive design is intended to be market competitive, performance-based, shareholder-aligned and encourage long-term retention and stock ownership. Therefore, we have used a portfolio approach in the design of our long-term incentive program including performance share units (PSUs), stock options and time-based restricted stock units (RSUs).

Performance Share Units
Our Performance Share Unit plan is a 3-year incentive plan that is based on long-term measures of company performance and makes up 50% of the target LTIP value. The PSU plan has measures that are complementary to the annual MIP, are tied to longer term financial performance, encourage a responsible use of capital and directly reflect total shareholder return performance. Additionally, we believe that measuring one-year revenue growth in the MIP and three-year revenue growth in the PSU plan appropriately balances flexibility in a dynamic market and durability over time. The specifics of the PSU plan are below:

PSU goals are set at the beginning of the 3-year performance period. The 50% portion focused on revenue growth is defined as the 3-year simple average, measured at constant currency (excluding the impact of significant acquisitions and divestitures). The 50% portion focused on Relative TSR is defined as the ending share price of a share of common stock, plus the value of reinvested dividends, divided by the beginning share price. Both beginning and ending share prices are measured over a 30-day average. Relative TSR is measured against Medtronic’s Comparison Group. ROIC is defined as Net Cash Earnings plus Interest Expense net of Tax, divided by Invested Capital for each year, averaged over the 3-year period. “Net Cash Earnings” is defined as non-GAAP earnings (adjusted to exclude the impact of non-recurring items) after the removal of the after-tax impact of Amortization. “Invested Capital” is defined as Total Equity plus Interest-Bearing Liabilities Less Cash and Cash Equivalents for each year. If the three-year ROIC target is not achieved the overall performance score is reduced by 30%. That overall performance score is then multiplied by the applicable NEOs individual target PSU grant to arrive at the actual number of shares earned.
At the completion of the 3-year performance period, PSUs are earned based on the achievement of these goals and paid out in shares. For each performance measure, the share payout would be 0% if performance is below the minimum, 50% of target if performance is at threshold, 100% if performance is at target and 200% of target if performance is at or above the maximum performance level. Three-year revenue growth and relative TSR are independently assessed, and the payout results are added together. This sum is assessed relative to the ROIC modifier and reduced by 30% if the ROIC target is not achieved.
Dividend equivalents with respect to the PSUs are accrued over the performance period and are settled in additional shares based on actual performance.
MEDTRONIC  I  2023 Proxy Statement 46

Stock Options
Given our focus on growth, and the generation of long-term shareholder value, we believe that stock options are performance-based. This component constitutes 30% of the target LTIP value and is directly aligned to stock price appreciation and shareholder value creation. Stock options have value only when the market price exceeds the exercise price. All stock option grants have an exercise price that is equal to the market closing stock price on the date of grant. Stock options have a ten-year term and vest over four years in equal increments of 25% per year beginning one year after the date of grant.
Restricted Stock Units (RSUs)
RSUs represent 20% of the target LTIP value and are intended to assist in retaining high performing executives and aligning executives’ compensation with shareholders through long-term stock ownership. The RSU grants cliff vest (100%) on the third anniversary of the grant date.
FISCAL YEAR 2021 — 2023 PERFORMANCE SHARE UNIT (PSU) PAYOUT RESULTS
The FY21–FY23 LTIP consisted of a portfolio of equity vehicles including stock options, performance share units and time based restricted share units.
Fiscal Year 2021 — 2023 PSU Payout Results
At the end of the fiscal year, the Compensation Committee certified the results for the PSU performance period that began in FY21 and was completed at the end of FY23. Payments of awards for this PSU performance period were made during the second fiscal quarter of FY24.

The following table shows the results for FY21–23 PSUs and the resulting total payout percentage:

Element	Revenue Growth (1)	Relative TSR (2)

Actual Result	3.53%	13P
PSU Target	7.00%	50P
Payout Level	65.30%	—%
Objective Weight	50.00%	50.00%
Weighted Payout Percent	32.67%	—%
PAYOUT PERCENT		32.67%
ROIC Modifier (3)		No Modification
TOTAL PAYOUT PERCENT		32.67%

(1)Revenue Growth is the three-year cumulative organic revenue growth measured at constant currency.
(2)Relative Total Shareholder Return measures our performance relative to our comparator group.
(3)ROIC is the non-GAAP net income plus interest expense net of tax, divided by Invested Capital for each year, averaged over the 3-year period. Invested Capital is defined as total equity plus net debt (short and long-term debt) less cash and investments.
PERFORMANCE SHARE UNIT PAYMENTS

Name	FY21-FY23 Actual Performance	FY21-FY23 Target Shares	FY21-FY23 Shares Paid

Geoffrey S. Martha	32.67%	51,758	16,910
Karen L. Parkhill	32.67%	20,243	6,614
Sean M. Salmon	32.67%	15,989	5,225
Rob ten Hoedt	32.67%	12,882	4,209
Robert J. White	32.67%	16,563	5,412

MEDTRONIC  I  2023 Proxy Statement 47

Executive Compensation Governance Practices and Policies

STOCK OWNERSHIP AND RETENTION POLICY
Medtronic’s executive stock ownership and retention guidelines are meant to align management and shareholder incentives, at the highest levels of Medtronic’s organization. Those guidelines require the CEO to maintain ownership of stock equal to six times annual base salary and other NEOs to maintain stock ownership equal to three times annual base salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax net gain shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. For purposes of complying with the guidelines shares owned outright, legally or beneficially, by an officer or the officer’s immediate family members, after-tax unvested restricted stock units, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count toward the guideline. For share issuances (restricted stock unit vesting), net gain shares are those shares remaining after payment of income taxes.
Compliance with our ownership and retention guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s ordinary shares on the NYSE for the six calendar months preceding the measurement date. As of July 21, 2023, all NEOs are in compliance with the stock ownership and retention policy.
HEDGING AND PLEDGING POLICY
Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in short sales of Medtronic securities (including short sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan.
SALE AND TRANSFER OF AWARDS
All stock option, restricted stock, restricted stock unit, and performance-based restricted stock/restricted stock unit awards are granted under plans that specifically prohibit the sale, assignment and transfer of awards with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee may allow an award holder to assign or transfer an award.
INCENTIVE COMPENSATION FORFEITURE (“CLAWBACK”)
The Company has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper awards or gains paid to executive officers. Our current policy provides that if the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant mistakenly paid or awarded to the executive officer as a result of misconduct (as defined below), the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of our Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.
In addition, we have adopted a policy for recovery of erroneously awarded compensation in the event of an accounting restatement, in accordance with Exchange Act Rule 10D-1 and NYSE Rule 303A.14.

EQUITY COMPENSATION FORFEITURE
The Company may require the return or forfeiture of cash and shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six months prior to or 12 months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence that is consistent with the intent noted in items a - c, as determined by the Compensation Committee.
EQUITY AWARD GRANTING PRACTICES
The Compensation Committee typically approves annual long-term incentive awards for NEOs each June at a regular meeting of the Compensation Committee (CEO awards are approved by the full Board of Directors). The awards are granted at the next regularly scheduled grant date. Medtronic typically grants equity on the first trading day of each quarter of the Fiscal Year.
MEDTRONIC  I  2023 Proxy Statement 48

New hire, promotion, retention and other special or ad hoc awards for NEOs and other Section 16 Officers are approved by the Compensation Committee. The grants are typically effective on the next regularly scheduled grant date following Committee approval. Medtronic adheres to the following practices when granting equity awards:
•Stock options are granted with an exercise price equal to the market close stock price of Medtronic ordinary shares on the date of grant.
•We prohibit the repricing of stock options. This includes amending outstanding options to lower their exercise price, substituting new awards with a lower exercise price or executing a cash buyout.
TAX AND ACCOUNTING IMPLICATIONS
In evaluating compensation programs applicable to our NEOs (including the Company’s annual and long-term incentive plans), the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code (Section 162(m)), which places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that is deductible by the Company for federal income tax purposes. The Tax Cuts and Jobs Act eliminated the performance-based exception to the $1 million deduction limit under Section 162(m). As a result, since fiscal year 2019, compensation paid to our NEOs in excess of $1 million is generally nondeductible, whether or not it is performance-based (except for certain performance-based compensation paid pursuant to a legally binding arrangement in place on November 2, 2017). The Compensation Committee will continue to maintain maximum flexibility in the design of our compensation programs. While the Compensation Committee generally considers the Section 162(m) limit when determining compensation, it continues to reserve the discretion to exceed the limitation on deductibility under Section 162(m) to ensure that our NEOs are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its shareholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, may also affect the deductibility of compensation.
The Compensation Committee also considers accounting treatment in the design of various forms of awards in determining the overall components of our compensation program, including forms of incentive equity under the long-term incentive plan.
COMPENSATION RISK ASSESSMENT
Compensation policies and practices are also designed to discourage inappropriate risk-taking. While you should refer to the section entitled “Corporate Governance — Board Role in Risk Oversight” beginning on page 20 of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:
•The NEOs are subject to stock ownership guidelines that require our CEO to maintain ownership of stock equal to six times annual base salary, and other NEOs to maintain ownership of stock equal to three times annual base salary. As of July 21, 2023, all NEOs are in compliance with the stock ownership and retention guidelines.
•Incentive plans are more heavily weighted toward long-term performance to reduce the incentive to impair the prospects for long-term performance in favor of maximizing performance in one year.
•Improper payments or gains from incentives and equity compensation are subject to clawback.
•Short-term and long-term cash incentive payments are capped to avoid potential windfalls.
•Short-term and long-term incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. The financial measures for the short-term cash incentives focus on annual operating plan measures such as revenue growth, diluted EPS, cash flow and market share. Long-term incentives measure shareholder three-year revenue growth, total shareholder return and ROIC relative to our long-term strategic expectations communicated to shareholders.
•The Compensation Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances. For example, controlling for large unplanned transactions that generate a plan windfall that is not aligned with annual operating income.
The Compensation Committee annually reviews an in-depth risk assessment of Medtronic’s sales and non-sales compensation programs. The assessment includes a review of fixed versus variable pay mix, incentive plan metrics, and payout formulas as well as governance and compliance mechanisms such as approval authorities and payment claw back policies. The review completed in March of fiscal year 2023 found that no compensation programs, policies, or practices were likely to have a material adverse impact on Medtronic.
MEDTRONIC  I  2023 Proxy Statement 49

Other Benefits and Perquisites

Medtronic provides broad-based benefit plans to all of its employees, including the same programs for NEOs. All employees participate in the same health care plans, and we do not provide NEOs with any different or additional benefit plans except for a business allowance of $24,000 for U.S.-based NEOs and $40,000 for the CEO. Our business allowance policy is described in detail below.
AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
At the time of hire we entered into offer letters with each of our NEOs. Each offer letter specifies the annual base salary for the executive, which may be modified at the discretion of the Compensation Committee. In addition, the offer letters specify that the executives are eligible to participate in the Medtronic Incentive Plan and the Company’s long-term incentive plan. Offer letters also reflect one-time compensation awards or adjustments, if any, generally provided in connection with an executive’s promotion, in order to align the executive’s compensation with market standards based on increased duties and responsibilities, or an executive’s hiring, in order to align our recruiting efforts with market practices, including providing awards on terms similar to awards the executive forfeited when leaving his or her former employer. Under the terms of the offer letters, each NEO is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, as described in more detail below. In addition, in October 2021 the Committee aligned Mr. ten Hoedt’s compensation with market standards based on increased duties and responsibilities following his role expansion. Under the agreement: (1) Mr. ten Hoedt’s annual LTIP target was increased for the fiscal year, resulting in additional equity grants on November 1, 2021 (the value of which is reflected in the Summary Compensation Table for the 2022 fiscal year) and (2) Mr. ten Hoedt became eligible to receive a $500,000 cash payment that vests in substantially equal installments on the first and second anniversaries of the start date of his role expansion (September 30, 2021), subject to his continued service through each applicable vesting date.
TERMINATION/CHANGE OF CONTROL BENEFITS
As described in detail and quantified in the Potential Payments upon Termination or Change in Control section, our NEOs receive certain benefits upon their termination by the Company without “cause” or for select recent hires, upon their resignation for “good reason,” including such terminations following a change of control (COC) of the Company. Our Compensation Committee regularly reviews termination and COC benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives that are aligned with shareholders.
Compensation in a COC situation is designed to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a COC, and to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our COC policy supports these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with shareholders’ interests, and we believe providing COC benefits should motivate senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our COC policy is discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.” Our COC Policy requires a “double trigger” and applies only if a participant is involuntarily terminated without cause or the participant terminates employment for good reason within three years after a COC event. None of our policies or arrangements with NEOs provide for any “golden parachute” excise tax gross ups.
Our NEOs must also enter into the Company’s standard restrictive covenant agreement, including provisions such as non-competition, confidential information and non-solicitation of the Company’s employees and customers as well as an at-will employment attestation.
The 2021 Medtronic plc Long Term Incentive Plan generally prohibits single-trigger vesting on a “change of control” (as defined under the plan), unless the change in control results in the Company’s successor not assuming outstanding awards, which protects employees and supports an orderly transition of leadership.
UNITED STATES TAX-QUALIFIED RETIREMENT PLANS
Medtronic sponsors a number of United States tax-qualified retirement plans for its employees, including the NEOs. The Company maintains the Medtronic Retirement Plan for Certain Participants and Beneficiaries (“MRP for CPB”), which consists of two types of benefits – the Final Average Pay Pension (“FAPP”) benefit and the Personal Pension Account (“PPA”) benefit. Employees hired before May 1, 2005 could elect to receive the FAPP or either the PPA or the Personal Investment Account (“PIA”) feature in the Medtronic Savings and Investment Plan – our 401(k) plan. Mr. Salmon participates in the FAPP component of the MRP for CPB.
Employees hired or rehired on or after May 1, 2005 but prior to January 1, 2016 are not eligible for the FAPP benefit as that particular benefit has been closed to new entrants but may elect either the PPA benefit under the MRP for CPB or the PIA feature under the 401(k) plan. Messrs. Martha and White participate in the PIA. Under the PIA the company contributes 5% of eligible compensation each year.
MEDTRONIC  I  2023 Proxy Statement 50

Employees hired or rehired on or after January 1, 2016 are eligible for the Medtronic Core Contribution (“MCC”) feature in the 401(k) plan. The MCC is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. Ms. Parkhill participates in the MCC.
Additional details regarding the MRP for CPB, PIA, and 401(k) plan are provided on page 62 of this proxy statement.
SUPPLEMENTAL RETIREMENT PLANS
The Company offers a Nonqualified Retirement Plan Supplement (“NRPS”) designed to provide all eligible employees, including the NEOs, with benefits that supplement those provided under our tax-qualified plans. The NRPS is designed to restore benefits lost under the PPA, PIA, FAPP or MCC due to covered compensation limits prescribed by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.
NONQUALIFIED DEFERRED COMPENSATION PLAN
The Company provides all employees at the vice president level or above, including our NEOs, and highly compensated employees with a market-competitive nonqualified deferred compensation plan through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax-qualified 401(k) plan for all employees. There are no Company contributions to the plan or Company subsidized returns or Company guaranteed returns.
BUSINESS ALLOWANCE
Medtronic does not provide any perquisites such as automobiles or financial and tax advisors. Instead, we provide NEOs with a market-competitive business allowance. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning or automobiles. The business allowance is paid as taxable income, and we do not track how executives use their respective business allowances. The annual business allowances provided to our U.S.-based NEOs in fiscal year 2023 ranged from $24,000 to $40,000. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel, while rare, are considered taxable income. The business allowances and travel expenses are included in the “All Other Compensation” column of the Summary Compensation Table.
CORPORATE AVIATION SERVICE
The Medtronic aviation service provides air transportation for use primarily by the CEO and members of the Board of Directors. Other executives may occasionally use the aviation service for business purposes based on availability and approval by the CEO or General Counsel. The service facilitates more effective and efficient travel planning, and limited personal use is deemed appropriate in conjunction with scheduled business travel.
MEDTRONIC  I  2023 Proxy Statement 51

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.
COMPENSATION COMMITTEE:
Elizabeth Nabel, M.D., Chair
Richard H. Anderson
Kendall J. Powell
Lidia L. Fonseca

MEDTRONIC  I  2023 Proxy Statement 52

Executive Compensation
2023 Summary Compensation Table

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during fiscal year 2023 (collectively, the named executive officers or “NEOs”). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 33 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information is provided below the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (3)	Stock Awards (4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)

Geoffrey S. Martha	2023	$1,350,000	$—	$9,626,040	$3,975,004	$—	$—	$443,588	$15,394,633
Chairman and Chief Executive Officer	2022	$1,345,192	$—	$9,762,502	$3,750,293	$2,553,466	$—	$450,497	$17,861,949
	2021	$1,142,308	$—	$8,910,812	$4,504,950	$2,740,000	$—	$209,257	$17,507,326
Karen L. Parkhill	2023	$911,059	$—	$3,632,502	$1,500,017	$—	$—	$81,181	$6,124,759
Executive Vice President and Chief Financial Officer	2022	$901,543	$—	$3,670,802	$1,435,118	$1,420,581	$—	$90,611	$7,518,655
	2021	$900,876	$—	$3,485,130	$2,145,007	$2,322,211	$—	$68,656	$8,921,879
Sean M. Salmon (1)	2023	$867,000	$—	$2,905,963	$1,200,013	$—	$357,701	$33,968	$5,364,646
EVP & President, Cardiovascular Portfolio
Rob ten Hoedt (2)	2023	$907,368	$269,630	$2,470,097	$1,020,004	$—	$318,554	$62,095	$5,047,748
EVP & President, Global Regions	2022	$881,294	$—	$2,655,555	$1,045,098	$1,077,580	$217,242	$62,120	$5,938,889
Robert J. White	2023	$794,539	$—	$2,905,963	$1,200,013	$—	$—	$130,681	$5,031,197
EVP & President, Medical Surgical Portfolio	2022	$793,952	$—	$3,123,977	$1,225,100	$1,094,944	$—	$115,702	$6,353,675
	2021	$793,364	$—	$2,851,540	$1,745,006	$1,781,315	$—	$82,952	$7,254,177
(1)Mr. Salmon was not a Named Executive Officer in fiscal years 2021 or 2022.
(2)Mr. ten Hoedt was not a Named Executive Officer in fiscal year 2021. For Mr. ten Hoedt, amounts paid in Swiss francs were translated to U.S. dollars as of April 29, 2023 at a rate of 1 Swiss Franc = 1.088 U.S. Dollars
(3)Amount for Mr. ten Hoedt reflects first installment cash payment that vested on first anniversary of the start date of his role expansion effective September 30, 2021 converted to CHF for payment in October 2022 and to USD using the the rate of 1 Swiss Franc = 1.088 U.S. Dollars in April 2023.
(4)These columns represent the grant date fair values of the 2023 PSU awards, which were calculated in accordance with our financial statements as incorporated in Form 10-K. Prior year values were previously calculated and disclosed based on the share price on the date of grant; those values have been revised based on the same methodology used to calculate the grant date fair values of the 2023 PSU awards.
(5)See Non-Equity Incentive Plan Compensation section below for more details.
(6)2022 and 2021 amounts for Mr. White reflect updated All Other Compensation values that include an imputed tax preparation fee for both years and an assignment-related gross-up for 2021, consistent with 2023 methodology. For 2022 and 2021, the tax equalization amounts applicable to Mr. White were a negative amount and, therefore, continue to be reflected as zero in the All Other Compensation column. See All Other Compensation table below for more details on 2023 values.
SALARY
The salary column represents the base salary earned by the NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the
MEDTRONIC  I  2023 Proxy Statement 53

2023 Nonqualified Deferred Compensation Table on page 64 of this proxy statement. Each of the NEOs also contributed a portion of salary to the Medtronic Savings and Investment Plan, our 401(k) Plan.
STOCK AWARDS
Amounts reported in the stock awards column for FY23 represent aggregate grant date fair value of performance share units (PSUs) and grants of restricted stock units (RSUs) under the 2021 Medtronic plc Long Term Incentive Plan. The grant date fair value of the RSUs has been determined in accordance with FASB ASC Topic 718, Compensation— Stock Compensation. The grant date value of PSUs is based upon the probable outcome of the performance conditions and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures, in accordance with FASB ASC Topic 718, Compensation— Stock Compensation. For purposes of the Summary Compensation Table, we have assumed that the probable outcome of the performance conditions would result in the award vesting at target and the best estimate available for the aggregate compensation cost to be recognized over the service period as of the award date would reflect the value of each PSU at the Company’s stock price on the grant date. Accordingly, the grant date fair value was determined by multiplying the number of PSUs awarded by the closing stock price on the date of grant. For PSUs granted in FY23, the values assuming the highest level of performance conditions will be achieved are $13,951,920, $5,264,901, $4,211,882, $3,580,109, and $4,211,882 for Mr. Martha, Ms. Parkhill, Messrs. Salmon, ten Hoedt and White, respectively. There can be no assurance that these values will ever be realized. There is no assurance that any of the performance targets will be achieved, that the service-based awards will vest or that the any of the recipients will realize the values listed above. For a description of the vesting terms of the stock awards, see the narrative disclosure following the 2023 Grants of Plan-Based Awards table on page 56 and the footnotes to the 2023 Outstanding Equity Awards at Fiscal Year End table on page 58 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 12 to the financial statements included in the Company’s Form 10-K for fiscal year 2023.
OPTION AWARDS
The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation— Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model.
Additional information regarding the assumptions used to calculate these amounts is incorporated by reference to Note 12 to the financial statements included in the Company’s Form 10-K for fiscal year 2023.
NON-EQUITY INCENTIVE PLAN COMPENSATION
This column reflects the Medtronic MIP payments earned by the NEOs during the applicable fiscal year and payable subsequent to fiscal year end. It includes any amounts deferred under the Capital Accumulation Plan (as stated in the 2023 Nonqualified Deferred Compensation table on page 64 of this proxy statement). The table below reflects compensation received by the NEO under the plan for the performance period ending through fiscal year 2023.

Name	MIP	Total Non-Equity Incentive Plan Compensation

Geoffrey S. Martha	$—	$—
Karen L. Parkhill	$—	$—
Sean Salmon	$—	$—
Rob ten Hoedt	$—	$—
Robert J. White	$—	$—
For a more detailed description of the terms of the non-equity incentive plan awards, see page 35 of the Compensation Discussion and Analysis and the narrative disclosure following the 2023 Grants of Plan-Based Awards on page 56 of this proxy statement.
CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS
This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plans. The change in the present value of the accrued pension benefit is influenced by variables such as additional years of service, age, pay and the discount rate used to calculate the present value of the change. In determining the present value of accrued pension benefits under Medtronic’s plans, discount rates of 4.99% for the qualified plan and 4.73% for the nonqualified NRPS were used for fiscal year 2023, an increase from 4.48% for the qualified plan and 4.23% for the nonqualified NRPS in fiscal year 2022.
The pension values are calculated based on the accrued pension benefits (qualified plan and the nonqualified NRPS) as of April 28, 2023 and the fiscal year-end 2023 ASC 715 disclosure in the financial statements included in assumptions. Assumptions are described in Note 15 to the financial statements included in the Company’s Form 10-K for fiscal year 2023.
MEDTRONIC  I  2023 Proxy Statement 54

ALL OTHER COMPENSATION
The all other compensation column includes the following:

Name	Fiscal Year	Perquisites and Other Personal Benefits (1)	Tax Reimbursement (2)	Company Contributions to Defined Contribution Plans (3)	Total

Geoffrey S. Martha	2023	$296,569	$—	$147,019	$443,588
Karen L. Parkhill	2023	$24,000	$7	$57,174	$81,181
Sean Salmon	2023	$24,818	$—	$9,150	$33,968
Rob ten Hoedt	2023	$62,095	$—	$—	$62,095
Robert J. White	2023	$25,600	$31,355	$73,726	$130,681
(1)This column represents the aggregate incremental cost of perquisites and other benefits, and includes:
•Mr. Martha includes a $40,000 business allowance. He also received $256,569 attributable to personal use of Company aircraft.
•Ms. Parkhill includes a $24,000 business allowance
•Mr. Salmon includes a $24,000 business allowance and a $818 patent award
•Mr. ten Hoedt includes $16,313 of financial planning services and an automobile lease of $45,781
•Mr. White includes a $24,000 business allowance and a $1,600 imputed tax preparation fee.

The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for such use.
(2)Mr. White includes a $16,888 tax equalization payment and a $14,467 assignment-related gross-up payment, each relating to calendar-year 2022 compensation and paid in fiscal year 2023. Tax equalization payments are designed to cover the additional taxes, if any, that an employee incurs due solely to an international assignment with the Company. If applicable, Medtronic makes tax equalization payments following completion of the applicable calendar year.
(3)This amount reflects the contribution by Medtronic to match contributions NEOs elected to make to the Medtronic Savings and Investment Plan. Medtronic provides an automatic matching contribution equal to 50% of a participant’s elective deferrals up to 6% of eligible compensation. The Company also may provide a discretionary matching contribution based on our financial performance during the fiscal year that, when combined with the automatic matching contribution, will not exceed 150% of a participant’s elective deferrals up to 6% of eligible compensation. In fiscal year 2023 the EPS achievement was $5.29 this equaled a $0.50 matching contribution for every $1 elective deferral a participant contributed to the plan up to 6% of eligible compensation. Participants in the PIA receive a contribution from Medtronic equal to 5% of eligible pay at the end of the fiscal year. The amount for Mr. Martha includes $137,869 in Company contributions to the qualified PIA ($15,250) and nonqualified PIA ($122,619). The amount for Mr. White includes $64,576 in Company contributions to the qualified PIA ($15,250) and nonqualified PIA ($49,326). Participants in the MCC receive a contribution from Medtronic equal to 3% of eligible pay at the end of the fiscal year. The amount for Ms. Parkhill includes $48,024 in Company contributions to the qualified Medtronic Core Contribution Plan (“MCC”) ($9,150) and the nonqualified MCC ($38,874). For additional information on the nonqualified MCC plan, see the 2023 Nonqualified Deferred Compensation table on page 64.
MEDTRONIC  I  2023 Proxy Statement 55

2023 Grants of Plan-Based Awards

The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2023. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Fiscal Year 2023 Annual Medtronic Incentive Plan (“MIP”) Design” on page 42 and “Fiscal Year 2023 Long-Term Incentive Plan (LTIP) Design” beginning on page 45 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

										All other stock awards: Number of Shares of Stock or Units (#)	All other option awards: Number of Securities Underlying Options (#)	Option Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
Name	Award Type (1)	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Geoffrey S. Martha	MIP			1,215,000	2,025,000	3,341,250
	PSU	8/1/2022	6/23/2022				35,588	71,176	142,352				6,975,960
	OPT	8/1/2022	6/23/2022								224,996	93.08	3,975,004
	RSU	8/1/2022	6/23/2022							28,471			2,650,081
Karen L. Parkhill	MIP			601,413	1,002,356	1,653,887
	PSU	8/1/2022	6/23/2022				13,430	26,859	53,718				2,632,451
	OPT	8/1/2022	6/23/2022								84,905	93.08	1,500,017
	RSU	8/1/2022	6/23/2022							10,744			1,000,052
Sean M. Salmon	MIP			520,200	867,000	1,430,550
	PSU	8/1/2022	6/23/2022				10,744	21,487	42,974				2,105,941
	OPT	8/1/2022	6/23/2022								67,924	93.08	1,200,013
	RSU	8/1/2022	6/23/2022							8,595			800,023
Rob ten Hoedt	MIP			544,421	907,368	1,497,156
	PSU	8/1/2022	6/23/2022				9,132	18,264	36,528				1,790,055
	OPT	8/1/2022	6/23/2022								57,735	93.08	1,020,004
	RSU	8/1/2022	6/23/2022							7,306			680,042
Robert J. White	MIP			476,724	794,539	1,310,990
	PSU	8/1/2022	6/23/2022				10,744	21,487	42,974				2,105,941
	OPT	8/1/2022	6/23/2022								67,924	93.08	1,200,013
	RSU	8/1/2022	6/23/2022							8,595			800,023
(1)MIP = Annual performance-based plan award granted under the Medtronic Incentive Plan.  As described above in the Compensation Discussion & Analysis, Medtronic’s financial performance including revenue growth, non-GAAP EPS, free cash flow and market share can be adjusted up or down based on Team Performance and Individual Performance (excluding the CEO).
PSU = Long-term performance plan award granted under the 2021 Medtronic plc Long Term Incentive Plan
OPT = Nonqualified stock options granted under the 2021 Medtronic plc Long Term Incentive Plan
RSU = Restricted stock unit granted under the 2021 Medtronic plc Long Term Incentive Plan

ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS
Amounts in these columns represent potential payouts at threshold, target and maximum performance under fiscal year 2023 MIP. Earned payouts under the MIP for annual revenue growth and diluted EPS can range from 50% to 200%, for free cash flow 50% to 150%, for market share 90% to 110%, for the team scorecard 80% to 110% and their individual scorecard (other than the CEO) 70% to 130% of the target award based on Company, team and individual performance as described on page 37 of this proxy statement. The threshold payout levels described above reflect threshold performance achievement for one performance metric in the MIP (i.e, EPS threshold required for payout under MIP), including a downward modifier for both team and individual performance. The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $20 million for the Chief Executive Officer and $10 million for each other participant. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Appendix A of this proxy statement.
MEDTRONIC  I  2023 Proxy Statement 56

ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
Amounts in these columns represent potential payouts at threshold, target and maximum performance under the fiscal year 2023-2025 PSUs. The threshold amount assumes shares earned at the threshold performance for revenue growth and relative shareholder return. The performance share plan is designed to increase the emphasis on long-term growth and value creation, with the weighting of 3-year revenue growth and 3-year relative total shareholder return at 50% each. Return on Invested Capital (12-month non-GAAP earnings after the removal of after-tax impact of amortization and excluding non-recurring items, plus interest expense net of tax all divided by Total Equity plus Interest-Bearing Liabilities less Cash and Cash Equivalents for each year averaged over the three-year period) acts as a downward modifier, reducing the payout by 30% if a minimum level of ROIC is not achieved. Unvested RSUs receive dividend equivalent units (DEUs), which are credited and added to the share balance. DEUs are only paid to the extent the underlying RSUs are earned.
ALL OTHER STOCK AWARDS
The amounts reported in this column represent grants of RSUs, which vest 100% on the third anniversary of the grant date. Unvested RSUs receive dividend equivalent units (DEUs), which are credited and added to the share balance. DEUs are only paid to the extent the underlying RSUs are earned.
ALL OTHER OPTION AWARDS/EXERCISE OR BASE PRICE OF OPTION AWARDS
The exercise or base price of the stock option grant represents the closing market price of Medtronic ordinary shares on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four-year period.
GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS
This column represents the grant date fair value of each equity award granted in fiscal year 2023 computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the financial statements included in the Company’s Form 10-K for fiscal year 2023.
MEDTRONIC  I  2023 Proxy Statement 57

2023 Outstanding Equity Awards at Fiscal Year End

The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2023. The market or payout value of unearned shares, units or other rights that have not vested is based on $90.95, which was the closing price of Medtronic’s ordinary shares on the New York Stock Exchange on April 28, 2023, and for performance share unit awards presumes that the target performance goals are met.

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)					Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units, or Other Rights That Have Not Vested (1)
Name	Option Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number (#)1)	Market Value ($)	Number (#)1)	Market or Payout Value ($)

Geoffrey S. Martha	7/28/2014	1,594	—	62.76	7/28/2024	8/3/2020	24,770	2,252,832
	7/28/2014	17,519	—	62.76	7/28/2024	10/9/2020			55,166	5,017,355
	1/27/2015	34,741	—	74.84	1/27/2025	8/2/2021	20,008	1,819,732
	8/3/2015	39,317	—	78.00	8/3/2025	8/2/2021			50,019	4,549,186
	8/3/2015	1,283	—	78.00	8/3/2025	8/1/2022	29,194	2,655,229
	8/1/2016	1,136	—	88.06	8/1/2026	8/1/2022			72,984	6,637,932
	8/1/2016	34,825	—	88.06	8/1/2026
	7/31/2017	1,191	—	83.97	7/31/2027
	7/31/2017	39,697	—	83.97	7/31/2027
	7/30/2018	1,695	—	89.08	7/30/2028
	7/30/2018	67,782	—	89.08	7/30/2028
	7/29/2019	61,365	20,455	103.26	7/29/2029
	7/29/2019	1,211	404	103.26	7/29/2029
	10/28/2019	48,877	16,293	106.22	10/28/2029
	8/3/2020	106,265	106,265	97.33	8/3/2030
	8/3/2020	35,578	35,580	97.33	8/3/2030
	8/2/2021	40,682	122,049	131.26	8/2/2031
	8/1/2022	—	224,996	93.08	8/1/2032
Karen L. Parkhill	8/1/2016	45,424	—	88.06	8/1/2026	8/3/2020	9,688	881,136
	8/1/2016	1,136	—	88.06	8/1/2026	10/9/2020			21,576	1,962,331
	7/31/2017	53,988	—	83.97	7/31/2027	8/2/2021	7,523	684,250
	7/31/2017	1,191	—	83.97	7/31/2027	8/2/2021			18,807	1,710,531
	7/30/2018	85,067	—	89.08	7/30/2028	8/1/2022	11,017	1,001,994
	7/30/2018	1,695	—	89.08	7/30/2028	8/1/2022			27,541	2,504,892
	7/29/2019	71,054	23,685	103.26	7/29/2029
	7/29/2019	1,211	404	103.26	7/29/2029
	8/3/2020	787	788	97.33	8/3/2030
	8/3/2020	41,561	41,562	97.33	8/3/2030
	8/3/2020	25,188	25,190	97.33	8/3/2030
	8/2/2021	271	814	131.26	8/2/2031
	8/2/2021	15,296	45,891	131.26	8/2/2031
	8/1/2022	—	84,905	93.08	8/1/2032
Sean M. Salmon	7/28/2014	1,594	—	62.76	7/28/2024	8/3/2020	5,050	459,293
	7/28/2014	13,066	—	62.76	7/28/2024	10/9/2020			11,769	1,070,397
	1/27/2015	16,035	—	74.84	1/27/2025	2/1/2021	2,006	182,433
	8/3/2015	17,095	—	78.00	8/3/2025	2/1/2021			5,247	477,186
	8/3/2015	1,283	—	78.00	8/3/2025	8/2/2021	5,507	500,835
	8/1/2016	1,136	—	88.06	8/1/2026	8/2/2021			14,406	1,310,222
	8/1/2016	15,142	—	88.06	8/1/2026	8/1/2022	8,508	773,830
	7/31/2017	27,788	—	83.97	7/31/2027	8/1/2022			22,033	2,003,895
MEDTRONIC  I  2023 Proxy Statement 58

	7/31/2017	1,191	—	83.97	7/31/2027
	7/30/2018	1,695	—	89.08	7/30/2028
	7/30/2018	25,983	—	89.08	7/30/2028
	7/29/2019	16,149	5,383	103.26	7/29/2029
	7/29/2019	1,211	404	103.26	7/29/2029
	10/28/2019	11,037	3,679	106.22	10/28/2029
	8/3/2020	787	788	97.33	8/3/2030
	8/3/2020	22,670	22,670	97.33	8/3/2030
	8/3/2020	15,113	15,114	97.33	8/3/2030
	2/1/2021	8,156	8,158	111.18	2/1/2031
	8/2/2021	271	814	131.26	8/2/2031
	8/2/2021	11,716	35,151	131.26	8/2/2031
	8/1/2022	—	67,924	93.08	8/1/2032
Rob ten Hoedt	7/29/2013	1,808	—	55.32	7/29/2023	8/3/2020	6,165	560,723
	7/29/2013	3,706	—	55.32	7/29/2023	10/9/2020			13,730	1,248,765
	7/28/2014	1,594	—	62.76	7/28/2024	8/2/2021	4,642	422,187
	7/28/2014	10,357	—	62.76	7/28/2024	8/2/2021			11,604	1,055,420
	8/3/2015	1,283	—	78.00	8/3/2025	11/1/2021	870	79,098
	8/3/2015	39,317	—	78.00	8/3/2025	11/1/2021			2,174	197,746
	8/1/2016	1,136	—	88.06	8/1/2026	8/1/2022	7,492	681,363
	8/1/2016	34,825	—	88.06	8/1/2026	8/1/2022			18,728	1,703,315
	7/31/2017	36,521	—	83.97	7/31/2027
	7/31/2017	1,191	—	83.97	7/31/2027
	7/30/2018	1,695	—	89.08	7/30/2028
	7/30/2018	58,745	—	89.08	7/30/2028
	7/29/2019	45,216	15,072	103.26	7/29/2029
	7/29/2019	1,211	404	103.26	7/29/2029
	8/3/2020	787	788	97.33	8/3/2030
	8/3/2020	26,448	26,448	97.33	8/3/2030
	8/3/2020	21,095	21,096	97.33	8/3/2030
	8/2/2021	9,438	28,316	131.26	8/2/2031
	8/2/2021	271	814	131.26	8/2/2031
	11/1/2021	1,667	5,003	120.23	11/1/2031
	8/1/2022	—	57,735	93.08	8/1/2032
Robert J. White	2/18/2015	76,434	—	78.50	2/18/2025	8/3/2020	7,608	691,945
	8/3/2015	23,932	—	78.00	8/3/2025	10/9/2020			17,654	1,605,596
	8/3/2015	1,283	—	78.00	8/3/2025	8/2/2021	6,145	558,923
	8/1/2016	24,226	—	88.06	8/1/2026	8/2/2021			16,006	1,455,728
	8/1/2016	1,136	—	88.06	8/1/2026	8/1/2022	8,459	769,390
	7/31/2017	30,170	—	83.97	7/31/2027	8/1/2022			22,033	2,003,895
	7/31/2017	1,191	—	83.97	7/31/2027
	7/30/2018	63,263	—	89.08	7/30/2028
	7/30/2018	1,695	—	89.08	7/30/2028
	7/29/2019	58,135	19,379	103.26	7/29/2029
	7/29/2019	1,211	404	103.26	7/29/2029
	8/3/2020	34,004	34,006	97.33	8/3/2030
	8/3/2020	787	788	97.33	8/3/2030
	8/3/2020	20,150	20,152	97.33	8/3/2030
	8/2/2021	271	814	131.26	8/2/2031
	8/2/2021	13,018	39,056	131.26	8/2/2031
	8/1/2022	—	67,924	93.08	8/1/2032
(1)    Amounts in these columns may include dividend equivalent units that will be distributed upon distribution of the underlying awards.
MEDTRONIC  I  2023 Proxy Statement 59

The table below shows the vesting schedule for all unexercisable options, which generally vest 25% on each anniversary of the date of grant over a four-year period, generally subject to continued service.

		Vesting Schedule for Unexercisable Options
Name	Grant Date	2023	2024	2025	2026

Geoffrey S. Martha	7/29/2019	20,455
	7/29/2019	404
	10/28/2019	16,293
	8/3/2020	53,132	53,133
	8/3/2020	17,790	17,790
	8/2/2021	40,683	40,683	40,683
	8/1/2022	56,249	56,249	56,249	56,249
Karen L. Parkhill	7/29/2019	23,685
	7/29/2019	404
	8/3/2020	12,595	12,595
	8/3/2020	20,781	20,781
	8/3/2020	394	394
	8/2/2021	15,297	15,297	15,297
	8/2/2021	271	271	272
	8/1/2022	21,226	21,226	21,226	21,227
Sean M. Salmon	7/29/2019	5,383
	7/29/2019	404
	10/28/2019	3,679
	8/3/2020	11,335	11,335
	8/3/2020	394	394
	8/3/2020	7,557	7,557
	2/1/2021	4,079	4,079
	8/2/2021	11,717	11,717	11,717
	8/2/2021	271	271	272
	8/1/2022	16,981	16,981	16,981	16,981
Rob ten Hoedt	7/29/2019	404
	7/29/2019	15,072
	8/3/2020	13,224	13,224
	8/3/2020	394	394
	8/3/2020	10,548	10,548
	8/2/2021	271	271	272
	8/2/2021	9,438	9,439	9,439
	11/1/2021	1,667	1,668	1,668
	8/1/2022	14,433	14,434	14,434	14,434
Robert J. White	7/29/2019	404
	7/29/2019	19,379
	8/3/2020	17,003	17,003
	8/3/2020	394	394
	8/3/2020	10,076	10,076
	8/2/2021	271	271	272
	8/2/2021	13,018	13,019	13,019
	8/1/2022	16,981	16,981	16,981	16,981

MEDTRONIC  I  2023 Proxy Statement 60

The table below shows the vesting schedule for all unvested restricted stock units and performance share units. Time-vested restricted stock units cliff vest on the third anniversary of the grant date, generally subject to continued service. Performance share units are reported as if target performance goals have been met.

		Vesting Schedule for Unvested Restricted Stock Units and Performance Share Units
Name	Grant Date	2023	2024	2025

Geoffrey S. Martha	8/3/2020	24,770
	10/9/2020	55,166
	8/2/2021		20,008
	8/2/2021		50,019
	8/1/2022			29,194
	8/1/2022			72,984
Karen L. Parkhill	8/3/2020	9,688
	10/9/2020	21,576
	8/2/2021		7,523
	8/2/2021		18,807
	8/1/2022			11,017
	8/1/2022			27,541
Sean M. Salmon	8/3/2020	5,050
	10/9/2020	11,769
	2/1/2021	2,006
	2/1/2021	5,247
	8/2/2021		5,507
	8/2/2021		14,406
	8/1/2022			8,508
	8/1/2022			22,033
Rob ten Hoedt	8/3/2020	6,165
	10/9/2020	13,730
	8/2/2021		4,642
	8/2/2021		11,604
	11/1/2021		870
	11/1/2021		2,174
	8/1/2022			7,492
	8/1/2022			18,728
Robert J. White	8/3/2020	7,608
	10/9/2020	17,654
	8/2/2021		6,145
	8/2/2021		16,006
	8/1/2022			8,459
	8/1/2022			22,033
MEDTRONIC  I  2023 Proxy Statement 61

2023 Option Exercises and Stock Vested

The table below includes information related to options exercised by each of the NEOs and restricted stock units that vested during fiscal year 2023. The table also includes the value realized for such options and restricted stock units. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Geoffrey S. Martha	—	—	—	—
Karen L. Parkhill	—	—	—	—
Sean M. Salmon	16,631	$418,709	—	—
Rob ten Hoedt	2,404	$96,009	—	—
Robert J. White	—	—	—	—
2023 Pension Benefits

The table below includes information with respect to Medtronic’s pension plans for each of the NEOs as of April 28, 2023, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year (2)(3) ($)

Geoffrey S. Martha (1)(2)	Medtronic NRPS	11.667	$—	$—
Karen L. Parkhill (1)	—	—	$—	$—
Sean M. Salmon	MRP for CPB	18.417	$501,084	$—
	Medtronic NRPS	18.417	$1,928,262	$—
Rob ten Hoedt (3)	Medtronic Pension Fund	16.333	$9,007,105	$82,443
Robert J. White (1)	—	—	$—	$—
(1)Mr. Martha, Ms. Parkhill, and Mr. White do not participate in the Company’s defined benefit pension plans.
(2)Mr. Martha was a participant in the tax-qualified GE Pension Plan with his former employer. Upon hire in 2011, Mr. Martha was provided a special benefit to his NRPS. Upon retirement, Mr. Martha receives the present value of the amount that he would have received from the GE Pension Plan as if he had continued to work at GE until retirement, less the sum of: (a) the value of Mr. Martha’s vested PIA account at retirement, (b) the value of Mr. Martha’s vested NRPS account at retirement; and (c) the present value of the benefit Mr. Martha was actually entitled to receive under the GE Pension plan as of November 28, 2011. This amount will be paid as a lump sum.
(3)Mr. ten Hoedt participates in a pension plan for Swiss employees. The amount for Mr. ten Hoedt represents ordinary contributions into the pension plan and are shown as a negative payment. The increase in the Present Value of Accumulated Benefit includes these amounts.

The Medtronic Retirement Plan for Certain Participants and Beneficiaries (MRP for CPB) consists of two types of benefits, the Final Average Pay Pension (FAPP) benefit and the Personal Pension Account (PPA) benefit. Effective May 1, 2005, the Company froze the Final Average Pay Pension to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the Final Average Pay Pension or to participate in either the PPA or Personal Investment Account (PIA) described below. Employees hired on or after May 1, 2005 but prior to January 1, 2016, were eligible to elect to participate in the PPA – a cash balance component of the MRP – or the PIA – a component of the Medtronic 401(k) Plan. The benefits provide an annual 5% employer contribution. Effective January 1, 2016, the Company froze the PIA and the PPA to new entrants. All eligible employees continue to accrue retirement benefits under the PIA or PPA. New employees hired on or after January 1, 2016 are eligible for the Medtronic Core Contribution (MCC), which provides an annual 3% employer contribution.

Mr. ten Hoedt participates in the Medtronic Pension Fund (“MPF”). The MPF is a qualified cash balance pension plan available to all eligible employees working for Medtronic entities in Switzerland. The Company and employee contributions vary by age. For Mr. ten Hoedt specifically, the annual contributions during fiscal year 2023 were 15.5% for the Company and 9% for the employee.
MEDTRONIC  I  2023 Proxy Statement 62

Pensionable salary includes base salary and paid annual incentive. Additionally, each year a participant’s account will earn interest, as set by the Pension Board, credited at the end of the calendar year. For fiscal year 2023, interest of 6% was credited. The MPF also provides risk benefits in case of a participant’s death or disability, which are fully insured. There is no vesting, meaning that the full pension account is granted to the participant on termination of employment. A participant leaving the Company may receive the accrued pension fund in the following ways: (1) transfer the fund to a block account; (2) receive the fund in cash, subject to taxation; or (3) in the case of a retirement, receive the funds as an annual pension, either in cash or a combination of pension and cash.
The benefits currently paid under the Medtronic Retirement Plan for Certain Participants and Beneficiaries (the “MRP for CPB”) are limited to an annual maximum of $305,000, in accordance with IRS requirements. The Company also has an unfunded Nonqualified Retirement Plan Supplement (the “NRPS”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the MRP for CBP in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the plan. The NRPS is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the NRPS benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the performance share plan) pursuant to the Capital Accumulation Plan. NRPS benefits are determined based on the qualified plan formula (FAPP or PPA) in which the executive elected to participate. The NRPS benefit calculated on the FAPP formula is reduced based on the participant’s age at the end of the month following separation from service (within the meaning of Section 409A of the Internal Revenue Code, generally retirement, termination of employment, or significant reduction in work schedule). The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest was determined based on a declining balance schedule using an interest rate of 6% until April 2023 when the interest rate provided to all plan participants during the installment period was changed to 2%, generally for retirements or terminations after April 28, 2023. The 6% interest will be preserved for Ms. Parkhill, Mr. White and Mr. Salmon if they terminate or retire on or before April 30, 2027. This interest rate change aligns to standard market practice and reinforces our fiscal responsibility for Medtronic. The amount of retirement benefit earned under the NRPS is calculated upon separation from service. If the aggregate value is less than or equal to $100,000, it is paid out as a lump sum six months after separation from service. If the aggregate value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after the separation from service. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, or if there is no surviving spouse, to the children, or if there are no survivors, to the estate.
MEDTRONIC  I  2023 Proxy Statement 63

2023 Nonqualified Deferred Compensation

Name		Executive Contributions in Last FY (2) ($)	Registrant’s Contributions in Last FY (3) ($)	Aggregate Earnings in Last FY (4) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE (5) ($)

Geoffrey S. Martha	CAP	$—	$—	$48,667	$—	$2,922,413
	NRPS	$657,079	$49,326	$20,150	$—	$726,556
Karen L. Parkhill (1)	CAP	$—	$—	$—	$—	$—
	NRPS	$237,167	$38,874	$5,866	$—	$281,907
Sean M. Salmon	CAP	$623,773		$27,475	$—	$1,268,518
	NRPS	$—	$—	$—	$—	$—
Rob ten Hoedt (1)	N/A	$—	$—	$—	$—	$—
Robert J. White	CAP	$—	$—	$1,240	$—	$192,252
	NRPS	$391,286	$49,326	$6,377	$—	$446,989

CAP = Capital Accumulation Plan
NRPS = Nonqualified Retirement Plan Supplement

(1)Ms. Parkhill and Mr. ten Hoedt have not participated in the Capital Accumulation Plan (CAP) or in the defined contribution Personal Investment Account portion of the Nonqualified Retirement Plan Supplement (NRPS).
(2)The following amounts of Executive Contributions from the table above have been reported in Salary and Non-Equity Incentive Plan Compensation columns in the current year’s Summary Compensation Table.

Name	Contributions

Geoffrey S. Martha	$—
Karen L. Parkhill	$—
Sean M. Salmon	$623,773
Rob ten Hoedt	$—
Robert J. White	$—

(3)These amounts are included in the current year’s Summary Compensation Table in the All Other Compensation column.
(4)No amounts of Aggregate Earnings from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.
(5)The following amounts of Aggregate Balance from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions

Geoffrey S. Martha	$2,250,860
Karen L. Parkhill	$193,183
Sean M. Salmon	$—
Rob ten Hoedt	$—
Robert J. White	$63,397
MEDTRONIC  I  2023 Proxy Statement 64

CAPITAL ACCUMULATION PLAN
The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:
•Up to 50% of their base salary;
•Up to 80% of their annual incentive plan payments;
•Up to 80% of their commissions (applicable only to those executives in a commission plan); and
•Up to 80% of their cash long-term incentive plan payments.
The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan; the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses). Participants receive credits of gains or losses daily based on funds that are indexed to 21 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below.

Return on Funds 12 months as of April 28, 2023

Medtronic plc Stock Fund	(9.85)%
Income Fund	3.24%
Growth Fund	6.85%
International Equity Index	8.66%
Capital Preservation Fund	0.83%
U.S. Equity Index	8.34%
Bond Index	3.78%
Retirement Income	5.01%
Retirement 2015	5.14%
Retirement 2020	5.35%
Retirement 2025	5.76%
Retirement 2030	6.25%
Retirement 2035	6.67%
Retirement 2040	6.96%
Retirement 2045	7.16%
Retirement 2050	7.22%
Retirement 2055	7.23%
Retirement 2060	7.26%
Inflation Protected	3.65%
10T-100	1.88%
10T-120	2.25%

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over 5, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).
RSUs
Under the Medtronic, Inc. 2003 Long-Term Incentive Plan, certain participants were allowed to defer the issuance of shares or cash deliverable upon the exercise of an option or stock appreciation right, vesting of restricted stock, or satisfaction of other stock-based awards or other cash-based awards, for a specified period or until a specified date.
PSUs
Under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan and the 2021 Medtronic plc Long Term Incentive Plan certain participants are allowed to defer the receipt of earned performance share units for a specified period or until a specific date. This deferral election can be between 5%-80% in 5% increments.
MEDTRONIC  I  2023 Proxy Statement 65

FINAL AVERAGE PAY PENSION (FAPP)
Available to employees hired before May 1, 2005, the Final Average Pay Pension is a component of the Medtronic Retirement Plan for Certain Participants and Beneficiaries (MRP for CPB). The benefit amount is based on several factors which include the length of service and the average of the employee’s highest five consecutive years of salary. Employees become vested in the MRP for CPB after five years or once they reach age 62. Employees can generally receive their pension benefit if they retire from Medtronic at age 55 and have 10 years of vesting service, or if they retire at or after age 62.

NONQUALIFIED RETIREMENT PLAN SUPPLEMENT (NRPS)
 The NRPS is designed to restore benefits lost under the PPA, PIA, FAPP or MCC due to covered compensation limits prescribed by the Internal Revenue Code. Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS is calculated. If the aggregate value is less than or equal to $100,000, it is paid out as a lump sum six months after separation from service. If the aggregate value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. . The monthly interest was determined based on a declining balance schedule using an interest rate of 6% until April 2023 when the interest rate provided to all plan participants during the installment period was changed to 2%, generally for retirements or terminations after April 28, 2023. The 6% interest will be preserved for Ms. Parkhill, Mr. White and Mr. Salmon if they terminate or retire on or before April 30, 2027. This interest rate change aligns to standard market practice and reinforces our fiscal responsibility for Medtronic. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, or if there is no surviving spouse, to the children, or if there are no survivors, to the estate.

PERSONAL INVESTMENT ACCOUNT (PIA)
Available to employees hired on or before December 31, 2015, the PIA is a defined contribution plan in which employees receive a contribution equal to 5% of eligible pay. Of the 5%, 4% is for retirement income and 1% is intended for retiree medical costs. Employees become vested in the PIA after three years of employment.
MEDTRONIC CORE CONTRIBUTION (MCC)
Available to employees hired after January 1, 2016, the MCC is a defined contribution plan in which employees receive a contribution equal to 3% of eligible pay at the end of the fiscal year. Employees become vested in MCC after three years of employment.
Potential Payments Upon Termination or Change of Control

COMPANY SEVERANCE PRACTICES

Mr. Martha, Ms. Parkhill and Messrs. Salmon, ten Hoedt and White are subject to Medtronic’s Section 16 Officer Severance Practices. These practices, which have received the approval of Medtronic’s Board of Directors, provide severance payments and benefits under certain termination events. In the event that Mr. Martha, Ms. Parkhill or Messrs. Salmon, ten Hoedt or White’s employment is terminated by the Company without cause such executive will be entitled to the following payments:
(i) two times the sum of such executive’s annual base salary and the lesser of (a) the target annual cash opportunity under the MIP or (b) the actual or forecasted actual payout of the MIP based on performance, (ii) the value of 24 months of continued health and dental insurance coverage, and (iii) outplacement services. The forecasted MIP payout must be determined at the time severance is calculated and paid. Our NEOs are not entitled to any severance or other termination benefits in connection with a termination for any other reason.
The table below illustrates the payments due upon involuntary termination as described in the section above, assuming a termination date of April 28, 2023.

Name	Severance Amount (1)	Welfare Benefits (2)	Total

Geoffrey S. Martha	$2,700,000	$57,589	$2,757,589
Karen L. Parkhill	$1,822,465	$60,114	$1,882,579
Sean M. Salmon	$1,734,000	$60,114	$1,794,114
Rob ten Hoedt	$1,814,735	$42,306	$1,857,042
Robert J. White	$1,589,078	$60,114	$1,649,193

MEDTRONIC  I  2023 Proxy Statement 66

(1)Mr. Martha’s amount includes two times his base salary ($2,700,000) and the lesser of the MIP payout or the target value ($0). Ms. Parkhill’s amount includes two times her base salary ($1,822,465) and the lesser of the MIP payout or the target value ($0). Mr. Salmon’s amount includes two times his base salary ($1,734,000) and the lesser of the MIP payout or the target value ($0). Mr. ten Hoedt’s amount includes two times his base salary ($1,814,735) and the lesser of the MIP payout or the target value ($0). Mr. White’s amount includes two times his base salary ($1,589,078) and the lesser of the MIP payout or the target value ($0).
(2)Amounts represent payments for 24 months of health benefits and outplacement assistance.
CHANGE OF CONTROL POLICY
Under Medtronic’s change of control policy, no benefits are payable to an executive officer unless there is both a change of control and a termination of the executive by the Company other than for cause or by the executive for “good reason” as defined by the policy. This is known as a double trigger. Absent a change of control, the policy does not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.
The policy provides that for three years after a change of control — the first trigger — there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his or her own employment for good reason (as defined in the policy, and including compensation reductions, demotions, relocation and excess travel) — the second trigger — the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to the prorated value of the Highest Annual Bonus and three times the sum of his or her base salary and Highest Annual Bonus. For these purposes, Highest Annual Bonus means the greater of the average of the bonuses received by the executive for the last three completed fiscal years preceding the year of termination, and the bonus payable for the most recently completed fiscal year. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below in the footnotes to the table. The change of control policy does not include provisions for a “golden parachute” excise tax gross up. Instead, such payments may be subject to reduction (any such payment a ”Reduced Payment”) to the extent it would cause the recipient to receive an “excess parachute payment” (as defined in the Internal Revenue Code) unless the change of control payments, less the amount of any excise taxes payable by the NEO, is greater than the Reduced Payment.
Generally, and subject to certain exceptions, a change of control is deemed to have occurred if:
•a majority of Medtronic’s Board of Directors are individuals other than the nominees for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;
•another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or
•Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.
If a change of control of Medtronic occurs, awards under Medtronic’s annual incentive plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary.  On December 9, 2021, shareholders approved the 2021 Medtronic plc Long Term Incentive Plan which replaced the Medtronic, Inc. 2013 Stock Award and Incentive Plan, which previously replaced the Company’s 2008 Stock Award and Incentive Plan, and which was amended and restated in connection with the Covidien acquisition. For awards granted under the 2021 Medtronic plc Long Term Incentive Plan, the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, or the 2008 Stock Award and Incentive Plan, and related award agreements, stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units will lapse only if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.
If a change of control occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the change of control occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the change of control and disregarding the effects of the change of control.
MEDTRONIC  I  2023 Proxy Statement 67

The table below reflects estimated payments for our NEOs as a result of the change of control policy, assuming on April 28, 2023: (1) the change of control occurred and (2) the Company terminates executive’s employment other than for cause or disability or the executive terminates employment for good reason.

Name	Severance Amount (1)(2)	Accelerated Vesting of Performance Share Units (3)	Accelerated Vesting of Stock Options (4)	Accelerated Vesting of Restricted Stock Units (5)	Present Value Of Increased Pension Benefits (6)	Other (7)	Total

Geoffrey S. Martha	$8,126,500	$16,204,472	$—	$6,727,792	$—	$508,938	$31,567,702
Karen L. Parkhill	$4,699,556	$6,177,753	$—	$2,567,381	$—	$237,549	$13,682,240
Sean M. Salmon	$4,198,327	$4,861,701	$—	$1,916,391	$864,350	$92,858	$11,933,627
Rob ten Hoedt	$4,662,819	$4,205,245	$—	$1,743,372	$704,154	$459,871	$11,775,462
Robert J. White	$4,064,903	$5,065,219	$—	$2,020,258	$—	$286,556	$11,436,936
(1)This amount includes three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2023’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.
(2)This amount also includes the prorated value of the greater of fiscal year 2023’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.
(3)This amount represents the value of unvested performance share units (at target) and dividend-equivalent units as of April 28, 2023, at the closing price on that date of $90.95.
(4)This amount represents the market gain (or intrinsic value) of unvested options as of April 28, 2023, at the closing price on that date of $90.95.
(5)This amount represents the value of unvested restricted stock units, RSUs and dividend-equivalent units as of April 28, 2023, at the closing price on that date of $90.95.
(6)This amount reflects the estimated present value of additional pension benefits due to the NEO upon a change of control assuming an additional three years of age and service.
(7)This amount represents the estimated value of the 3-year continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years.
Equity Compensation Plan Information

The following table provides information about Medtronic’s ordinary shares issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 28, 2023, including the Medtronic plc 2021 Long Term Incentive Plan, the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan, the Medtronic, Inc. 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2014 Employees Stock Purchase Plan, and the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan.

	(a) (3)	(b) (3)	(c) (4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)(2)	37,924,183	$75.53	111,337,611
Equity compensation plans not approved by security holders (2)	—	—	—
(1)Awards under the Medtronic plc 2021 Long Term Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and performance awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.
(2)Amounts disclosed do not include stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, or performance awards to acquire 326,844 Medtronic shares relating to former Covidien awards assumed in the acquisitions with a weighted average exercise price of $47.05.
MEDTRONIC  I  2023 Proxy Statement 68

(3)Column (a) includes 30,538,979 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $93.80, and the following equity awards, which increase the number of shares in column (a), decrease the number of shares in column (c), and decreased the weighted average exercise price in column (b): 5,189,288 restricted stock units and their dividend-equivalent units in approved plans, 2,043,413 performance share units and their dividend-equivalent units in approved plans, 60,367 shares issuable pursuant to a nonqualified employee stock ownership plan in approved plans, and 92,136 vested units or exercised shares deferred and not yet issued in approved plans.
(4)Column (c) includes 3,772,334 shares available for issuance as of April 28, 2023 under the Medtronic plc Amended and Restated Employees Stock Purchase Plan and 107,565,277 shares available for issuance as of April 28, 2023 under the Medtronic plc 2021 Long Term Incentive Plan.
CEO PAY RATIO
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO, an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. For the fiscal year ended April 28, 2023, the annual total compensation for our CEO was $15,394,633 as reported in the “Total” column of the Summary Compensation Table and the annual total compensation for our median employee was $67,073 calculated in accordance with the rules applicable to the Summary Compensation Table. For the year ended April 28, 2023 the annual total compensation for our CEO was 230 times that of our median employee.

The median employee who was used for purposes of calculating the CEO Pay Ratio for FY23 is the same employee whom we identified for the CEO Pay Ratio for FY22. There has been no change in our employee population or employee compensation arrangements since that median was identified that would affect the disclosure. For purposes of identifying our median employee, we used our worldwide employee population as of February 1, 2022 which consisted of 101,867 total employees, of which 43,468 employees were employed in the United States and 58,408 were employed in foreign jurisdictions. As permitted by SEC rules and regulations, we excluded leased employees and independent contractors; no employees from entities we acquired during the year ended April 29, 2022, or foreign jurisdiction(s) were excluded. We used income as reported for federal income tax purposes for employees employed in the United States and an equivalent measure for employees employed in foreign jurisdictions for the 12-month period ending December 31, 2021 as our consistently applied compensation measure, and we annualized this amount for employees who commenced employment during that period. We applied this methodology to our worldwide employee population and did not use any form of statistical sampling.

PAY VERSUS PERFORMANCE
We are required by SEC rules and regulations to disclose the Compensation Actually Paid (CAP) for our NEOs, our cumulative total shareholder return and that of our peers, net income, a company selected measure used in determining compensation, the relationship between CAP and performance metrics, and other measures important for determining pay.
Pay versus Performance Table

Year(1)	Summary Compensation Table (SCT) Paid to Martha (2)	Compensation Actually Paid (CAP) Paid to Martha (3)	Summary Compensation Table (SCT) Paid to Ishrak (2)	Compensation Actually Paid (CAP) Paid to Ishrak (3)	Average SCT Total for Other NEOs (2)	Average CAP to Other NEOs (3)	Value of Initial Fixed $100 Investment Based on(4):		Net Income Attribu-table to Medtronic	Organic Revenue Growth (5)
							TSR (MDT)	Peer Group TSR

2023	$15,394,633	$3,321,325	n/a	n/a	$5,392,087	$843,886	$98.97	$131.43	$3,758	2.1%
2022	$17,861,949	$2,950,145	n/a	n/a	$7,628,327	$2,907,405	$109.87	$123.71	$5,039	5.5%
2021	$17,507,326	$30,651,481	$8,348,288	$16,158,120	$7,864,709	$13,930,588	$134.80	$132.61	$3,606	3.0%
(1) The Chief Executive Officer (“CEO”) and named officers for the applicable years were as follows:
•FY23: Geoffrey S. Martha served as the Company’s CEO for the entirety of FY23. The Company’s other named officers for FY23 were: Karen L. Parkhill; Sean M. Salmon; Rob ten Hoedt; and Robert J. White.
•FY22: Geoffrey S. Martha served as the Company’s CEO for the entirety of FY22. The Company’s other named officers for FY22 were: Karen L. Parkhill; Ivan Fong; Robert J. White; Rob ten Hoedt; and Bradley E. Lerman.
•FY21: Geoffrey S. Martha was appointed CEO from President effective April 27, 2020 (CEO), Omar Ishrak retired from the position CEO effective April 26, 2020 and transitioned to the role of Executive Chairman effective April 27, 2020 and retired as Executive Chairman effective December 11, 2020. The Company’s other named officers for FY21 were: Karen L. Parkhill; Bradley E. Lerman; Robert J. White; Richard E. Kuntz; and Michael J. Coyle.

(2) Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the named officer served as CEO in the case of Messrs. Martha and Ishrak and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named officers other than the individual serving as CEO for all or a portion of such years.

MEDTRONIC  I  2023 Proxy Statement 69

(3) Amounts reported in this column represent the amount of “Compensation Actually Paid” or “CAP” as computed per SEC rules. These amounts do not reflect the actual amount of compensation earned by or paid to the individual(s) during the applicable fiscal year. The following table summarizes the adjustments made to total compensation in accordance with Item 402(v) of Regulation S-K in order to determine the compensation amounts shown in the table above as being “Compensation Actually Paid”.

Adjustments	2023		2022		2021
	Geoff Martha	Other NEOs(a)	Geoff Martha	Other NEOs(a)	Geoff Martha	Omar Ishrak	Other NEOs(a)

Total from Summary Compensation Table (b)	$15,394,633	$5,392,087	$17,861,949	$7,628,327	$17,507,326	$8,348,288	$7,864,709
Adjustments for defined benefit and actuarial plans
Subtract: Change in Actuarial Present Value reported under the “Change in Pension	$—	$(169,064)	$—	$(43,448)	$—	$(46,223)	$—
Add:“Service Cost” for Pension Plans	$—	$65,036	$—	$36,654	$—	$220,000	$—
Adjustments for stock and options awards
Subtract: Grant date fair value of option and stock awards granted in the fiscal year	$(13,601,045)	$(4,208,643)	$(13,512,795)	$(5,759,881)	$(13,415,762)	$(2,529,970)	$(5,022,761)
Add: Fair value at fiscal year end of outstanding and unvested option and stock awards granted in the fiscal year (c)	$12,988,510	$4,004,121	$8,542,744	$4,220,707	$22,572,320	$—	$7,351,143
Add/Subtract: Year-over-Year change in fair value of outstanding and unvested option and stock awards granted in prior fiscal years (d)	$(7,796,433)	$(2,584,074)	$(9,863,245)	$(2,768,446)	$4,159,382	$3,172,281	$2,795,957
Add: Vesting date fair value of option and stock awards granted and vesting during the fiscal year (e)	$—	$13,896	$—	$116,722	$—	$3,960,645	$778,078
Add/Subtract: Change as of the vesting date (from the end of the prior fiscal year) in fair value of option and stock awards granted in any prior fiscal year for which vesting conditions were satisfied during the fiscal year, less the fair value (as of end of prior fiscal year) of prior year awards that failed to vest (f)	$(3,664,339)	$(1,669,474)	$(78,508)	$(523,230)	$(171,785)	$3,033,099	$163,462
Total Impact: Adjustments for option and stock awards	$(12,073,308)	$(4,444,174)	$(14,911,804)	$(4,714,128)	$13,144,155	$7,636,056	$6,065,879
Compensation Actually Paid	$3,321,325	$843,886	$2,950,145	$2,907,405	$30,651,481	$16,158,120	$13,930,588

a.Amounts are averages for the NEOs (excluding CEOs) for each fiscal year
b.Represents Total Compensation as reported in the Summary Compensation Table for each fiscal year
c.Represents the aggregate fair value as of each fiscal year-end of outstanding and unvested option and stock awards granted during the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
d.Represents the aggregate change in fair value during each fiscal year of the outstanding and unvested option and stock awards granted in prior fiscal years and held as of the last day of the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
e.Represents the aggregate fair value as of the vesting date of for each option and stock award that was granted and vested during the covered fiscal year, computed in accordance with the Company’s methodology used for financial reporting purposes.
f.Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option and stock award that was granted in a prior fiscal year and which vested during the covered fiscal year, less the fair value as of the end of the prior fiscal year of option and stock awards that were granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year, in each case computed in accordance with the Company’s methodology used for financial reporting purposes.

(4) The Peer Group TSR in the table utilizes the S&P 500 Health Care Index (S&P 500 Health Care Index), which the company also utilizes in the stock performance graph required by Item 201(e) of Regulation S-K included in the 2023 Form 10-K. The comparison assumes $100 (including reinvested dividends) was invested for the period starting April 24, 2020 through April 28, 2023 (i) the company and (ii) the S&P 500 Health Care Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5) The company selected organic revenue growth as the most important financial performance measure that is not otherwise required to be disclosed in the table used to link compensation actually paid to our NEOs including our CEO for the most recently completed fiscal year to the company’s performance. Organic revenue growth represents FY23 revenue in comparison to FY22 revenue at constant currencies adjusted for significant acquisitions and divestitures. Top line Revenue Growth (constant currency) continues to be a key driver of shareholder value.
MEDTRONIC  I  2023 Proxy Statement 70

Financial Performance Measures

We believe the compensation paid, calculated in accordance with SEC disclosure rules, in each of the years reported above are reflective of the Compensation Committee’s emphasis on “pay-for-performance”. As described in the “Compensation Discussion and Analysis starting on page 33 our approach to the Company’s compensation programs aligns the interests of all our executives, including NEOs, with those of all stakeholders, particularly shareholders. The most important financial measures used by the Company to link Compensation Actually Paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:

Revenue Growth	EPS	Total Shareholder Return	Free Cash Flow

Relationship Between CAP and Company Performance

While we utilize several performance measures to align executive compensation with performance, we do not present all of these measures in the Pay versus Performance table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay versus Performance table.

CAP and TSR
The chart below reflects the relationship between Mr. Martha, Mr. Ishrak and Average NEO’s CAP versus Medtronic’s TSR and the Peer Group TSR over the three most recently completed fiscal years with TSR calculated in accordance with the methodology described above.

Compensation Actually Paid (CAP) vs. TSR (2021 - 2023)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Total Shareholder Return
$35
$30
$25
$20
$15
$10
$5
$-
Compensation Actually Paid ($M)
$31
$16
$14
$134.80
$132.61
$3
$3
$123.71
$109.87
$3
$1
$131.43
$98.97
2021
2022
2023
Fiscal Year
CEO (Martha)
CEO (Ishrak)
Other NEOs Average CAP
Company TSR
Peer Group TSR

MEDTRONIC  I  2023 Proxy Statement 71

CAP and Net Income
The chart below reflects the relationship between Mr. Martha, Mr. Ishrak and Average NEO’s CAP versus the GAAP Net Income Attributable to Medtronic over the three most recently completed fiscal years.

Compensation Actually Paid (CAP) vs. Net Income (2021 - 2023)
Net Income ($M)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation Actually Paid ($M)
$35
$30
$25
$20
$15
$10
$5
$-
$31
$16
$14
$3,606
$5,039
$3,758
$3
$3
$3
$1
2021
2022
2023
Fiscal Year
CEO (Martha)
CEO (Ishrak)
Other NEOs Average CAP
Net Income

CAP and Revenue Growth
The chart below reflects the relationship between Mr. Martha, Mr. Ishrak and Average NEO’s CAP versus Medtronic’s Organic Revenue Growth over the three most recently completed fiscal years.

Compensation Actually Paid (CAP) vs. Revenue Growth (2021 - 2023)
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Revenue ($M)
$35
$30
$25
$20
$15
$10
$5
$-
Compensation Actually Paid ($M)
$31
3.0%
$16
$14
5.5%
$3
$3
$3
2.1%
$1
2021
2022
2023
Fiscal Year
CEO (Martha)
CEO (Ishrak)
Other NEOs Average CAP
Revenue Growth

MEDTRONIC  I  2023 Proxy Statement 72

Report of the Audit Committee
The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the four members listed below, each of whom is an independent director in accordance with the Securities and Exchange Commission (“SEC”) and New York Stock Exchange requirements, meets additional independence standards applicable to audit committee members and qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.
Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”). That firm reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.
In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.
PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows that accompany Medtronic’s 2023 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 28, 2023, and April 29, 2022, and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 28, 2023, are in conformity with U.S. GAAP.
The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Auditing Standard No. 1301 (Communications With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.
Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2023 for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2024 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Denise M. O’Leary, Chair Richard H. Anderson Scott C. Donnelly Randall J. Hogan III

MEDTRONIC  I  2023 Proxy Statement 73

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 29, 2022 and April 28, 2023, and fees for other services rendered by PricewaterhouseCoopers. All of the audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2022	Fiscal 2023

Audit Fees(1)	16,014,000	17,225,000
Audit-Related Fees(2)	464,000	5,422,000
Tax Fees(3)	1,023,000	1,264,000
All Other Fees(4)	2,000	3,000
(1)Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting.
(2)Audit-related services consisted principally of procedures related to statutory reporting, employee benefit plans, and other agreed upon audit procedures. In fiscal 2023, these fees also included services related to the carve-out audit of the combined Patient Monitoring and Respiratory Interventions businesses.
(3)Tax-related services consisted principally of services related to assistance with transfer pricing, tax compliance, tax planning, and tax audits.
(4)Other service fees consisted principally of services related to special non-audit reports.

MEDTRONIC  I  2023 Proxy Statement 74

Proposal 2 – Non-Binding Ratification of Appointment of Independent Auditor and Binding Authorization of the Board of Directors, Acting Through the Audit Committee, to Set Auditor Remuneration
The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent external auditor for the fiscal year ending April 26, 2024 and recommended that the Board of Directors submit this appointment to the Company’s shareholders for ratification at the Annual General Meeting. PricewaterhouseCoopers LLP has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.
As required by the Audit Committee Charter and Irish law, the Board of Directors is submitting for shareholder ratification the selection of PricewaterhouseCoopers LLP and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
The ratification of the appointment of PricewaterhouseCoopers LLP as the independent external auditor of the Company for the fiscal year ending April 26, 2024 and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.
MEDTRONIC  I  2023 Proxy Statement 75

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 2 IS AS FOLLOWS:
“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company for the fiscal year ending April 26, 2024, be and is hereby ratified in a non-binding vote and that the Board of Directors, acting through the Audit Committee, be and is hereby authorized in a binding vote to set the remuneration of the auditor.”

☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NON-BINDING RATIFICATION OF THIS APPOINTMENT AND THE BINDING AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITOR’S REMUNERATION.

Effect of Proposal

Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.
MEDTRONIC  I  2023 Proxy Statement 76

Proposal 3 – Advisory Resolution to Approve Named Executive Officer Compensation (“Say-on-Pay”)
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at this Annual General Meeting of Shareholders.
As discussed in more detail in the CD&A, Medtronic’s executive compensation program is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic ordinary shares; and discourage inappropriate risk-taking.
All executive compensation elements are targeted in a competitive range relative to our market definition, with actual compensation delivered based on Company, team and individual performance. At-Risk compensation constitutes 85% to 92% of target NEO compensation, and target long-term performance-based compensation constitutes 70% to 80% of NEO compensation.
In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, the change of control policy does not include any excise tax gross-up provisions, and equity awards granted under the 2021 Medtronic plc Long Term Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change in control and instead vest only if a participant is involuntarily terminated with a limited period following the change of control. Further, the Company does not provide excessive perquisites or benefits to our NEOs, requires each executive to retain significant portions of his or her equity compensation awards in support of our stock ownership guidelines, continues to follow a clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct, and has adopted a policy for recovery of erroneously awarded compensation in the event of an accounting restatement, in accordance with Exchange Act Rule 10D-1 and NYSE Rule 303A.14.
Approval on an advisory basis of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL NO. 3 IS AS FOLLOWS:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for this Annual General Meeting.”

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

MEDTRONIC  I  2023 Proxy Statement 77

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.
MEDTRONIC  I  2023 Proxy Statement 78

Proposal 4 – To Approve the Medtronic plc 2024 Employee Stock Purchase Plan (“ESPP”)

General

Medtronic has provided some form of stock purchase plan for employees since 1970. The Board of Directors believes that Medtronic’s stock purchase plans have played an important role in attracting and retaining employees, in motivating individuals to contribute significantly to our future growth and success, and in aligning the long-term interest of employees with those of Medtronic’s shareholders. As a result, the Board of Directors has adopted, subject to shareholder approval, the Medtronic plc 2024 Employee Stock Purchase Plan (the “2024 Plan”) and has reserved thirty million ordinary shares for issuance pursuant to the 2024 Plan.

If approved, the 2024 Plan will replace the Medtronic plc 2014 Amended and Restated Employees Stock Purchase Plan (the “2014 Plan”), which is currently scheduled to expire at the end of December 2024. Twenty-two million ordinary shares were reserved for issuance under the 2014 Plan. As of August 7, 2023, approximately 3 million shares remained available for future purchase under the 2014 Plan. Like the 2014 Plan, the 2024 Plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

If the 2024 Plan is approved by shareholders, thirty million (30,000,000) ordinary shares will be available for purchase thereunder (subject to adjustment as described below), which represents less than 3% of our outstanding shares as of August 7, 2023, and the first purchase period thereunder will begin on January 1, 2024. In addition, if the 2024 Plan is approved by shareholders, the 2014 Plan will be terminated immediately following the issuance of ordinary shares under the 2014 Plan to employees who participated in the purchase period ending December 31, 2023, and no new purchase periods under the 2014 Plan will commence after December 31, 2023. Following termination of the 2014 Plan, any ordinary shares reserved for issuance under the 2014 Plan that have not been issued thereunder will be deemed to form part of our general pool of authorized but unissued share capital.

Key Purpose and Features of the 2024 Plan

The primary purpose of adopting the 2024 Plan is to ensure that Medtronic will have a sufficient reserve of ordinary shares allocated to provide eligible employees with the continuing opportunity to acquire an ownership interest in Medtronic through participation in a qualified employee stock purchase plan. Therefore, the Board believes that approval of the 2024 Plan will advance the interests of Medtronic’s shareholders. Absent the approval of this Proposal 4, it is anticipated that the reserve of ordinary shares available for purchase under the 2014 Plan may be exhausted as soon as 2024, which would result in the termination of the 2014 Plan at that time.

The 2024 Plan is identical to the 2014 Plan, except for: (i) the updated share reserve and refreshed duration, (ii) an administrative change that would give the Committee discretion to waive the 12-month holding period requirement for purchased shares (as described below), (iii) an administrative change that would permit the Board to terminate the 2024 Plan in the event of a corporate transaction (as described below), and (iv) other minor administrative updates. Key features of the 2024 Plan include:
• Purchase price of 85% of fair market value on the date of purchase, resulting in minimal dilution to shareholders;
MEDTRONIC  I  2023 Proxy Statement 79

• Offering period of 27 months or less and a default 12-month holding period requirement on purchased shares from the last day of the offering period; and
• The percentage of outstanding shares allocated to the plan will be less than 3% of total ordinary shares outstanding.

Terms and Provisions of the 2024 Plan

The following sections summarize the material terms of the 2024 Plan. These sections are qualified in their entirety by reference to the full text of the 2024 Plan, which is attached as Appendix B to this Proxy Statement.

Administration. The 2024 Plan will be administered by the Compensation Committee of our Board of Directors. For the purposes of this summary, references to the “Committee” include the Compensation Committee as well as any administrator, including management, to which the Compensation Committee has delegated any of its responsibilities and powers, to the extent of such delegation. Except to the extent prohibited by applicable law or stock exchange listing standards, the Compensation Committee may delegate all or any part of its responsibilities to administer the 2024 Plan to any person or persons selected by it. Subject to the express provisions of the 2024 Plan, the Committee has authority, in its discretion, to interpret and construe any and all provisions of the 2024 Plan, adopt rules and regulations for administering the 2024 Plan and make all other determinations deemed necessary or advisable for administering the 2024 Plan.

Shares Subject to the 2024 Plan. Thirty million (30,000,000) ordinary shares of Medtronic are reserved for issuance under the 2024 Plan (subject to adjustment as described below). Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the 2024 Plan. As of August 7, 2023, we have 1,331,155,746 ordinary shares outstanding. The share reserve for the 2024 Plan represents less than 3% of these outstanding shares.

Eligibility and Participation. All individuals classified as employees of Medtronic and all of its subsidiaries (except for those subsidiaries specifically excluded from participation by the Board of Directors or the Committee) are eligible to participate in the 2024 Plan. No employee will be permitted to purchase more than $25,000 of ordinary shares of Medtronic in any calendar year (based upon the fair market value of the shares as determined at the time the option is granted). Currently, approximately 99,000 employees are eligible to participate in the 2014 Plan and Medtronic anticipates that all such employees will be eligible to participate in the 2024 Plan.

Participation in the 2024 Plan is voluntary. An eligible employee may elect to participate in the 2024 Plan for any purchase period by completing the requisite payroll deduction form and delivering it to his or her employer no later than the date preceding the beginning date of the purchase period specified by the Committee. An employee may also increase his or her participation for any subsequent purchase period by submitting a new payroll deduction form during the enrollment period prior to that purchase period. An employee who elects to participate in the 2024 Plan for any purchase period will be deemed to have elected to participate in the 2024 Plan for each subsequent consecutive purchase period unless he or she elects to discontinue payroll deductions during a purchase period or exercises his or her right to withdraw all amounts previously withheld. In this event, the employee must submit a change of election form or a new payroll deduction form, as applicable, to participate in the 2024 Plan for any subsequent purchase period.

Duration and Purchase Periods. Assuming approval by the shareholders, the 2024 Plan will begin on January 1, 2024, and will terminate ten years thereafter, unless extended by the Board of Directors. The 2024 Plan will be carried out in a series of consecutive purchase periods. The first purchase period will begin on January 1, 2024, and end on March 31, 2024, with succeeding quarterly purchase periods following consecutively thereafter immediately after the previous purchase period has ended.

Before the commencement of each purchase period, employees may elect to have from 2% to 10% of their cash compensation withheld each pay period, or such other amounts as the Committee may from time to time establish, up to a maximum of 15% of the employee’s cash compensation. An employee may not increase his or her elected percentage for a purchase period after the delivery deadline, but an employee may reduce or discontinue entirely his or her elected percentage for the purchase period at any time by filing an amended election form within 10 days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective, or such other date determined by the Committee. If an employee is on a paid leave of absence during a purchase period, the employee’s payroll deductions will continue uninterrupted during the paid leave. If the employee is on an unpaid leave of absence during a purchase period, the employee may make arrangements to pay the payroll deductions that would have been deducted from the employee’s salary during the purchase period. At the end of the purchase period, each employee has an option to purchase whole ordinary shares of Medtronic using some or all of the funds the employee has had withheld during the purchase period. The purchase price per share will be 85% of the fair market value of Medtronic ordinary shares on the last day of
MEDTRONIC  I  2023 Proxy Statement 80

the purchase period. The fair market value of an ordinary share of Medtronic on August 7, 2023, was $84.72 per share.

Restrictions on Transfer. Unless otherwise determined by the Committee, employees are not permitted to sell or otherwise transfer ownership of the shares until the one-year anniversary of the date on which the shares are issued.
Withdrawal and Termination of Employment. An employee may, preceding the termination date of a purchase period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her employer. Upon receipt of such notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, without any earned interest credited and no further payroll deductions will be made for such employee during that purchase period. Partial withdrawals of payroll deductions are not permitted.

If an employee’s employment is terminated for any reason prior to the termination date of any purchase period in which he or she is participating, no option will be granted to such employee and the payroll deductions credited to his or her account will be returned to the employee. If an employee dies before the termination date of any purchase period in which he or she was participating, the payroll deductions credited to the participant’s account will be paid to the participant’s estate.

Adjustments, Amendments and Termination. Under the 2024 Plan, if the issued and outstanding ordinary shares of Medtronic are changed into or exchanged for a different number or kind of shares or securities of Medtronic or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding ordinary shares of Medtronic, through a reorganization or merger to which Medtronic is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, spin-off transaction, stock consolidation or other capital change or adjustment, effected without receipt of consideration by Medtronic, or if the value of outstanding ordinary shares are substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall automatically be made to the maximum number and class of securities issuable under the 2024 Plan, the number and class of securities and the price per share in effect under each outstanding option and the maximum number and class of securities purchasable by each participant (or in total by all participants if any such limitation is in effect) under the 2024 Plan on any one purchase date.

In the event of certain corporate transactions (including, without limitation, a dissolution or liquidation, a sale of substantially all of the assets, a merger, consolidation or reorganization, or a statutory share exchange), the Board of Directors may either: (i) amend or adjust the provisions of the 2024 Plan to provide for the acceleration of the current purchase period and the exercise of options under such period; (ii) continue the 2024 Plan with respect to completion of the then current purchase period and the exercise of options under such period; or (iii) terminate the 2024 Plan and refund amounts credited to participants’ bookkeeping accounts thereunder. In the event that the 2024 Plan is continued, employees will have the right to exercise their options as to an equivalent number of shares of the corporation succeeding Medtronic by reason of such corporate transaction, as provided pursuant to Section 424(a) of the Code, or any successor provision.

The 2024 Plan may be terminated at any time by the Board of Directors provided that (except as set forth above in the event of certain corporate transactions) no termination will take effect with respect to any completed purchase period for which the Company has not yet issued the applicable ordinary shares. Also, the Board of Directors may amend the 2024 Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the Medtronic shareholders: (i) increase the total number of shares for which options may be granted under the 2024 Plan (except as set forth above in the event of certain corporate transactions); (ii) permit payroll deductions at a rate in excess of 10% of an employee’s compensation, or such other permissible maximum contribution established by the Committee ; (iii) impair any outstanding option without the employee’s consent (except as described above in the event of certain corporate transaction); (iv) change the employees or class of employees eligible to participate under the 2024 Plan, or (v) materially increase the benefits accruing to employees under the 2024 Plan. The Board of Directors may also amend the Plan to the extent necessary or desirable to comply with Section 409A of the Code.

The Committee may, in order to comply with the laws in other countries in which the Medtronic and its subsidiaries operate or have participants, modify the terms and conditions of the 2024 Plan as applicable to individuals outside the United States to comply with applicable foreign laws; establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (iii) take any action deemed advisable to comply with any necessary local governmental regulatory exemptions or approvals; provided, however, that no action may be taken that would violate any securities law, tax law or any other applicable law or cause the 2024 Plan not to comply with Section 423 of the Code.
MEDTRONIC  I  2023 Proxy Statement 81

New Plan Benefits
Benefits under the 2024 Plan will depend on each eligible employee’s voluntary election to participate, such employees’ determination as to the level of payroll deduction, and the market value of our ordinary shares at various future dates. Therefore, it is not possible to determine future benefits that will be received by executive officers and other employees, and the Company has omitted the tabular disclosure of the benefits or amounts allocated under the 2024 Plan.

Federal Income Tax Consequences

The 2024 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the plan or in the event the participant should die while still owning the purchased shares.

Under the 2024 Plan, the grant date and the exercise date for a purchase period are deemed to be the same date, that is, the last day of a purchase period. Employees who hold their shares for at least two years from this date or who die while holding their shares will have ordinary income in the year they sell or otherwise dispose of their shares equal to the 15% discount on the price paid for the shares, or if less, the excess of the fair market value of the shares at the time of disposition or death over the price paid for the shares. Any additional gain or loss is treated as long-term capital gain or loss. If the holding periods have been satisfied when the employee sells the shares or if the employee dies while holding the shares, Medtronic is not entitled to any deduction in connection with the shares.

If an employee sells the shares before the two-year holding period is satisfied, the sale is treated as a “disqualifying disposition.” The consequences of a disqualifying disposition are that the employee has ordinary income in the year of the disposition equal to the 15% discount on the price paid for the shares, regardless of the value of the shares at that time. Any additional gain or loss on the sale is treated as short or long-term capital gain or loss, depending on how long the employee has held the shares after the date he or she purchased them. (If the shares are held for a year or longer, the gain or loss will be long-term.) Medtronic will be entitled to a deduction equal to the amount that the employee includes into ordinary income, that is, the 15% discount, subject to Medtronic’s requirement to report the income. Medtronic is entitled to this deduction for its taxable year within which the employee’s taxable year ends during which the disqualifying disposition occurred.

Recommendation of the Board

Approval of the 2024 Medtronic plc Employee Stock Purchase Plan is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting in order to be approved.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEDTRONIC PLC 2024 EMPLOYEE STOCK PURCHASE PLAN.
MEDTRONIC  I  2023 Proxy Statement 82

Proposal 5 – Renewal of the Board’s Authority to Issue Shares Under Irish Law
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. The Company’s current authorization, approved by shareholders at our 2022 Annual General Meeting, is to issue up to 33% of the aggregate nominal value of the issued share capital of the Company as of August 5, 2022, which authority will expire on June 8, 2024, unless previously renewed, varied or revoked. We are presenting this proposal to renew the Board’s authority to issue authorized but unissued shares on the terms set forth below. If this proposal is not approved, the Company will have a limited ability to issue new shares after June 8, 2024.
We are seeking approval to authorize our Board to issue up to a maximum of 20% of our issued ordinary share capital as of August 7, 2023 (the latest practicable date before this proxy statement), for a period expiring 18 months from the passing of this resolution, unless otherwise renewed, varied or revoked. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association pursuant to the terms set forth below. In addition, because we are a New York Stock Exchange (NYSE)—listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies. Renewal of the Board’s authority to issue shares is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards.
A majority of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to issue shares.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 5 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION) IS AS FOLLOWS:
“RESOLVED, that the directors be and they are, with effect from the passing of this resolution, hereby generally and unconditionally authorized pursuant to section 1021 of the Companies Act 2014 to exercise all the powers of the Company to allot and issue relevant securities (within the meaning of the said section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $26,623.12 (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of the Company as of August 7, 2023 (the latest practicable date before the proxy statement for this Annual General Meeting)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company; provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF ITS AUTHORITY TO ISSUE SHARES UNDER IRISH LAW.

MEDTRONIC  I  2023 Proxy Statement 83

Proposal 6 – Renewal of the Board’s Authority to opt out of Statutory Pre-Emption Rights Under Irish Law
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). At the 2022 Annual General Meeting, our shareholders granted the Board authority to opt out of pre-emption rights with such authority to expire on June 8, 2024, unless previously renewed, varied or revoked. We are therefore proposing to renew the Board’s authority to opt-out of the pre-emption right on the terms set forth below.
We are seeking approval to authorize our Board to opt out of the pre-emption rights provision in the event of (1) the issuance of shares for cash in connection with any rights issue and (2) any other issuance of shares for cash, if the issuance is limited to up to 20% of our issued ordinary share capital as of August 7, 2023 (the latest practicable date before this proxy statement), for a period expiring 18 months from the passing of this resolution, unless otherwise renewed, varied or revoked. The Board expects to propose a renewal of this authorization on a regular basis at our annual general meetings in future years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash after June 8, 2024, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders, which could cause delays in the completion of acquisitions and the raising of capital for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies. Renewal of the Board’s authorization to opt out of the pre-emption rights as described above is fully consistent with NYSE rules and listing standards and with U.S. capital markets practice and governance standards.
75% of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to opt out of statutory pre-emption rights. In addition, this proposal is conditioned upon the approval of Proposal 5, as required by Irish law.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 6 (WHICH IS PROPOSED AS A SPECIAL RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:
“RESOLVED, that, subject to and conditional on the passing of the resolution in respect of Proposal No. 5 as set out in the proxy statement for this Annual General Meeting and with effect from the passing of this resolution, the directors be and they are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 5 as if section 1022(1) of that Act did not apply to any such allotment, provided that this power shall be limited to:
(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
MEDTRONIC  I  2023 Proxy Statement 84

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $26,623.12 (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of the Company as of August 7, 2023 (the latest practicable date before the proxy statement for this Annual General Meeting));
and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RENEWAL OF BOARD’S AUTHORITY TO OPT OUT OF STATUTORY PRE-EMPTION RIGHTS UNDER IRISH LAW.

MEDTRONIC  I  2023 Proxy Statement 85

Proposal 7 – Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Medtronic Ordinary Shares
We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that the Board believes are important to continue.
Pursuant to Article 12 of our Articles of Association, the Board is authorized to effect a repurchase of ordinary shares by way of redemption, and to date all share repurchases have been effected in this manner. However, in order to maintain the flexibility to effect share repurchases by the Company, or any subsidiary of the Company, as “overseas market purchases” for the purposes of the Irish Companies Act 2014, the Board is required under Irish law to obtain shareholder approval. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.
In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 133,115,575 Medtronic ordinary shares, which represents 10% of the Company’s issued and outstanding shares as of August 7, 2023, as and when directed by any plan or program approved by the Board of Directors.
In connection with the parameters established with the Board regarding our proposed share repurchase program, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the New York Stock Exchange the day preceding the day on which the relevant shares are purchased.
As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.
THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 7 (WHICH IS PROPOSED AS AN ORDINARY RESOLUTION, AS REQUIRED UNDER IRISH LAW) IS AS FOLLOWS:
“RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US$0.0001 each (“shares”), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:
(a) The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 133,115,575 shares.
(b) The maximum price to be paid for any share shall not be more than 120% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.
MEDTRONIC  I  2023 Proxy Statement 86

(c) The minimum price to be paid for any share shall not be less than 70% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.
(d) This general authority will be effective from the date of passing of this resolution.
(e) This general authority is to expire 18 months from the date of the passing of this resolution, unless previously renewed, varied or revoked by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AUTHORIZE THE COMPANY AND ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF MEDTRONIC ORDINARY SHARES.
MEDTRONIC  I  2023 Proxy Statement 87

Questions and Answers About the Annual General Meeting
Medtronic plc
Registered Address—
20 On Hatch, Lower Hatch Street
Dublin 2, D02 XH02
Ireland
This proxy statement, the proxy form, Medtronic’s annual report for the year ended April 28, 2023, and our Irish Statutory Financial Statements for the year ended April 28, 2023, will be made available or sent to shareholders commencing on or about September 7, 2023.
Voting by Proxy

Shareholders of the Company who are entitled to attend and vote at the Annual General Meeting are entitled, by voting over the internet, by voting over the telephone, or by using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint a proxy or proxies to attend and vote at the Annual General Meeting on their behalf. A proxy is not required to be a shareholder of the Company.
Appointments of proxies can be made as detailed in the section entitled Proxy Summary. In particular, if you are a shareholder of record of Medtronic and you choose to submit your proxy by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of Ivan Fong and Martha Ha as your proxy to vote your shares on your behalf in accordance with your telephone instructions.
How Proxies will be Voted

The individuals named above have advised the Board of their intention to vote at the meeting in accordance with instructions on all proxy forms submitted by shareholders and, where no contrary instruction is indicated on the proxy form, as follows: for the election by separate resolution of the individuals nominated to serve as directors; for the ratification, in a non-binding vote, of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2024 and authorizing, in a binding vote, the Board of Directors, through the Audit Committee, to set the auditor’s remuneration; for approval on an advisory basis of the Company’s executive compensation; for approval of the Company’s 2024 Employee Stock Purchase Plan; for renewal of the Board’s authority to issue shares under Irish law; for renewal of the Board’s authority to opt out of statutory pre-emption rights under Irish law; and for the authorization of overseas market purchases of Medtronic ordinary shares. The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.
You may revoke a proxy by submitting a later-dated proxy, by notifying Medtronic by email, letter sent to Medtronic’s registered office, or other verifiable communication before the meeting or by revoking it at the meeting. Attendance at the meeting will not, by itself, revoke a proxy. All properly executed or transmitted proxies not revoked will be voted at the meeting.
Voting at the Meeting

Each Medtronic shareholder of record at the close of business on August 25, 2023, is entitled to one vote for each share then held. As of August 7, 2023, 1,331,155,746 Medtronic ordinary shares (par value US $0.0001 each) were outstanding and entitled to vote.
At the 2023 Annual General Meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association, one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of
MEDTRONIC  I  2023 Proxy Statement 88

Medtronic entitled to vote at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting. If a quorum is not present, we may propose to adjourn the Annual General Meeting and reconvene at a later date.
Adoption of proposals 1, 2, 3, 4, 5 and 7 will require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy, and adoption of Proposal 6 will require the affirmative vote of 75% of the votes cast by holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the Annual General Meeting. The practical effect of this is that abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any effect on the outcome of voting on the proposals.
There is no requirement under Irish law that Medtronic’s Irish Statutory Financial Statements for the fiscal year ended April 28, 2023 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.
Other than as set out in this Proxy Statement, the Board of Directors know of no other matter to be presented at the Annual General Meeting.
Admission to the Meeting

If you wish to attend the Annual General Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the control number included on your proxy card, voter instruction form or notice), or bring proof of ownership of ordinary shares to the meeting. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.
Requests for admission tickets must be received no later than October 17, 2023. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. If you do not request an admission ticket in advance, we will need to determine if you owned ordinary shares on the record date by:
•verifying your name and share ownership against our list of registered shareholders; or
•asking to review evidence of your share ownership as of August 25, 2023, such as your brokerage statement. You must bring such evidence with you in order to be admitted to the meeting.
Seating will begin at 7:45 a.m. and the meeting will begin at 8:00 a.m. local time, Dublin, Ireland. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check-point before being granted access to the meeting.
MEDTRONIC  I  2023 Proxy Statement 89

Other Information
Expenses of Solicitation

Medtronic’s Board of Directors solicits your proxy for use at the 2023 Annual General Meeting of shareholders and any adjournments or postponements of the meeting.

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies by mail, telephone, email, fax, telex, telegraph or special letter.
We have engaged D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, including the reimbursement of customary disbursements, that is not expected to exceed $20,000 in the aggregate. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Medtronic.
Shareholder Proposals and Director Nominations

In order for a shareholder proposal, other than for a nomination for director, to be considered timely for inclusion in Medtronic’s proxy statement for the 2024 Annual General Meeting, the written proposal must be received by the Company Secretary at Medtronic’s registered office no later than May 10, 2024. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.
A shareholder, or group of no more than 20 shareholders, that has owned continuously for at least three years a number of shares that represent at least 3% of Medtronic’s outstanding shares, may nominate and include in Medtronic’s proxy materials director nominees collectively constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements of Medtronic’s Articles of Association. Notice of proxy access director nominees for the 2024 Annual General Meeting must be received no earlier than April 10, 2024 and no later than May 10, 2024.
Medtronic’s Articles of Association provide that a shareholder may present a proposal or nominee for director from the floor of the Annual General Meeting that is not included in the proxy statement if proper written notice is received by the Company Secretary at Medtronic’s registered office not less than 50 nor more than 90 days prior to the Annual General Meeting date. If less than 60 days’ notice of the meeting date is given, the submission will be considered timely if it is received by the close of business on the 10th day following the day on which notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s Articles of Association and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

In addition to satisfying requirements under Medtronic’s Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (no later than August 19, 2024, for the 2024 Annual General Meeting).

All submissions to, or requests from, the Company Secretary should be made to Medtronic’s registered office at 20 on Hatch, Lower Hatch Street, Dublin 2, D92 XH02, Ireland, Attn: Company Secretary.
Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. The Company may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of its shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for the Company. In order to take advantage of this opportunity, the company has delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.
MEDTRONIC  I  2023 Proxy Statement 90

If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic ordinary shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Other

Medtronic’s 2023 Annual Report, including financial statements, is being made available to shareholders of record as of August 25, 2023, together with the other proxy materials.
MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 28, 2023, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.
The Board of Directors knows of no other matter to be presented at the Annual General Meeting. If any other business properly comes before the Annual General Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Ivan Fong
Ivan Fong
Executive Vice President, General Counsel and Secretary
Medtronic plc
MEDTRONIC  I  2023 Proxy Statement 91

Appendix A – Financial and Non-GAAP Reconciliations
Non-GAAP Financial Measures

This proxy statement contains financial measures, including adjusted diluted EPS, free cash flow, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2022.
Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP diluted EPS exclude the impact of amortization of intangible assets and certain charges or benefits that contribute to or reduce earnings and that may affect financial trends and include certain charges or benefits that result from transactions or events that we believe may or may not recur with similar materiality or impact to our operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.

MEDTRONIC  I  2023 Proxy Statement   A-1

MEDTRONIC PLC
WORLD WIDE REVENUE (1)
(Unaudited)

	YEAR-TO-DATE
	REPORTED				ORGANIC
(in millions)	Fiscal Year 2023	Fiscal Year 2022	Growth	Currency Impact (2)	Adjusted Fiscal Year 2023(3)	Adjusted Fiscal Year 2022(4)	Growth

Cardiovascular	$11,573	$11,423	1.3%	$(569)	$11,877	$11,423	4.0%
Cardiac Rhythm & Heart Failure	5,835	5,908	(1.2)	(287)	6,122	5,908	3.6
Structural Heart & Aortic	3,363	3,055	10.1	(172)	3,270	3,055	7.0
Coronary & Peripheral Vascular	2,375	2,460	(3.5)	(109)	2,484	2,460	1.0
Medical Surgical	8,433	9,141	(7.7)	(454)	8,842	9,058	(2.4)
Surgical Innovations	5,663	6,060	(6.6)	(323)	5,986	6,060	(1.2)
Respiratory, Gastrointestinal, & Renal	2,770	3,081	(10.1)	(131)	2,855	2,998	(4.8)
Neuroscience	8,959	8,784	2.0	(281)	9,142	8,784	4.1
Cranial & Spinal Technologies	4,451	4,456	(0.1)	(118)	4,569	4,456	2.5
Specialty Therapies	2,815	2,592	8.6	(109)	2,825	2,592	9.0
Diabetes	1,693	1,735	(2.4)	(55)	1,748	1,735	0.7
	2,262	2,338	(3.3)	(133)	2,395	2,338	2.4
TOTAL	$31,227	$31,686	(1.4)%	$(1,437)	$32,255	$31,603	2.1%
Adjustment as contemplated under Annual Incentive Plan (5)					142	83	0.2%
Organic revenue for Annual Incentive Plan					$32,397	$31,686	2.3%
(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3)The twelve months ended April 28, 2023 includes $407 million of inorganic revenue related to the following:
•$265 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences on April 12, 2023, which is included in the reported results of the Structural Heart & Aortic division of the Cardiovascular portfolio,
•$44 million of inorganic revenue in the fourth quarter of fiscal year 2023 related to the April 1, 2023 divestiture of our Renal Care Solutions (RCS) business and the Transition Service Agreement (TSA) with Mozarc Medical, which is included in the reported results of the Respiratory, Gastrointestinal, & Renal division of the Medical Surgical portfolio, and
•$98 million of inorganic revenue related to the Intersect ENT acquisition, which is included in the reported results of the Specialty Therapies division of the Neuroscience portfolio.
(4)Adjusted revenue excludes $83 million of revenue related to the divested RCS business for the fourth quarter of fiscal year 2022.
(5)These adjustments, increasing the overall revenue growth percent, are allowed under the plan.
MEDTRONIC  I  2023 Proxy Statement   A-2

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS (1)
(Unaudited)

(in millions, except per share data)	Fiscal Year 2023

GAAP Diluted EPS	$2.82
Non-GAAP Adjustments:
Amortization of intangible assets	1.08
Restructuring and associated costs (2)	0.38
Acquisition-related items (3)	0.07
Divestiture and separation-related items (4)	0.17
Certain litigation charges, net (5)	(0.02)
(Gain)/loss on minority investments (6)	(0.02)
Medical device regulations (7)	0.09
Debt redemption premium and other charges (8)	0.03
Certain tax adjustments, net (9)	0.68
Non-GAAP Diluted EPS	$5.29
Adjustment as contemplated under the Company 401(k) match	—
Diluted EPS for Company 401(k) match	$5.29
Adjustment as contemplated under the Annual Incentive Plan (10)	(0.12)
Diluted EPS for Annual Incentive Plan	$5.17
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges primarily include business combination costs and changes in fair value of contingent consideration.
(4)The charges predominantly include non-cash pre-tax impairments, primarily related to goodwill, changes in the carrying value of the disposal group, and other associated costs, as a result of the April 1, 2023 sale of half of the Company's RCS business, charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio in the fourth quarter of fiscal year 2023, and charges related to an exit of a business which are primarily comprised of inventory write-downs.
(5)Certain litigation includes $35 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences on April 12, 2023.
(6)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(7)The charges represent estimated incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and /or one-time costs, which are limited to a specific period.
(8)The charges relate to the early redemption of approximately $2.3 billion of debt and were recorded within interest expense, net within the consolidated statements of income.
(9)The charge primarily relates to a $764 million reserve adjustment that was a direct result of the U.S. Tax Court opinion, issued on August 18, 2022, on the previously disclosed litigation regarding the allocation of income between Medtronic, Inc. and its wholly owned subsidiary operating in Puerto Rico. Additional charges relate to the reduction of deferred tax assets due to the disallowance of certain interest deductions and the change in the reporting currency for certain carryover attributes, and the amortization on previously established deferred tax assets from intercompany intellectual property transactions.
(10)Adjustments are comprised of net losses on minority investments (excluding mark-to-market gains/losses on publicly traded investments), non-cash impairments for RCS charges discussed in (4) above, and exit of business charges discussed in (4) above.

MEDTRONIC  I  2023 Proxy Statement   A-3

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS (1)
(Unaudited)

(in millions)	Fiscal year 2023

Net cash provided by operating activities	$6,039
Additions to property, plant, and equipment	(1,459)
Free Cash Flow (2)	$4,580
Adjustments as contemplated under Annual Incentive Plan (3)	(305)
Free Cash Flow for Incentives	$4,275
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant and equipment additions.
(3)As allowed under the Annual Incentive Plan, these adjustments are comprised of certain litigation settlements and tax audit payments.
MEDTRONIC  I  2023 Proxy Statement   A-4

Appendix B – 2024 Employee Stock Purchase Plan

MEDTRONIC  I  2023 Proxy Statement B-1

MEDTRONIC PLC
2024 EMPLOYEE STOCK PURCHASE PLAN

1.Purpose of Plan.

Medtronic plc (hereinafter referred to as the “Company”) proposes to grant to Employees of the Company and of certain of its Subsidiaries the opportunity to purchase ordinary shares of the Company. Such ordinary shares shall be purchased pursuant to this Plan, which is the MEDTRONIC PLC 2024 EMPLOYEE STOCK PURCHASE PLAN (hereinafter referred to as the “Plan”). The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of Section 423, or any successor provision, and the regulations thereunder. The Plan is intended to encourage stock ownership by all Employees of a Participating Employer, and to be an incentive to them to remain in its employ, improve operations, increase profits and contribute more significantly to the Company’s success.

2.Definitions.

a.“Board of Directors” shall mean the Company’s Board of Directors.

b.“Code” shall mean the Internal Revenue Code of 1986, as amended.

c.“Committee” shall mean the Compensation Committee of the Board of Directors, or any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to Section 3 of the Plan, to the extent of such delegation, as applicable.

d.“Corporate Transaction” shall mean (i) a dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger, consolidation or reorganization of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange or consolidation (or similar corporate transaction) involving capital stock of the Company. For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) compromise or arrangement sanctioned by the court under Chapter 1 of Part 9 of the Companies Act 2014 of the Republic of Ireland or (B) Chapter 2 of Part 9 of the Companies Act 2014 of the Republic of Ireland.

e.“Employee” shall mean any individual who, as of the eligibility date established under Paragraph 5 hereof, is classified as an employee of the Company or a Participating Employer; provided, however, that classification of an employee shall not exclude any employee that would not be permitted to be excluded from the Plan under Section 423 of the Internal Revenue Code. If a person is not considered to be an employee of the Company or a Participating Employer in accordance with the preceding sentence, a subsequent determination by the Company, a Participating Employer, any governmental agency, or a court that the person is a common law employee of the Company or a Participating Employer, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

f.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

g.“Internal Revenue Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

h.“Participant” shall mean an Employee who has elected to participate in the Plan.

i.“Participating Employer” shall mean Medtronic plc and all of its Subsidiaries (or any of their successors and assigns, by merger, purchase or otherwise, that thereby become Subsidiaries), except for those Subsidiaries that Medtronic plc elects from time to time, by resolution duly adopted by its Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof, to be ineligible to participate in this Plan.

j.“Purchase Period” shall mean a period during which Participants are eligible to purchase the Company’s ordinary shares according to the terms of the Plan. Purchase Periods shall be calendar quarters with the first such quarterly Purchase Period commencing January 1, 2024 and terminating March 31, 2024, and succeeding quarterly Purchase Periods following consecutively thereafter.

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k.“Rate of Exchange” shall mean the Rate of Exchange used by the Company to record transactions on its financial records each month in which the payroll deductions or refunds are processed.

l.“Salary” shall mean the amount paid during the applicable Purchase Period by the Participating Employer to or for the Participant as cash compensation, including, without limitation, sales commissions, formula bonus and short-term incentive plan payments, overtime, Salary continuation payments and sick pay. Where applicable, Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Participating Employer. Salary shall not include any contributions made on the Participant’s behalf by the Company or any Participating Employer to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Salary).

m.“Subsidiary” shall have the meaning set forth in section 7 of the Companies Act 2014 of the Republic of Ireland; provided that, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an entity shall not be treated as a Subsidiary unless it is also an entity in which the Company has a “controlling interest” (as defined in Treas. Reg. Section 1.409A-1(b)(5)(ii)(E)(1)), either directly or through a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, as determined by the Committee.

n.“Termination of Employment” shall mean an Employee’s complete termination of employment with Medtronic plc and all of its Subsidiaries. In the event that any Subsidiary of Medtronic plc ceases to be a Subsidiary of Medtronic plc, the Employees of such Subsidiary shall be considered to have terminated their employment as of the date such Subsidiary ceases to be a Subsidiary, whether or not they continue in employment with such former Subsidiary.

3.Administration.

Initially, and unless and until otherwise determined by the Board of Directors, the Committee shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted or stock issued under the Plan.

The Board of Directors shall fill all vacancies on the Committee and may remove any member of the Committee at any time, with or without cause. All determinations of the Committee shall be made by a majority vote of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held. Except to the extent prohibited by applicable law or the listing standards of any stock exchange upon which the Company’s ordinary shares may then be listed, the Committee may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

4.Duration And Purchase Periods Of The Plan.

The Plan commenced as of January 1, 2024, and will terminate ten (10) years thereafter, unless extended by the Board of Directors. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted hereunder shall be considered null and void unless the holders of a majority of all of the Company’s issued and outstanding ordinary shares approve the Plan within the twelve (12) consecutive month period immediately preceding or following the date of adoption of the Plan by the Board of Directors.

The Plan shall be carried out in a series of consecutive calendar quarters with the first such quarterly Purchase Period commencing January 1, 2024, and ending March 31, 2024. Each Purchase Period shall commence immediately after termination of the previous Purchase Period. In the event that all of the ordinary shares reserved for grant of options hereunder are issued pursuant to the terms hereof prior to the commencement of one or more of the scheduled Purchase Periods, or the number of ordinary shares remaining for optioning is so small, in the opinion of the Committee, as to render administration of any succeeding Purchaser Period impracticable, such Purchase Period or Purchase Periods may be canceled. Notwithstanding anything in the Plan to the contrary, the Board of Directors, the Committee or the Committee’s delegate pursuant to
MEDTRONIC  I  2023 Proxy Statement B-3

Paragraph 3 hereof may, in its, her or his discretion, designate a different commencement date for a Purchase Period.

5.Eligibility.

Each Employee who is employed by a Participating Employer immediately preceding the commencement date of a Purchase Period shall be eligible to participate in the Plan for such Purchase Period, provided that he or she has satisfied the enrollment requirements described in Paragraph 6.

6.Participation.

Participation in the Plan is voluntary. An eligible Employee may elect to participate in the Plan for any Purchase Period by completing the Plan payroll deduction form provided by his or her Participating Employer and delivering it to the Participating Employer or its designated representative not later than the date preceding the commencement date of the Purchase Period specified by the Chief Human Resources Officer of the Company (or such other individual as may be designated by the Committee), which form shall comply with the requirement of Section 423(b)(5) of the Code that all Employees who elect to participate in the Plan shall have the same rights and privileges. All forms under the Plan may be paper and/or electronic in nature.

An Employee who elects to participate in the Plan for any Purchase Period shall be deemed to have elected to participate in the Plan for each subsequent consecutive Purchase Period unless such Participant elects to discontinue payroll deductions during a Purchase Period or exercises his or her right to withdraw all amounts previously withheld as provided in Paragraph 9(a). In this event, the Participant must submit a change of election form or a new payroll deduction form, as the case may be, to participate in the Plan for any subsequent Purchase Period. The Participant may also increase his or her participation for any subsequent Purchase Period by submitting a new payroll deduction form during the enrollment period prior to that Purchase Period.

7.Payroll Deductions.

a.Each Employee electing to participate shall indicate such election on the Plan payroll deduction form by designating that percentage of his or her Salary that he or she wishes to have deducted. Such percentage shall be stated in whole percentage points and shall be not less than two percent (2%) nor more than ten percent (10%) of the Participant’s Salary, or such other minimum and maximum percentages as the Committee or Chief Human Resources Officer (or such other individual as may be designated by the Committee), may establish from time to time prior to the start date of a Purchase Period, but not to exceed fifteen percent (15%).

Payroll deductions for a Participant shall commence on the first payday coinciding with or immediately following the commencement date of the Purchase Period and shall terminate on the last payday immediately prior to or coinciding with the termination date of that Purchase Period, unless sooner terminated by the Participant as provided in Paragraphs 7(b) or 9 hereof. The authorized deductions shall be made over the pay periods of such Purchase Period by deducting from the Participant’s Salary for each such pay period that percentage as specified by the Participant as of the commencement date of the Purchase Period. Except for a Participant’s rights to reduce or discontinue deductions pursuant to Paragraphs 7(b) and 9 hereof, the same percentage deduction shall be applied against the Participant’s Salary for each pay period during such Purchase Period, whether or not the Participant’s Salary level increases or decreases after the commencement date of such Purchase Period.

The extent to which a Participant may actually exercise his or her option shall be based upon the amount actually withheld for such Participant as of the termination date of the Purchase Period.

b.A Participant shall not be entitled to increase the percentage amount to be deducted in a given Purchase Period after the delivery deadline specified in Paragraph 6 for filing his or her payroll deduction form. The Participant may elect at any time prior to or during a Purchase Period to decrease the percentage amount to be so deducted or discontinue any further deductions in a given Purchase Period by filing an amended election form at least ten (10) days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective, or such other date as determined by the Committee or Chief Human Resources Officer (or such other individual as may be designated by the Committee) prior to the start date of a Purchase Period. In the event of such a decrease or discontinuance of deductions, the extent to which such Participant may exercise his or her
MEDTRONIC  I  2023 Proxy Statement B-4

option as of the termination date of the Purchase Period shall depend upon the amount actually withheld through payroll deductions for such Participant. A Participant may also completely discontinue participation in the Plan as provided in Paragraph 9 hereof.

c.Payroll deductions which are authorized by Participants who are paid compensation in foreign currency shall be maintained in payroll deduction accounts (as provided in Paragraph 11) in the country in which such Participant is employed until exercise of the option. Upon exercise of the option granted to such Participant, the amount so withheld shall be used to purchase up to the maximum number of ordinary shares which is subject to that Participant’s option pursuant to Paragraph 8(a)(i) below, determined on the basis of the Rate of Exchange for currency as of the exercise date. Upon exercise of the option, the option price shall be paid to the Company in dollars after having been converted at the Rate of Exchange as of the exercise date, and the extent to which the Participant may exercise his or her option is dependent, in part, upon the Rate of Exchange as of such date.

d.In the event a Participant is on a paid leave of absence during a Purchase Period, the Participant’s payroll deductions shall continue uninterrupted during such paid leave. In the event a Participant is on an unpaid leave of absence during a Purchase Period, the Participant may make arrangements to pay the payroll deductions that would have been deducted from the Participant’s Salary during the Purchase Period. In all cases, the extent to which the Participant may actually exercise his or her option shall be based on upon the amount actually withheld or paid by the Participant as of the termination date of the Purchase Period.

8.Options.

a.Grant of Option.

i.Number Of Shares. A Participant who is employed by the Participating Employer as of the commencement date of a Purchase Period shall be granted an option at termination date of that Purchase Period to purchase that number of whole ordinary shares of the Company by dividing the total amount actually credited to that Participant’s account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii), provided such option shall be subject to the limitations in Paragraph 8(a)(iv).

ii.Option Price. The option price per ordinary share shall be eighty-five percent (85%) of the fair market value per share on the termination date of the Purchase Period (provided this is not less than the nominal value of a share).

iii.Fair Market Value. The fair market value of the Company’s ordinary shares on such date (or the last preceding business day if such date is a Saturday, Sunday or holiday) shall be computed as follows:

A.If the Company’s ordinary shares shall be listed on any national securities exchange, then such price shall be computed on the basis of the closing sale price of the ordinary shares on such exchange on such date, or, if no sale of the ordinary shares has occurred on such exchange on that date, on the next preceding date on which there was a sale of the ordinary shares;

B.If the ordinary shares shall not be so listed, then such price shall be the mean between the highest bid and asked prices quoted by a recognized market maker in the ordinary shares on such date; or

C.If the ordinary shares shall not be so listed and such bid and asked prices shall not be so quoted, then such price shall be determined by an investment banking firm acceptable to the Company.

iv.Limitations On Purchase. Anything herein to the contrary notwithstanding:

A.Participant shall not have the right to purchase ordinary shares under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such shares as determined at the time such option is granted (which is equal to $21,250
MEDTRONIC  I  2023 Proxy Statement B-5

of shares at 85% of fair market value on the termination date of the Purchase Period) for each calendar year in which such option is outstanding at any time.

B.No Employee shall be granted an option if, immediately after the grant, such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this subparagraph (B), the rules of Section 424(d) of the Internal Revenue Code, or any successor provision, shall apply, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

C.The Committee may, in its discretion, limit the number of shares available for option grants during any Purchase Period, as it deems appropriate.

b.Exercise of Option. Except as otherwise specified in Paragraph 9, the Participant’s option for the purchase of such number of ordinary shares as determined pursuant to Paragraph 8(a) will be exercised automatically for him or her as of the termination date of that Purchase Period. In no event shall a Participant be allowed to exercise his or her option for more shares than can be purchased with the payroll deductions actually credited to his or her account during such Purchase Period, whether or not the deductions actually credited are less than the full amount to be credited as determined on the commencement date of the Purchase Period pursuant to Paragraph 7(a) hereof, it being intended that the sufficiency of amounts actually credited to a Participant’s account be a condition to the exercise of the option by such Participant.

i.Fractional ordinary shares will not be issued under the Plan. For Participants who use their funds to purchase the maximum amount of shares permissible at the end of a Purchase Period, any cash amount that remains in the Participant’s account because it is insufficient to purchase a whole ordinary share shall be held in the account until the exercise date of the next subsequent Purchase Period, at which time it will be included in the funds used to purchase ordinary shares for that Purchase Period, except as set forth in Paragraph 9 or the Committee, in its discretion, elects to pay out such cash amount to Participants.

ii.Upon issuance of the ordinary shares to the Participant at the end of a Purchase Period, the dividends payable on such shares will be automatically reinvested in the Company’s ordinary shares under the Medtronic plc Dividend Reinvestment Plan (the “DRP”) unless the Committee, in its discretion, determines otherwise. The Participant has the right, upon written notice to the Company’s designated agent, to elect instead to receive the dividends directly by check.

c.Issuance And Delivery Of Shares. As promptly as practicable after the termination date of any Purchase Period, the Company will issue the ordinary shares purchased under the Plan. The Company may determine, in its discretion, the manner of delivery of ordinary shares purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of share certificates or such other means as the Company, in its discretion, deems appropriate. The Company may, in its discretion, hold such shares on behalf of the Participants during the restricted period set forth in Paragraph 8(d) below.

d.Restrictions On Resale Or Transfer Of Shares. Unless otherwise specified by the Committee, ordinary shares acquired by a Participant hereunder may not be sold or transferred until after the earlier of: (1) the one-year anniversary of the date on which the shares were issued; or (2) the death of the Participant.

Any attempt by the Participant to sell or transfer such shares in violation of this Paragraph 8(d) shall be considered null and void and of no force or effect. During such restricted transfer period, each certificate and account evidencing such shares shall bear an appropriate legend or stop transfer order, respectively, referring to the terms, restrictions and conditions applicable to the transfer of such shares.

9.Withdrawal Or Termination Of Participation.

a.Withdrawal. A Participant may, preceding the termination date of a Purchase Period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her Participating Employer. Upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account
MEDTRONIC  I  2023 Proxy Statement B-6

will be paid to him or her and no further payroll deductions will be made for such Participant during that Purchase Period. In such case, no option shall be granted the Participant under that Purchase Period. Partial withdrawals of payroll deductions may not be made. In order to be effective, this notice must be provided to the Participating Employer by the date during the Purchase Period specified by the Chief Human Resources Officer (or such other individual as may be designated by the Committee).

b.Termination Of Employment. If a Participant’s employment shall be terminated for any reason prior to the termination date of any Purchase Period in which he or she is participating, no option shall be granted to such Participant under the Plan and the payroll deductions credited to his or her account shall be returned to him or her. If the Participant is on a leave of absence that exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or contract, the Participant will be deemed to have terminated employment on the date that is three months and one day following the commencement of the leave.

c.Death. If the Participant dies before the termination date of any Purchase Period of the Plan in which he or she is participating, the payroll deductions credited to the Participant’s account shall be paid to the Participant’s estate.

10.Shares Reserved For Options.

a.Thirty million (30,000,000) ordinary shares of the Company, $.0001 par value per share (or the number and kind of securities to which such shares may be adjusted in accordance with Paragraph 12), are reserved for issuance upon the exercise of options granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

b.If, as of the beginning of a Purchase Period, the total number of ordinary shares for which options are to be granted for the Purchase Period exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Purchase Period pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform and equitable manner as practicable. In such event, the payroll deductions to be made pursuant to the Plan that would otherwise become effective on such commencement date shall be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

c.The Participant (or, if permitted pursuant to Paragraph 10(d) hereof, the joint tenant named thereunder) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of issuance of such shares to such Participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the issuance date of such shares, except as otherwise provided pursuant to Paragraph 12.

d.The ordinary shares to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Committee permits and the Participant so directs by written notice to the Committee prior to the termination date of that Purchase Period of the Plan, in the names of the Participant and one other person as joint tenants with rights of survivorship, to the extent permitted by law. Any shares so registered in the names of the Participant and his or her joint tenant shall be subject to any applicable restrictions on the right to transfer such shares during such Participant’s lifetime as otherwise provided in Paragraph 8 hereof.

11.Accounting And Use of Funds.

Payroll deductions for each Participant shall be credited to an account established under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder. All funds from payroll deductions received or held by the Participating Employers under the Plan may be used, without limitation, for any corporate purpose by the Participating Employers who shall not be obligated to segregate such funds. Such accounts shall not bear interest.

12.Adjustment Provision.

Subject to any required action by the shareholders of the Company, in the event that (i) the issued and outstanding ordinary shares of the Company are changed into or exchanged for a different number or kind of
MEDTRONIC  I  2023 Proxy Statement B-7

shares or securities of the Company or of another issuer, (ii) additional shares or new or different securities are distributed with respect to the outstanding ordinary shares of the Company or any other alteration to the capital structure of the Company whether through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, spin-off transaction, stock consolidation or other capital change or adjustment, effected without receipt of consideration by the Company, or (iii) should the value of outstanding ordinary shares be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall automatically be made to (a) the maximum number and class of securities issuable under the Plan, (b) the number and class of securities and the price per share in effect under each outstanding option, and (c) the maximum number and class of securities purchasable by each Participant (or, in total by all Participants if any such limitation is in effect) under the Plan on any one purchase date, provided that in no event shall the price per share of an option be reduced to an amount that is lower than the nominal value of a share.

In the event of a Corporate Transaction, the Board of Directors may either: (i) amend or adjust the provisions of this Plan to provide for the acceleration of the current Purchase Period and the exercise of options thereunder; (ii) continue the Plan with respect to completion of the then current Purchase Period and the exercise of options thereunder; or (iii) terminate the Plan and refund amounts credited to Participants’ bookkeeping accounts hereunder. In the event of any such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, consolidation, liquidation or other event, as provided pursuant to Section 424(a) of the Internal Revenue Code, or any successor provision. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company or Board of Directors to make adjustments, reclassifications, reorganizations or changes in the Company’s capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.Non-Transferability Of Options.

Options granted under any Purchase Period of the Plan shall not be transferable and shall be exercisable only by the optionee.

Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or the receipt of ordinary shares under any Purchase Period of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that a Participating Employer may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9(a).

14.Amendment and Termination.

The Plan may be terminated at any time by the Board of Directors provided that, except as permitted pursuant to Paragraph 12, no such termination will take effect with respect to any completed Purchase Period. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the shareholders of the Company: (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12); (b) permit payroll deductions at a rate in excess of ten percent (10%) of a Participant’s compensation or such other permissible maximum contribution established by the Committee or Chief Human Resources Officer (or such other individual as may be designated by the Committee); (c) impair any outstanding option without the consent of the optionee (except as provided in Paragraph 12); (d) change the Employees or class of Employees eligible to participate under the Plan; or (e) materially increase the benefits accruing to Participants under the Plan. To the extent applicable, the Plan shall be interpreted and administered to be exempt from or to comply with Section 409A of the Internal Revenue Code, including the regulations, notices and other guidance of general applicability issued thereunder. The Plan may be amended by the Board of Directors to the extent necessary or desirable to comply with Section 409A of the Internal Revenue Code without the consent of any Participants.

15.Notices.

All notices or other communications in connection with the Plan or any Purchase Period thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his
MEDTRONIC  I  2023 Proxy Statement B-8

or her last known address, or the Participant’s designated personal representative or beneficiary, or to the Participating Employer or its designated representative, as the case may be.

16.Alteration of Plan Terms to Comply with Foreign Law; Establishment of Non-Statutory Plans.

Notwithstanding any other provision of the Plan, the Committee or the Chief Human Resources Officer of the Company (or such other individual as may be designated by the Committee) may, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have participants, (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices); and (iii) take any action deemed advisable to comply with any necessary local governmental regulatory exemptions or approvals; provided, however, that no action may be taken hereunder that would violate any securities law, tax law or any other applicable law or cause the Plan not to comply with Section 423 of the Internal Revenue Code of 1986, as amended.

17.Conditions for Issuance.

Notwithstanding any other provision of this Plan, the Company shall not be obliged to issue or deliver any shares until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee, including without limitation the Companies Act 2014 of the Republic of Ireland and the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Company’s ordinary shares may then be listed.
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DELIVERY OF FUTURE ANNUAL GENERAL MEETING MATERIALS
Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:
•Go to our website at http://investorrelations.medtronic.com;
•In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and
•Follow the prompts to submit your electronic consent.
Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all Internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at https://investorrelations.medtronic.com/annual-meeting-reports.

MEDTRONIC  I  2023 Proxy Statement

710 Medtronic Parkway
Minneapolis, MN 55432-5604
USA
Tel: (763) 514-4000
Fax: (763) 514-4879

www.medtronic.com

MEDTRONIC  I  2023 Proxy Statement

MEDTRONIC PLC
ATTN: NICHOLAS BENJAMIN
710 MEDTRONIC PARKWAY
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MINNEAPOLIS, MN 55432-5604

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., EST, on October 18, 2023 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees' SIP, no later than 11:59 P.M., EST, on October 16, 2023). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., EST, on October 18, 2023 (or for shares held through the Medtronic plc SIP and the Medtronic Puerto Rico Employees' SIP, no later than 11:59 P.M., EST, on October 16, 2023). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21845-P97587 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC PLC

The Board of Directors recommends you vote "FOR" on all proposals.

Nominees:	**For**	**Against**	**Abstain**
1a. Craig Arnold	☐	☐	☐
1b. Scott C. Donnelly	☐	☐	☐
1c. Lidia L. Fonesca	☐	☐	☐
1d. Andrea J. Goldsmith, Ph.D.	☐	☐	☐
1e. Randall J. Hogan, III	☐	☐	☐
1f. Gregory P. Lewis	☐	☐	☐
1g. Kevin E. Lofton	☐	☐	☐
1h. Geoffrey S. Martha	☐	☐	☐
1i. Elizabeth G. Nabel, M.D.	☐	☐	☐
1j. Denise M. O'Leary	☐	☐	☐
1k. Kendall J. Powell	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (Joint Owners) Date

MEDTRONIC  I  2023 Proxy Statement

V21846-P97587

MEDTRONIC PLC
Annual General Meeting of Shareholders
October 19, 2023, 8:00 AM local time, Dublin, Ireland
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ivan Fong and Martha Ha, each c/o Medtronic plc, 20 Lower Hatch Street, Dublin, Ireland, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to attend, speak and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of MEDTRONIC PLC that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:00 AM Local Time, on October 19, 2023, at the Shelbourne Hotel, 27 St. Stephen's Green, Dublin, Ireland and any adjournment or postponement thereof. You may vote at the Annual General Meeting of Shareholders if you were a shareholder of record at the close of business on August 25, 2023.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, with respect to the proposals set forth in the proxy statement and in the discretion of the proxies upon such other matters as may properly come before the Annual General Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

MEDTRONIC  I  2023 Proxy Statement